MANIFOLD PARTNERS LLC

COMPLIANCE MANUAL

Last updated: December 2016

TABLE OF CONTENTS
I.	INTRODUCTION		1
II.	DEFINITIONS		1
III.	GENERAL EMPLOYEE RESPONSIBILITIES		3
	A.	Compliance Manual	4
	B.	Code of Ethics and Personal Trading	4
	C.	Compliance Manual and Code of Ethics Acknowledgment	4
	D.	Prevention of Insider Trading	4
	E.	Completion of Disciplinary Questionnaire	5
	F.	Political Contributions	5
	G.	Confidentiality	6
	H.	Notification Policy	7
	I.	Conflicts of Interest	8
	J.	Notification and/or Approval of Outside Business Activities	8
	K.	Benefits/Gifts/Business Entertainment Policy	9
	L.	Foreign Corrupt Practices Act Policy	9
	M.	Complaints from Advisory Clients or Investors	10
	N.	Personal E-mail and Electronic Communications	10
	O.	Data Security Policy	11
	P.	Business Continuity Plan	11
	Q.	Social Media	11
	R.	Whistleblower/Grievance Policy	12
	S.	Consequences of Non-Compliance	12
IV.	ADVERTISING AND MARKETING ACTIVITIES		13
	A.	Definition of Advertising	13
	B.	Anti-Fraud Restrictions on Advertising	13
	C.	Testimonials	14
	D.	Performance Data in Advertising	14
	E.	Maintenance of Records to Support Performance	15
	F.	Solicitors and Referral Fees	15
	G.	Private Placements – “Pre-existing, Substantive Relationships”	16
	H.	Blogs, Message Boards and Chat Rooms	16
V.	REGISTRATION & FORM ADV		17

		(ii)

	I.	Registration with the SEC	17
	J.	State Notification Filings	17
	K.	Disclosure of Financial and Disciplinary Information	18
	L.	Triggers for Amendment of Form ADV	18
VI.	RENDERING OF ADVISORY SERVICES		20
	A.	Investment Suitability	20
	B.	Duty to Supervise	21
	C.	Proxy Voting	21
	D.	Class Actions and Other Shareholder Actions	21
	E.	Operating Manual	21
VII.	PROHIBITED ACTIVITIES		22
	A.	Front Running	22
	B.	Non-Registered Investment Adviser Representatives	22
	C.	Borrowing or Loaning Money to a Client	22
	D.	Personal Gain on Client Accounts	22
	E.	Confidentiality	22
	F.	Charitable Contributions	23
VIII.	BOOKS AND RECORDS		23
	A.	Advisers Act Requirements	23
	B.	Definitions	26
	C.	Retention of Records Requirements	26
	D.	Electronic Storage/Microfilm	26
	E.	Terminated Clients	27
	F.	Financial Records	27
	G.	General Corporate Records	27
	H.	E-Mail	27
IX.	CUSTODY OF CLIENT FUNDS OR SECURITIES		27
	A.	Generally	27
	B.	Application to Private Fund Advisers	28
	C.	Custody Procedures with Respect to the Funds	28
	D.	Payments of Manifold’s Management/Performance Fees	29
	E.	Employee Receipt of Assets	29
X.	Supervision		29
	A.	Statutory Duty	29
		(iv)

	B.	Manifold’s Supervision Policies	30
XI.	ROLE OF THE CHIEF COMPLIANCE OFFICER		30
	A.	Introduction	30
	B.	Designation and Qualifications of the Chief Compliance Officer	30
	C.	Responsibilities of the Chief Compliance Officer	32
	D.	Annual Compliance Reviews	32
	E.	Review of Service Providers	32
XII.	REGULATORY AUDITS AND PRESS INQUIRIES		33
	A.	Regulatory Audits	33
	B.	Media/Press Inquiries	33
XIII.	REGULATORY REPORTING		33
	A.	Overview of Reporting Obligations Under Sections 13 and 16 of the Exchange Act	33
	B.	Schedules 13D and 13G	34
	C.	Form 13F	35
	D.	Form 13H	35
	E.	Section 16 Reporting	36
	F.	Form PF	36
	G.	Form SLT	37
	H.	Summary of Hart-Scott-Rodino	37
	I.	Form D	38
	J.	Foreign Laws and Regulations	38

(iv)

(v)

I. INTRODUCTION

     This Compliance Manual and its Appendices set forth the compliance policies relating to the investment advisory practices of Manifold Partners LLC (“Manifold”). It is designed to be a permanent record that will be periodically reviewed and updated.

     Manifold serves as an investment adviser to private pooled investment vehicles that it or a related person sponsors (each, a “Fund,” or collectively, the “Funds”) as well as to separately managed accounts (each an “Account,” or collectively, the “Accounts;” Funds and Accounts are Manifold’s “Advisory Clients”). Manifold is registered as an investment adviser with the United States Securities and Exchange Commission (“SEC”). Manifold endeavors at all times to operate in conformity with applicable federal and/or state laws and regulations and to conduct its business in the highest ethical and professional manner. Manifold principals believe that its Advisory Clients are best served when all of its personnel are informed as to the legal, technical and mechanical aspects of its business and have a good working knowledge of practices and policies suited to achieve client objectives and comply with the law.

Manifold is a fiduciary to its Advisory Clients. The Investment Advisers Act of 1940 (the

“Advisers Act”) was enacted, at least in part, to strengthen the fiduciary nature of the relationships between advisers and their clients. The United States Supreme Court has stated that Section 206 of the Advisers Act establishes federal fiduciary standards to govern the conduct of investment advisers. Section 206 states that it is unlawful for any investment adviser, using the mails or any means or instrumentality of interstate commerce:

¡ to engage in any transaction, practice, or course of business which defrauds or deceives an Advisory Client or prospective client;

¡ knowingly to sell any security to or purchase any security from an Advisory Client when acting as principal for his or her own account, or knowingly to effect a purchase or sale of a security for an Advisory Client’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction; and

¡ to engage in fraudulent, deceptive or manipulative practices.

The SEC has stated that investment advisers owe their clients several specific duties as fiduciaries.

According to the SEC, the fiduciary duties include the provision of advice that is suitable for the client, full disclosure of all material facts and potential conflicts of interest, utmost and exclusive loyalty and good faith, best execution of client transactions and the exercise of reasonable care to avoid misleading clients.

     As a registered investment adviser, Manifold will have a fiduciary duty to each and every Advisory Client. Furthermore, Manifold has fiduciary obligations to Fund investors (“Investors”) under both the federal securities laws and state law. The policy of Manifold is to protect the interests of each of its Advisory Clients and to place their interests first and foremost in each and every situation. Manifold’s fiduciary duty also includes providing full and fair disclosure of all relevant facts and any potential or actual conflicts of interest, a duty of loyalty and good faith and seeking best execution of all client transactions, among other things.

II. GENERAL DEFINITIONS

     In this Compliance Manual, unless the context otherwise requires, the following words shall have the following meaning:

Account	Any separate client accounts or other advisory clients as may be managed by Manifold from time to time (other than a Fund, as defined below), each one an “Advisory Client.”

Advisers Act	U.S. Investment Advisers Act of 1940, as amended.

Advisory Clients	The Funds (as such term is defined below) and any separate client accounts or other advisory clients as may be managed by Manifold from time to time, each one an “Advisory Client.”

Beneficial Ownership	Includes ownership by any person who, directly or indirectly,

through any contract, agreement, understanding, relationship or otherwise, (i) has or shares a direct or indirect financial interest in other than the receipt of an advisory fee, or (ii) possesses voting or investment power over securities or other investments.

Chief Compliance Officer or	Marcella McColl, her successor, or a “Designated Person” (as such
“Chief Compliance Officer”	term is defined below), as applicable. For purposes of this
Compliance Manual, all references to the Chief Compliance Officer include Designated Person(s) as defined below.

Covered Associate	For purposes of Political Contributions, includes (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any Employee who solicits a government entity for Manifold and any person who supervises, directly or indirectly, such Employee; and (iii) any political action committee controlled by Manifold or by any of its covered associates. All employees of Manifold are deemed to be Covered Associates.

Designated Person(s)	With respect to any given task or obligation identified in this
Compliance Manual, Manifold’s Compliance Associate, internal staff member or external compliance support consultant(s), as may be designated by the Chief Compliance Officer from time to time.

Employee	Each employee, partner, officer, director, outside consultant or supervised person of Manifold (as modified or amended from time to time).

ERISA	The Employee Retirement Income Security Act of 1974, as
amended.

Exchange Act	U.S. Securities Exchange Act of 1934, as amended.

Federal Securities Laws	The Advisers Act, the Investment Company Act (defined below),

the U.S. Securities Act of 1933, as amended; the Exchange Act; the Sarbanes-Oxley Act of 2002, as amended; the Gramm-Leach Bliley Act, as amended; the Dodd Frank Wall Street Reform and Consumer Protection Act, the Internal Revenue Code enacted by Congress in Title 26 of the United States Code, any rules adopted by the SEC under the foregoing statutes; the Bank Secrecy Act and any other rules adopted thereunder by the SEC or the Department of Treasury.

Funds	Any investment funds for which Manifold acts as investment

manager, investment adviser or in any other similar advisory capacity, each one a Fund, and collectively, the Funds.

For clarification purposes, it is noted that except where the context otherwise indicates or implies, the use herein of the term “Advisory Client” shall refer collectively to the Funds and to any other separate client accounts or other advisory clients as may be managed by Manifold from time to time. For the sake of further clarification, if the terms “Fund” and “Advisory Client” are both used individually within the same sentence or section herein, the term “Fund” shall refer to pooled investment vehicles that are collectively owned by Investors (as such term is defined below), and the term “Advisory Client” shall refer to individual client accounts.

Investment Company Act	U.S. Investment Company Act of 1940, as amended.

Investor	Investors in, or beneficial owners of, the Funds.

Non-Public Personal	Non-public personal information concerning Advisory Clients or
Information	Investors such as name, address, social security number, tax identification number, net worth, total assets, income and other financial information necessary to determine required accreditation standards.

Operating Manual	The Operating Manual of Manifold, as updated and amended from time to time.

Patriot Act	Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001.

SEC	The U.S. Securities & Exchange Commission

Solicitor	Any person, who is not an Employee who, directly or indirectly,

solicits any Advisory Client or Investor for, or refers any Advisory Client to, Manifold, and is compensated for such referrals, and the term “Advisory Client” includes a prospective Advisory Client. A person could be a solicitor within this definition if such person supplies the names of Advisory Clients or Investors to Manifold, even if such person does not specifically recommend to the Advisory Client or Investor that the Advisory Client or Investor retains Manifold.

Staff	The Staff of the SEC

Other defined terms specific to certain policies are also defined below, where used.

III. GENERAL EMPLOYEE RESPONSIBILITIES

     All Employees of Manifold are required to carefully read this Compliance Manual. The Chief Compliance Officer will provide (or arrange for a qualified third party to provide) initial and periodic training relating to Manifold’s compliance program and each Employee’s respective obligations under Manifold’s

Compliance Manual and Code of Ethics. Employees should, in particular, note the following responsibilities under the Compliance Manual (although employees should note that they have other responsibilities under this Manual).

A.	Compliance Manual

     This Manual contains the policies and procedures adopted by Manifold to help ensure that each Manifold employee, partner, officer, director, outside consultant and supervised person (collectively, “Employees”) comply with the requirements of the Advisers Act and the rules thereunder, as well as certain other applicable securities laws. This Manual is only meant to be a guide that summarizes many of the laws, rules, regulations and policies applicable to Manifold. It does not attempt to cover all possible situations that may arise.

     We believe that Manifold and its Advisory Clients can best be served when all of our Employees are informed as to the legal and compliance requirements applicable to our business and understand the practices we have adopted to satisfy those requirements. Accordingly, this Manual is intended to achieve the following two objectives:

1.	Provide Employees with an awareness of the requirements of the laws, rules and regulations governing Manifold’s activities; and
2.	Provide procedural means designed to ensure that Manifold’s operations meet those requirements.

B. Code of Ethics and Personal Trading

     Manifold has adopted a Code of Ethics and Conduct (the “Code of Ethics”) that establishes the standard of business conduct that we all must follow. Our Code of Ethics also addresses personal trading by our Employees. In connection with personal trading, the Code of Ethics: (a) requires Employees to submit to Manifold holdings and transaction reports with respect to personal securities transactions; and (b) imposes restrictions on personal securities trading. All such reports must be submitted to the Chief Compliance Officer (or his Designated Person. Please see Appendix T for the Code of Ethics and related forms.

C. Compliance Manual and Code of Ethics Acknowledgment

     All Employees will be required to acknowledge, in writing, as soon as possible following, as applicable, the effective date of Manifold’s status as a registered investment adviser or the Employee’s initial hire date and generally on an annual basis thereafter, that they have read and understand the Manual and Code of Ethics by submitting an executed form of acknowledgement to the Chief Compliance Officer. A sample acknowledgment form is contained in Appendix A to this Manual.

D. Prevention of Insider Trading

     Federal and state securities laws prohibit both Manifold and our Employees from trading securities for ourselves or for others (including the Advisory Clients) based on “inside information.” These laws also prohibit the dissemination of such material, non-public inside information to others who use that knowledge to trade securities (so-called “tipping”). These prohibitions apply to all Employees and extend to activities within and outside of your duties at Manifold. If you are uncertain whether you have learned information that may be considered material, non-public information, contact the Chief Compliance Officer.

     Consistent with our duty to prevent insider trading and to fulfill our obligation to establish, maintain and enforce policies and procedures to prevent insider trading, Manifold has adopted a Policy Statement and procedures designed to prevent insider trading. It is important that you understand and comply with these procedures. When you become an Employee and annually thereafter, you will be required to acknowledge that you have received, understand and have complied with these procedures. See Appendix B for Manifold’s Policy

Statement and procedures designed to prevent insider trading. This policy also includes Manifold’s procedures for monitoring the use of expert networks and third party research consultants and/or agents. Manifold has also adopted a policy on market rumors, which is attached as Appendix C to this Compliance Manual.

E. Completion of Disciplinary Questionnaire

     To ensure that Manifold is able to monitor its Employees in a manner that will allow it to fulfill its fiduciary responsibilities to its Advisory Clients and be in a position to properly complete regulatory filings, all Employees are required to complete a disciplinary questionnaire following their initial hire date and generally on an annual basis thereafter. The disciplinary questionnaire should be submitted to the Chief Compliance Officer using the form contained in Appendix D to this Manual. Employees are required to complete Appendix D and must promptly notify the Chief Compliance Officer in the event any of their responses to the disciplinary questionnaire changes during the course of the year.

F.			Political	Contributions
	1	.	General

     Manifold’s resources, financial or otherwise, may not be used to support political parties, candidates or causes, unless approved in advance by the Chief Compliance Officer.

     Subject to the requirements designed to prevent “pay to play” practices in as further discussed below and in the Code of Ethics, Manifold encourages each Employee to support his or her own political parties, candidates and causes. However, each Employee must do so on his or her own time and not use any Manifold’s resources such as, but not limited to, reproduction, facsimile machines, postage meters, telephones or computers other than on a de minimis basis. In addition, it is Manifold’s policy not to make political contributions on behalf of the firm.

In addition to the below summary, please refer to Section VI.F. of the Code of Ethics (attached as

Appendix T) for Manifold’s complete policy on political contributions and activities.

2.	Preventing “Pay to Play” Practices

     Advisers Act Rule 206(4)-5 is designed to curtail the influence of “pay to play” practices by investment advisers with respect to government entities, including all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds. This policy applies to political contributions to incumbents, candidates or successful candidates for elective office of a government entity if the office: (i) is directly or indirectly responsible for the hiring of Manifold, or (ii) has the authority to appoint any person responsible for the hiring of Manifold. In addition, Advisers Act Rule 206(4)-5 defines contributions to include a gift, subscription, loan, advance, deposit of money or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election.

     Based on the above, Employees of Manifold must pre-clear any political contributions through the Chief Compliance Officer. A sample pre-clearance form is attached to this Compliance Manual as Appendix E.

     By way of background, Manifold has instituted this pre-clearance process so as to avoid any instances whereby political contributions by Manifold (including Employees) could be considered an attempt to influence the award of an investment advisory contract by a government entity. If Manifold is ever deemed to have made a political contribution to an elected official who is in a position to influence the selection of Manifold as an investment adviser, then Manifold will be prohibited from receiving compensation from a government entity for a period of two (2) years following the date of such political contribution. This includes both direct fee compensation

(from a separately managed client) and compensation stemming from a government entity’s investment in an

Advisory Client.

     In addition, Employees must provide notification of all contributions (of any amount) to state or local political parties or political action committees to the Chief Compliance Officer. A sample notification form is attached to this Compliance Manual as Appendix F.

     It is specifically noted that Employees are expressly prohibited from engaging in the following political contribution activities:

1.	Asking another person or political action committee to:
	(a)	Make a contribution to an elected official (or candidate for the official’s position) who can influence the selection of Manifold as an investment adviser; or
	(b)	Make a payment to a political party of the state or locality where Manifold is seeking to provide investment advisory services to such state or local government.
2.	Directing or funding political contributions through third parties, such as spouses, lawyers or
	companies	affiliated with Manifold, if such political contributions would violate this policy if
	done	directly by the Employee.

The Advisers Act contains rules specifically designed to curtail “pay to play” practices.

Employees should carefully review the relationship between Manifold and political parties, candidates, and causes to identify any potential conflicts of interest prior to making political contributions.

     Finally, in accordance with the “look back” provision of Advisers Act Rule 206(4)-5, upon hire, Employees will be required to disclose all political contributions made during the two (2) years prior to joining the firm and on an annual basis thereafter. A sample disclosure form is attached to this Compliance Manual as Appendix G.

G. Confidentiality

     Manifold generates, maintains and possesses information that we view as proprietary, and it must be kept confidential by our Employees. This information includes, but is not limited to: Investor lists and information about our Investors generally; investment positions that have not otherwise been publicly disclosed; research analyses that have not otherwise been publicly disclosed and trading strategies; Advisory Client performance; internal communications; legal advice; and computer access codes. Employees may not use proprietary information for their own benefit or for the benefit of any party other than Manifold or the Advisory Clients. In addition, Employees may not disclose proprietary information to anyone outside Manifold, except in connection with the business of Manifold and in a manner consistent with their employment duties or Manifold’s interests or as required by applicable law, regulation or legal process. When disclosing such information, Employees are expected to use their discretion and business judgment. Failure to maintain the confidentiality of this information may have serious detrimental consequences for Manifold, the Advisory Clients, and the Employee who breached the confidence.

     In order to safeguard Manifold’s proprietary information (as well as Investor information), Manifold has adopted the privacy policies and procedures (see Appendix H of this Compliance Manual). In addition, Employees are expected to abide by the following:

1.	Refrain from removing any proprietary information from Manifold’s premises or the Employee’s home office, unless necessary, reasonable or prudent for business purposes (but if removed, the information must be kept in the possession of the Employee or in a secure place at all times and returned to Manifold’s premises or otherwise destroyed);

2. Exercise caution in displaying documents or discussing information in public places such as in elevators, restaurants, or airplanes, or in the presence of outside vendors or others not employed by Manifold;

3. Exercise caution when using e-mail, cellular telephones, facsimile machines or messenger services;

4. Take care not to leave documents containing proprietary information in public areas within

Manifold’s or outside of Manifold’s premises such as in conference rooms, public wastebaskets or anywhere else where the information could be seen or retrieved; and

5. Never disclose sensitive computer or voicemail passwords or website access codes to anyone outside Manifold.

     Manifold’s restrictions on the use of proprietary information continue in effect after termination of an Employee’s employment with Manifold, unless specific written permission is obtained from Manifold. Any questions regarding Manifold’s policies and procedures on the use of proprietary information should be brought to the Chief Compliance Officer.

H. Notification Policy

     California law requires an entity conducting business in the state to notify any California resident of a known breach of their personal information or if the entity reasonable believes personal information has been acquired by an unauthorized person. The disclosure shall be made in the most expedient time possible and without unreasonable delay unless immediate action will impede a criminal investigation.

     Section 1798.82 of the California Civil Code defines "personal information" as an individual's first name or first initial and last name in combination with any one or more of the following data elements, when either the name or the data elements are not encrypted:

1. Social security number;

2. Driver's license number or California Identification Card number;

3. Account number, credit or debit card number, in combination with any required security code, access code, or password that would permit access to an individual's financial account;

4. Medical information whereby any individually identifiable information, in electronic or physical for, regarding the individual’s medical history or medical treatment or diagnosis by a health care professional; and/or

5. Health insurance information whereby an individual’s health insurance policy number or subscriber identification number, any unique identifier use by the health insurer to identify the individual, or any information in an individual’s application and claims history, including any appeals records.

     Note that “personal information” does not include publicly available information that is lawfully made available to the general public from federal, state, or local government records.

     "Breach” is defined to mean unauthorized acquisition of computerized data that compromises the security, confidentiality, or integrity of personal information maintained by the entity. Good faith acquisition of personal information by an employee or agent of the entity for the purposes their own purposes is not a breach of the security of the system, provided that the personal information is not used or subject to further unauthorized disclosure.

Notification may be provided by one of the following methods:

1. Written notice;

2. Electronic notice, if the notice provided is consistent with the provisions regarding electronic records and signatures set forth in Section 7001 of Title 15 of the United States Code; or

3. Substitute notice, if the entity demonstrates that the cost of providing notice would exceed $250,000, or that the affected class of subject persons to be notified exceeds 500,000, or the entity does not have sufficient contact information. Substitute notice shall consist of all of the following:

(a)	E-mail notice when the agency has an e-mail address for the subject persons.
(b)	Conspicuous posting of the notice on the agency's Web site page, if the entity maintains one; and
(c)	Notification to major statewide media.

     An entity that maintains its own notification procedures as part of an information security policy for the treatment of personal information, and is otherwise consistent with the timing requirements of this part, shall be deemed to be in compliance with the notification requirements if it notifies subject persons in accordance with its policies in the event of a breach of security of the system.

I. Conflicts of Interest

     At any time and from time to time, Manifold may be subject to a number of actual and potential conflicts of interests. Certain inherent conflicts of interests may arise if and when Manifold provides investment management services to several different private investment funds. Manifold strives to monitor, minimize and address all actual and potential conflicts of interests. Accordingly, Manifold has established various policies and procedures that are intended to assist Manifold in: (i) identifying potential conflicts of interests that may arise in our business and discussing ways to address and mitigate them; (ii) considering new or potential conflicts as they arise, that have not previously been addressed or that are otherwise not addressed in our standard policies; and (iii) reviewing the adequacy of disclosure to Advisory Clients and Investors regarding potential conflicts of interests and the effectiveness of existing policies designed to address potential conflicts. All Employees are required to complete a “Conflicts of Interest” questionnaire and provide it to the Chief Compliance Officer. A sample Conflicts of Interest questionnaire is attached to this Compliance Manual as Appendix J.

J.	Notification and/or Approval of Outside Business Activities

     In addition to the pre-clearance and reporting requirements that may be applicable to Employees related to personal securities transactions (as set forth in the Code of Ethics), all employees will need to notify the Chief Compliance Officer about any business activities outside of his or her employment at Manifold upon employment and on an annual basis thereafter. A sample form of such disclosure is contained in Appendix K to this Manual. As set forth in Appendix K, employees will need to provide information about: (i) the nature of the outside business activity; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities.

     Further, each Employee will need to seek the approval of the Chief Compliance Officer to engage in any business activities outside of his or her employment at Manifold. To seek pre-approval, Employees must complete and submit the applicable pre-approval form to the Chief Compliance Officer. A sample form of request is contained in Appendix L to this Manual.

In addition to the below summary, please refer to Section III.E. of the Code of Ethics (attached as

Appendix T) for Manifold’s complete policy on political contributions and activities, including examples of potential outside activities.

     More specifically, all Manifold personnel are reminded that they may not generally hold outside positions – including, without limitation, that of being an officer, partner, director or employee of another company or business – without obtaining prior approval from the Chief Compliance Officer and/or the Chief Executive Officer. All Employees will also be required to annually update Manifold of his or her outside business activities and any relationships with “insiders” of publicly-traded companies.

     Notwithstanding anything to the contrary in this Section, involvement in any outside business activity is generally unacceptable when it interferes with an Employee’s ability to perform the duties of his or her job. Employees of Manifold should note that they are responsible for ensuring that any outside activities do not interfere with their responsibilities at Manifold.

K. Benefits/Gifts/Business Entertainment Policy

     As detailed in Section III.F of the Code of Ethics attached as Appendix T, Manifold is of the view that its Employees should not generally accept (in the context of their business activities for Manifold) excessive benefits or gifts. Manifold competes for business on the basis of providing the best professional services; gifts and business entertainment may not be used to obtain business. These activities, to the extent permitted, should therefore be for the purpose of building and fostering legitimate relationships between Manifold and others with whom we do business. Please note that a payoff or payment of any kind (including gifts or business entertainment) to someone for the purpose of improperly obtaining or retaining business may constitute commercial bribery, a violation of law or regulation. Employees may not provide gifts and business entertainment to government officials or accept them without advance approval by the Chief Compliance Officer. To provide notification or seek approval of a gift or benefit, an Employee should complete and submit the appropriate form to the Chief Compliance Officer. A sample notification form is contained in Appendix M to this Manual.

     Further, it should be noted that investment advisers that entertain union personnel, including personnel associated with pension plans (during the course of marketing or for other reasons) may be required to file reports on DOL Form LM-10. In connection with Manifold’s Benefits/Gifts/Business Entertainment policy, the

Chief Compliance Officer, with the assistance of outside legal counsel and/or compliance consultants, shall be responsible for determining whether a Form LM-10 reporting requirement has been triggered, and if so, shall coordinate with outside counsel to properly prepare and timely file the form.

     Please refer to the Code of Ethics (Appendix T) for specific policies and requirements pertaining to all such gifts and entertainment.

L.	Foreign Corrupt Practices Act Policy

     Manifold maintains a policy to ensure that it complies with the Foreign Corrupt Practices Act (“FCPA”). The FCPA makes it unlawful for any U.S. company to bribe foreign officials in order to obtain, retain or direct business. Under the policy, Manifold, including its officers, directors, employees, agents or stockholders acting on their behalf, may not offer, pay, promise, or authorize any bribe, kickback or similar improper payment to any “foreign official” (including any officer or employee, no matter how low-ranking or high-ranking, of a foreign government, government agency, government-owned business, political party or official or candidate for foreign political office) in order to assist Manifold in obtaining, retaining or directing business. Please see the Code of Ethics, Appendix T, Section VI.B for more information.

M. Complaints from Advisory Clients or Investors

     For purposes of these procedures, an Advisory Client complaint is defined as any verbal or written communication from a potential, current or former Advisory Client or Investor that expresses material dissatisfaction with, or challenges the handling of an account. Complaints are also defined as those alleging any breach of regulations, contractual arrangement or other serious matter as opposed to minor clerical or operational errors. Allegations of a failure to comply with the Advisory Client’s or Investor’s investment guidelines, or an allegation of misrepresentation, forgery, misappropriation, excessive trading or otherwise relating to the solicitation or execution of any transaction or the disposition of client securities or funds are regarded as complaints. If there is any question about whether a complaint falls under this policy, contact the Chief Compliance Officer immediately.

     Manifold takes complaints from Advisory Clients and Investors very seriously. In this connection, all Employees are required to document any complaints received from Advisory Clients and/or Investors by completing and submitting the formal complaint form attached as Appendix N to this Manual to the Chief Compliance Officer. The use of this form will also allow Manifold to track and document the resolution to such complaint.

     If the Chief Compliance Officer determines that a particular communication or inquiry constitutes a complaint, Manifold must promptly respond to such complaint. The Chief Compliance Officer is responsible for responding to the complaint and the Chief Compliance Officer will document the resolution of each client complaint by maintaining the following in a formal complaint file. Any additional communications received from or given to any client with respect to a Complaint must also be placed or documented in Manifold’s complaint file.

N. Personal E-mail and Electronic Communications

     The following policy applies to all Employees of Manifold, without exception, and sets forth: (1) the permissible (and impermissible) means of electronic communication when conducting firm-related business. All personnel are expected to strictly adhere to this policy. Manifold reserves the right to update or amend this Policy on Electronic Communications from time to time as it deems necessary, and Employees are expected to follow the policy set forth below and any policies put in place hereafter.

     It is your responsibility to understand the contents of this policy. Employees will be required to attest to their compliance with this policy on an annual basis, by filling out and signing the certification form attached to this Compliance Manual as Appendix A and submitting it to the Chief Compliance Officer.

     When engaging in written electronic communications involving matters in any way related to Manifold, including without limitation discussing confidential firm information, Manifold’s actual or prospective position in securities or other financial instruments, Manifold’s trading strategies, or any matter relating to Employees, Investors, financials, or other firm business (“Firm-Related Communications”), you must use only the e-mail account provided to you by Manifold or any approved instant messaging accounts (only Bloomberg).

     These approved means are referred to collectively as “Firm-Provisioned Communications Means.” Any use of personal e-mail (e.g., Gmail or Yahoo! Mail), cell phone/blackberry text messages, other instant messaging accounts not complying with the above requirements, social media websites (e.g., Facebook, Twitter, LinkedIn, LinkedFa, YouTube, Flickr, MySpace, Digg, Reddit, RSS and blogs) or any means other than Firm-Provisioned Communications Means to engage in Firm-Related Communications is strictly prohibited absent exigent circumstances as approved by the Chief Compliance Officer. See Appendix O attached to this Manual for the Prohibited Uses of Electronic Communications Equipment, Services and Facilities Policy. Furthermore, it is a violation of Manifold’s policy for you to fail to enable, or to disable, the logging of instant messages on firm-provided instant messaging software, or to delete or alter the contents of any IM log file in whole or in part.

     If Manifold has any reason to believe that you are using anything other than Firm-Provisioned Communications Means for Firm-Related Communications, you must provide, upon request to Manifold, access to your personal e-mail accounts, instant messaging accounts, text message accounts and/or other non-Firm-

Provisioned Communications Means. After such request for access, you may not delete any communications transmitted through such non-Firm-Provisioned Communications Means, and must provide all reasonable cooperation to Manifold in working with the applicable service provider to retrieve deleted or archived communications.

     Please note that Manifold reserves the right in its sole discretion to monitor all communications conducted using Firm-provided devices (e.g., computers, blackberries, phones, remote access into Firm equipment, and use of Firm networks) and at any time, without notice, to inspect all Firm-provisioned equipment. Please refer to the Email Review Policy attached to this Manual at Appendix P. Employees should have no expectation of privacy with respect to their use of these devices. This means that Manifold may monitor e-mails or other conversations, even of a private nature, conducted through Firm-provided devices and/or using Firm-provided software. By being employed or otherwise engaged by Manifold, you expressly acknowledge and consent to Manifold’s right to engage in such monitoring and waive any right of privacy with respect to such monitoring to the maximum extent permitted by law.

Remote access to Manifold’s network is available on a password protected basis to all Employees.

Employees may also access Manifold’s Outlook web client from any device via the Internet. Employees may, NOT, however store any electronic files generated in the course of your employment or engagement with Manifold on equipment other than equipment specifically provisioned to you or approved by Manifold or on Firm-provided servers.

     If Manifold has any reason to believe that you are in violation of this policy (including without limitation because you are storing Firm information on a personal computer), Manifold may require that you turn over the unauthorized equipment for inspection.

     Failure to comply in any way with the above policy may constitute grounds for immediate dismissal. Note that this policy is intended to be interpreted in the broadest means possible. If you have any questions about this policy, please speak with the Chief Compliance Officer.

O.	Data Security Policy

     Manifold has implemented a Data Security Plan in order to maintain a high level of security for electronic data that reasonably protects Manifold from potential internal and external threats. The Data Security Policy is contained in Section V of the Operating Manual.

P. Business Continuity Plan

     Manifold has implemented a Business Continuity Plan in order to be able to continue to provide investment advisory services to its Advisory Clients in the event of a natural disaster or other major business interruption. The Disaster Recovery and Business Continuity Plan is contained in Section VII of the Operating Manual. Please contact the Chief Compliance Officer if you have any questions regarding the operation of the Disaster Recovery Plan and the manner in which you will be contacted in the event of a disaster.

Q. Social Media

     Employees are responsible for all content they post on blogs, chat rooms, or other social networking websites, including Facebook, MySpace, LinkedIn, Twitter, etc. Employees may disclose that they are employees of Manifold and their job title, but may not disclose any other information regarding their job function or Manifold’s business or information without the prior written consent of the Chief Compliance Officer, nor may they use these platforms to communicate with any other person regarding Manifold or its business. See also Section N, above.

     Employees are expressly prohibited from referencing any Advisory Clients, service providers, or other Employees on any social media platform.

     In addition, Employees should show proper consideration for others’ privacy and for topics that may be considered objectionable or inflammatory. Employees must be aware that, even when acting in a personal capacity, their conduct may nevertheless be associated with Manifold and inappropriate conduct could be damaging to Manifold’s reputation and business. As such, Employees are expected to communicate in a professional and appropriate manner at all times. For further guidance, see Appendix O attached to this Manual.

R. Whistleblower/Grievance Policy

     Manifold is committed to maintaining compliance with applicable laws, regulations, and Manifold’s established policies. There are times when maintaining such compliance involves questioning, in good faith, whether a policy, practice, or other activity might be a violation of law or policy. There also may be occasions in which a concerned person might feel it necessary, in good faith, to go beyond mere questioning and file a protest or complaint about an activity.

     Individuals are encouraged to bring problems to the attention of Manifold for prompt investigation and resolution. If any Employee (or other person) involved in Manifold’s activities (each, a “Whistleblower”) believes, in good faith, that some practice or activity is being conducted in violation of federal or state law or

Manifold’s policy or otherwise constitutes an improper financial or employment practice, that person is encour aged to file a written protest, complaint, report or inquiry (a “Concern”) with the Chief Compliance Officer who shall also serve as Manifold’s corporate ombudsman. Any Concern should describe in detail the specific facts demonstrating the basis for the complaint, report or inquiry. Concerns may be made under this policy on a confidential or anonymous basis; however, Whistleblowers must recognize that Manifold may be unable to fully evaluate a vague or general Concern that is made anonymously.

     Any Whistleblower reporting a Concern must act in good faith and have reasonable grounds for believing the matter raised is a serious violation of law or Manifold policy, or a material accounting or auditing matter. Any Whistleblower who, in good faith, submits a written Concern will be protected from retaliation by Manifold for having filed such Concern. More specifically, Manifold will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any Employee based upon the lawful and good faith actions of such Employee submitting a Concern. It is, however, noted that the act of making allegations that prove to be unsubstantiated or made maliciously, recklessly, with gross negligence or foreknowledge that such allegations are false will be viewed as a serious offense and may result in discipline (including without limitation termination of employment and civil or criminal liability).

S. Consequences of Non-Compliance

     Any Employee who, after being provided a copy of this Manual for review and signing an acknowledgment of understanding and an agreement to abide by the firm’s policies and procedures (See Appendix

A), violates any provision, policy or procedure outlined in this Manual may be subject to the following sanctions:

1.	First Violation: An oral discussion concerning the violation will be held with the Employee and his or her direct supervisor. A description of the violation will be maintained in the Employee’s personnel records;
2.	Second Violation & Subsequent Violations: A written warning concerning the violation will be prepared by the Employee’s direct supervisor or the Chief Compliance Officer and given to the Employee. A copy of the warning will become a part of the Employee’s personnel records; or
3.	Depending upon the severity of the violation even if a first violation, Manifold reserves the right to terminate any Employee immediately. If you fail to comply with the requirements of this
Compliance Manual and all laws, rules and regulations applicable to Manifold’s business, you may be subject to disciplinary action by Manifold, which may include termination of employment. Any non-compliance or violations of law also may result in severe civil and criminal penalties.

IV.	ADVERTISING AND MARKETING ACTIVITIES A. Definition of Advertising

     Rules promulgated under Section 206(4) of the Advisers Act pertain to “advertisements” and apply to SEC-registered advisers. The SEC has defined advertisements to include any written communication directed to more than one person, or any notice or other announcement in any publication or by radio or television that offer any analysis, report or publication concerning securities or used to determine when to buy or sell securities or which securities to buy or sell; or any graph, chart, formula or other device used to determine when to buy or sell any securities or which securities to buy; or any other investment advisory service.

The rules governing advertising by registered investment advisers are complex.

Accordingly, all Manifold’s advertising materials must be revi ewed and approved by the Chief Compliance Officer before first use.

B. Anti-Fraud Restrictions on Advertising

     Rule 206(4) -1 describes and details the various advertising practices that the SEC views as fraudulent, deceptive and/or manipulative within the meaning of the Advisers Act. Pursuant to this rule, the following may NOT be contained in any Manifold’s advertisements:

1.	Testimonials concerning any advice or service of Manifold;
2.	References to past or specific recommendations of Manifold (commonly referred to as “cherry picking”) that were or would have been profitable to a person (except advertisements listing or offering to list all recommendations for at least one year together with certain required information and containing a required cautionary clause). This may also include reprints of articles prepared by others about the firm. An adviser may provide partial lists (like top ten holdings) provided the listed securities are selected on an objective, non-performance based criteria;
3.	Representations that any graph, chart, formula or device can be used to determine which securities to buy or sell or when to buy or sell them without explicit disclosures regarding the limitations of such tools, as well as the difficulties and risks inherent in their use;
4.	Any representation that a service will be provided free of charge unless there is, in fact, no condition or obligation; and
5.	Any untrue statement of a material fact or any statement that may be false and/or misleading. While the term “misleading” is not specifically defined, the SEC generally bases its determination on all the particular facts relative to the advertisement and looks carefully at the form and content of the advertisement, the implications or inferences that could reasonably be made from the advertisement in its total context and the overall sophistication of the audience receiving the advertisement’s message.

     Information provided on Manifold’s website is subject to the SEC advertising rules and any applicable state anti-fraud regulations. Website information must therefore be considered advertising and subject to the same policies and procedures for the review, approval and retention of advertising and marketing materials.

     Advertising or providing advisory services on the Internet may also result in a firm having to register investment adviser representatives in certain states unless certain safeguards, checkpoints or disclosures are provided. In connection with this, Employees should note that Manifold has instituted a strict Social Media policy (as described in Section III.Q).

     All advertising and marketing materials must be consistent with the fees and services described on the current Manifold Form ADV. All advertising must be approved by the firm’s Chief Compliance Officer.

C.	Testimonials

     The SEC generally considers “testimonials” to include any statement by a former or present advisory client that endorses the adviser or refers to the client’s favorable investment experiences with the adviser.

While testimonials are prohibited, there is no prohibition against using unsolicited articles appearing in independent publications as a marketing tool. However, Manifold must be careful to provide disclosure that serves to balance the article with other unfavorable articles or, in some fashion, to put the article in perspective, and such disclosure must be kept up to date in accordance with applicable securities laws.

     Manifold may use an unsolicited article appearing in an independent publication as a marketing tool. This would not be considered a prohibited testimonial, but general anti-fraud rules apply. Such an article would be prohibited if it is likely to cause an unwarranted inference concerning the experience of Advisory Clients; concerning the possibility of potential clients having investment experiences similar to prior Advisory Clients or concerning Manifold’s competence.

     As discussed in Section III.Q, above, Employees may not use any social media platform to conduct business on behalf of Manifold and should be aware that their personal use of social media platform do not reflect negatively on Manifold or otherwise be construed as use of such platforms for firm business. Specifically,

Employees must not accept any “likes” or endorsements from other users that could be considered a testimonial with respect to Manifold.

D. Performance Data in Advertising

     The use of performance data in advertising and marketing materials is a highly complex subject and is carefully scrutinized by the SEC in investment adviser compliance examinations. The staff of the SEC’s Division of Investment Management has provided a number of guidelines that it considers in respect of advertising provisions of the Advisers Act. The SEC staff was careful to state that this list is not exhaustive and that it does not create a safe harbor for practices not included in this list.

Generally, the following practices should be used with respect to performance data:

1.	The advertisement must disclose the effect of material market or economic conditions on the results portrayed;
2.	Actual results must reflect the deduction of advisory fees (e.g., results must be presented net of management fees and performance allocations), brokerage or other commissions and any other expenses that an Advisory Client of Manifold would have paid or actually paid;
3.	The presentation must disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;
4.	Any claims about the potential for profit must also include disclosures about the possibility of loss;
5.	If actual results are compared to an index, all material facts relevant to the comparison must be disclosed;

6. The advertisement must disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed;

7. If the results portrayed relate only to a select group of Manifold’s Advisory Clients, the advertisement must disclose the basis on which the selection was made and the effect of this practice on the results portrayed, if material (the basis must be an objective one to avoid “cherry picking” in the selection process); and

8. To the extent Manifold uses performance generated at prior firms in its advertisements (or other marketing materials of limited distribution), it will do so in accordance with Rule 206(4)-1 ofthe Advisers Act (to the extent applicable), and taking into account any related SEC guidance.

     In order to advertise performance, either gross and net of fees, or just net of fees figures may be presented. However, in the event both gross and net performance is shown both should:

1. Receive equal prominence;

2. Be presented in a format that permits easy comparisons; and

3. Be accompanied by sufficient disclosure, such as a specific reference to the lack of inclusion of investment advisory fees and other expenses to prevent the numbers from being misleading.

E. Maintenance of Records to Support Performance

     The rules and regulations of the Advisers Act require advisers who use performance data in their advertisements to maintain the advertisements and all data supporting the performance figures for the entire performance period covered by the advertisement (i.e., if an adviser advertises performance for a ten-year period, then for that entire period). The records must be maintained for a five-year period after the end of the fiscal year in which the advertisement was last disseminated.

     Thus, Manifold must retain all work sheets necessary to demonstrate the calculation of the performance data. In addition, all account statements (including accounts that were not used in the computation of the performance figures) reflecting all debits, credits and transactions in clients’ account must be retained.

     The advertisements and supporting documents must be maintained by Manifold in an appropriate office for the first two fiscal years following the last dissemination of the advertisement, and in an easily accessible place for the next three years, or for a total period of five years from the year last disseminated.

F.	Solicitors and Referral Fees

     Rule 206(4)-3 and certain SEC interpretations prohibit an investment adviser from sharing its fees with or otherwise making a cash payment to any person for recommending the investment adviser to an Advisory Client or potential client unless the following conditions are met:

1.	The adviser paying the referral fee is registered under the Advisers Act;
2.	The solicitor (i) is not subject to any order issued by the SEC restricting the solicitor’s activities,
	(ii)	has not been convicted within the previous ten years of any felony or misdemeanor involving
	the	purchase or sale of securities or other types of fraud, (iii) has not been found by the SEC to
	have,	and has not been convicted of having, made any false or misleading statement or omission
	relating	to a material fact in any report under any of the federal securities laws, and (iv) is not subject to an order, judgment or decree permanently or temporarily enjoining the solicitor from acting as, among other things, an investment adviser, broker, dealer or performing a substantially equivalent function (collectively, the “Bad Boy Restrictions”);

3. The adviser enters into a written agreement with the solicitor governing the payment of cash referral fees, and if the solicitor is not affiliated with the adviser, the agreement must contain certain undertakings by the solicitor; and

4. For solicitors affiliated with the adviser, the nature of the solicitor’s relationship with the adviser is disclosed to potential clients at the time of solicitation. For unaffiliated solicitors, certain other disclosures are made to potential clients (including disclosures about the terms of the solicitor’s compensation arrangement and the amount that the client will be charged in addition to the advisory fee for obtaining his account).

     No Employee is authorized to enter into any solicitation arrangement without the prior approval of the Chief Compliance Officer who will ensure that such an arrangement is in compliance with Rule 206(4)-3, including the additional disclosure obligations relating to unaffiliated solicitors.

G.	Private Placements – “Pre-existing, Substantive Relationships”

     As a general matter, the securities issued by the Funds are not registered under the Securities Act because such securities are sold in transactions not involving a public offering (i.e. a private placement). To ensure that offerings of securities qualify for private placement status, securities may not be offered or sold by “general solicitation or general advertising.” Regulation D under the Securities Act defines a “general solicitation or general advertising” to include, but not be limited to, “any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or advertising.” In particular, no general advertisements should have any references (whatsoever) to the Funds. As such, any draft marketing or informational materials which reference the Funds should be brought to the immediate attention of the Chief Compliance Officer.

     In addition, Manifold or persons acting on behalf of Manifold may not solicit any person who does not have a “substantive, pre-existing relationship” with Manifold, its officers, Employees, its qualified custodian or its selling agents. A substantive relationship is more than a casual acquaintance. To establish a pre-existing relationship with a prospective client, there must be a sufficient period of time between the establishment of a relationship and an offer so that an offer is not considered to be made by a general solicitation. In the past, the SEC has not objected to a period between thirty (30) and sixty (60) days as a sufficient period of time between the establishment of a relationship and an offer.

     Before sending any materials to a prospective Investor outside of California, see Section VII.B in this Compliance Manual for further instruction.

H.	Blogs, Message Boards, Chat Rooms and Social Media

You may not post to any blogs, message boards, chat rooms, social media platforms (see also

Section III.Q above) or the like related broadly to Manifold’s trading, research, business or investments, whether under your actual name or a “screen name.” Depending on the context, posts you make could be viewed, under some circumstances, as improper marketing materials or even attempts to engage in market manipulation, if your posts relate in any way to investment activity performed for Manifold or its Advisory Clients, positions maintained by Manifold as well as any other investment-related activities (including personal trading).

V.	REGISTRATION & FORM ADV A. Registration with the SEC

Manifold is registered with the SEC as an investment adviser and is required to maintain copies of its Form ADV.

1	.	Form and Content of Filing: Form ADV consists of two parts; Part 1, is an online form consisting of short-answer and “check the box” questions. Part 2A is a plain English, narrative “Brochure”
consisting of disclosure and specific detail on topics that the SEC views as most relevant to clients of investment advisers, particularly as relates to Manifold’s business practices, fees, conflicts of interest, and disciplinary information. Form ADV Parts 1 and 2A are filed electronically with the
SEC through the Investment Adviser Registration Depository (IARD).

In addition, SEC registrants must prepare a Form ADV Part 2B, “Brochure Supplement” about the specific individuals who provide services to Manifold’s Advisory Clients. The supplement will contain brief résumé-like disclosure about the educational background, business experience, other business activities, and disciplinary history of the individual, so that clients can assess the person’s background and qualifications. It also includes contact information for the person’s supervisor in case the client has a concern about the person. ADV Part 2B is not filed with the SEC, but
Manifold is required to retain copies of all Part 2B Brochure Supplements.

2	.	Public Availability: ADV Part 1 and 2A are available to the public on the SEC’s Investment
Adviser Public Disclosure website:

http://www.adviserinfo.sec.gov/IAPD/Content/IapdMain/iapd_SiteMap.aspx

3	.	Client Deliveries: The Brochure and Brochure Supplements are initially delivered before or at the time the Manifold enters into an advisory contract with an Advisory Client. Annually thereafter,
Manifold will be required to provide each client with either a copy of the Brochure filed with its annual updating amendment (see Section D., below) or a summary of material changes to the brochure, including an offer to provide the complete Brochure upon request. The Chief
Compliance Officer will be responsible for completing Manifold’s Form ADV, making necessary filings and ensuring that all Employees are provided with access to updated copies of Manifold’s
Form ADV.

B.		State Notification Filings

     Most states require SEC-registered investment advisers to make notice filings in the states in certain circumstances; for example, notice filings may be required if an adviser has a place of business, a certain number or type of clients or solicits business in the state. Notice filings in most states are handled through the IARD system. In most states, notice filing fees are required, as well as an annual renewal of the adviser’s notice filing status, all handled through the IARD system. All renewals of notice filings handled by IARD are performed during November and December of each year for the upcoming year.

     Because the states have not adopted uniform notification filing statutes and rules, Manifold is required to keep track of the states in which Manifold has clients or solicits clients.

     The solicitation or acquisition of an Advisory Client resident in a foreign jurisdiction may subject Manifold to registration or other filing requirements in that jurisdiction. Prior to engaging in client solicitation in a foreign jurisdiction, the Chief Compliance Officer must be informed in order that he can, in consultation with outside counsel if necessary, determine what, if any, registrations or filings may be required.

C.	Disclosure of Financial and Disciplinary Information

Form ADV requires Manifold to disclose facts about any legal or disciplinary event that is

“material to an evaluation of the firm’s integrity or ability to meet contractual commitments to clients involving the firm or its management persons.” A “management person” means any person with the power to exercise, directly or indirectly, a controlling influence over the management or policies of the firm, or to determine the general investment advice given to clients. As noted in Section III.E above, all Employees will be required to submit a Disciplinary Questionnaire to the Chief Compliance Officer.

The following four factors should be considered when determining if an event is “material:”

1.	The distance of the entity or individual from the advisory function;
2.	The nature of the infraction;
3.	The severity of the sanction; and
4.	The time elapsed (for disciplinary or legal issues, events within ten years are not too remote).

     It is the policy of Manifold to monitor its financial condition and any legal or disciplinary action(s) and to promptly and accurately report and disclose any such matters concerning Manifold, its management persons and its advisory representatives.

     Further, it is the Manifold’s policy that all associated or management persons are required to report any new disciplinary matters to the Chief Compliance Officer as soon as possible. The legal or disciplinary event may require an immediate amendment of the Manifold Form ADV.

D. Triggers for Amendment of Form ADV

     Pursuant to Rule 204-1 under the Advisers Act, Manifold will be responsible for maintaining the accuracy of the information in its Form ADV and in any amendments thereto. The Chief Compliance Officer will be responsible for ensuring that all required amendments to Manifold’s Form ADV are made and properly filed on a timely basis (as applicable). The Chief Compliance Officer will also be responsible for filing all amendments.

     All Employees should note that the period of time within which amendments to Form ADV will need to be made varies, depending on which item of the Form is being amended and the materiality of the change. To the extent that an area is identified that may require the filing of an amendment (as outlined below), the Chief

Compliance Officer should be immediately notified. There are two sets of circumstances that require a “prompt”1 amendment, which generally includes the following (though it is important that Employees carefully read both Parts 1 and 2 of Form ADV to understand the scope of the below):

1.	If information concerning any of the following matters becomes inaccurate for any reason:
	(a)	Manifold’s full name;
	(b)	Manifold’s principal place of business;
1	The term “promptly” is not defined in the Advisers Act. In essence, these are responses to Items 1, 3, 9 or 11 of Part 1A of Form ADV or Items 1, 2.A through 2.F or 2I of Part 1B if applicable.

(c) The location of Manifold’s books and records;
(d) The person to contact for further information concerning Manifold’s Form ADV;
(e) The person to receive notice of any proceeding before the SEC or in any other jurisdiction in connection with Manifold’s investment adviser registration;
		(f)	Manifold’s registration status with a non-US financial regulatory authority (such as the FSA);
		(g)	Manifold’s organizational form and identity and related information regarding owners and executive officers of Manifold (set forth on Schedule A of the Form ADV);
		(h)	The status of Manifold and certain persons related to Manifold with respect to violation of certain statutes, orders, and regulations;
		(i)	The existence of unsatisfied liens or judgments, denial of, payment on or revocation of any bond by a bonding company, or the existence of bankruptcy or other creditor matters against Manifold;
		(j)	Whether Manifold or an affiliate has ever been involved with a securities firm that has been declared bankrupt; or
		(k)	Manifold’s policy with respect to the custody of securities and/or funds of any Fund.
	2.	If any information in Form ADV Part 1 Items 4, 8 or 10 or any information in Part 2 becomes
		inaccurate	in a “material”[2] manner:
		(a)	Whether Manifold has taken over the business of a registered investment adviser;
		(b)	Information regarding Manifold’s participation or interest in Advisory Client/Investor (as the case may be) transactions;
		(c)	Whether persons other than those named elsewhere in Form ADV, through agreement or otherwise, control the management or policies of Manifold;
		(d)	Manifold’s advisory services and principal owners;
		(e)	How Manifold is compensated for its advisory services, including whether Manifold is compensated by both Advisory Clients that pay performance-based fees and Advisory Clients that do not;
		(f)	The types of advisory clients advised by Manifold;
		(g)	The types of investments with respect to which Manifold offers advice;
		(h)	Manifold’s methods of analysis, investment strategies, and risk of loss;
2	The Advisers Act does not indicate what constitutes a “material” inaccuracy. However, any change, which represents a substantial change in Manifold’s ownership, personnel, financing arrangements, client base or method of operation should be considered “material.” In essence, these are responses to Items 4, 8 or 10 of Part 1.A or any response to Form ADV Part 2.

(i)	Certain disciplinary information;
(j)	Manifold’s financial industry activities and affiliations;
(k)	Manifold’s code of ethics, participation or interest in client transactions and personal trading policies;
(l)	Manifold’s brokerage practices (including whether Manifold has investment or brokerage discretion);
(m)	Manifold’s procedures for reviewing accounts;
(n)	Information about client referrals and other compensation;
(o)	Manifold’s custody practices;
(p)	Whether Manifold has discretionary authority to manage securities accounts on behalf of clients and any limitations placed on such authority;
(q)	Manifold’s authority to vote Advisory Client securities and proxy policies and procedures;
(r)	Certain financial information; and
(s)	Changes in Manifold’s principal executive officers and management persons.
3.	Annual Amendments:

All other changes to its Form ADV other than those listed above will need to be included in

Manifold’s annual amendment which will be filed within ninety (90) days of the end of Manifold’s fiscal year .

     Institutional separate account clients be provided with either (i) updated copies of Form ADV Part 2 that include, or are accompanied by, the summary of material changes to ADV Part 2, or (ii) summaries of material changes to Form ADV Part 2 that include an offer to provide a copy of the updated Form ADV Part 2, in each case on an annual basis within 120 days of the end of Manifold’s fiscal year. The Chief Compliance Officer will be responsible for ensuring that Part 2 is offered to institutional separate account clients.

     Manifold will also update the ADV Part 2A which is filed with the SEC on an annual basis (which is done electronically via the IARD system). Each such amendment filed with the SEC will include, or be accompanied by, the summary of material changes to Form ADV, Part 2A. Part 2B of Form ADV is not currently required to be filed with the SEC.

     All prospective clients of Manifold will be provided with copies of Form ADV Part 2 prior to, or at the time of, entering into any written advisory contract with Manifold.

VI. RENDERING OF ADVISORY SERVICES

A. Investment Suitability

     As a fiduciary, Manifold is required to act in the best interests of its Advisory Clients, and to conduct its activities in a responsible manner. Manifold’s fiduciary duty requires that it recommend only investments that are suitable for its Advisory Clients. Thus, Manifold must obtain sufficient information about their circumstances to enable it to determine which investments are suitable.

     For Advisory Clients that are pension plans subject to ERISA, including a Fund in which 25% or more of the assets are subject to ERISA, Manifold is a “fiduciary” within the meaning of ERISA with respect to such plans, and Manifold must satisfy ERISA’s “prudent expert” standard. This standard requires that Manifold (i) give appropriate consideration to the facts and circumstances that, given the scope of its duties, Manifold should know are relevant to a particular investment or course of action (including risk, diversification, liquidity and projected rate of return) and (ii) act accordingly. Manifold may rely on information about the plan provided to it by the trustee or other fiduciary that appoints or engages Manifold to act as adviser, unless Manifold knows or has reason to know that the information is not correct.

     Manifold’s Chief Risk Officer monitors investments to ensure compliance with the Advisory Clients’ strategies as disclosed in the Fund’s offering materials or investment guidelines for the separate accounts.

B. Duty to Supervise

     Under Section 203(e)(5) of the Advisers Act, Manifold has a duty to supervise the activities of its Employees. To this end, Manifold has adopted the policies and procedures outlined in this Compliance Manual to comply with applicable laws and to satisfy its duty to supervise.

C. Proxy Voting

     Under Rule 206(4)-6, it is a fraudulent, deceptive or manipulative course of business for an investment adviser to exercise voting authority with respect to client securities, unless the adviser has adopted and implemented written policies and procedures that are reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Under the Rule, the adviser must also describe its policies to clients and provide them to clients upon request and also provide clients with information on how the adviser voted the proxies on their securities. Manifold may engage an independent third party to vote proxies on its behalf or assist with its proxy voting process. Manifold has adopted Proxy Voting Policies and Procedures attached as Appendix Q.

D. Class Actions and Other Shareholder Actions

     Shareholder action may be required or solicited with respect to client securities on other matters including those relating to class actions (including matters relating to opting in or opting out of a class, and approving class settlements), bankruptcy or reorganizations. Manifold will take all actions deemed appropriate by Manifold with regard to such securities held by its Advisory Clients. Manifold may engage an independent third party to review class action lawsuits on its behalf.

E.	Operating Manual

     Manifold maintains an Operating Manual that covers policies and procedures applicable to its advisory business. Employees should consult the Operating Manual to review Manifold’s policies and procedures on the following.

1.	Trading Errors. Manifold’s Trading Error Policy has been developed to address the correction of
	trading	errors. Please see to Section I of the Operating Manual.
2.	Trade Allocation Procedures. Manifold has adopted a Trade Allocation Policy attached as Section
	II	of the Operating Manual. Manifold may not allocate trades in such a way that the firm’s
	own	(or affiliated) account(s) receive more favorable treatment than Manifold’s client accounts,
	including	the Funds.
3.	Best Execution. Investment advisers who manage or supervise client portfolios on a discretionary
	basis	have a fiduciary obligation of best execution. Manifold has adopted a Best Execution
	Policy,	attached as Section III of the Operating Manual.

4. Soft dollars. Manifold will not enter into soft dollar arrangements.

5. Cross-Trades. Manifold does not enter into “cross-trades” between client accounts.

6. Valuation. Manifold has adopted a Valuation Policy attached as Section VI of the Operating Manual.

7. Anti-Money Laundering. Manifold has developed policies and procedures to satisfy any applicable anti-money laundering regulations, whether under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA

PATRIOT) Act of 2001 (the “USA Patriot Act”) or of another jurisdiction, such as the Cayman Islands. Please see Section IV of the Operating Manual for more information.

VII. PROHIBITED ACTIVITIES

A. Front Running

     Employees are prohibited from placing a personal or a Manifold security order “in front of” an Advisory Client’s order to buy or sell the same security that would result in them getting a better price than the client. Employees should document the time of entry and execution of personal and Manifold’s orders to prove that no “front running” has occurred.

B.	Non-Registered Investment Adviser Representatives

     Most states have regulations requiring registration of investment adviser representatives (as defined in Rule 203A-3 under the Advisers Act) who provide retail investment advisory services from a place of business within a particular state. In states where Manifold or its federally-defined investment adviser representatives do not maintain offices, but where investment advisory services are rendered, there may still be notice filing and fee payment requirements. Due to the number of states and constantly changing registration and notice filing requirements, employees of Manifold who perform advisory activities are required to verify registration and notification requirements with the Chief Compliance Officer for the states in which employees will conduct investment advisory activities. Employees are prohibited from soliciting investment advisory programs in any state until notified by the Chief Compliance Officer that the proper filings are in effect or that an exemption applies.

Once registered with the SEC, Manifold does not anticipate that it will have to register any investment adviser representatives with any particular states.

C.	Borrowing or Loaning Money to a Client

     It is a prohibited practice for Manifold employees to borrow funds or securities from an Advisory Client. An employee is also prohibited from loaning funds or securities to an Advisory Client. Loaning funds could influence decisions made on behalf of the Advisory Client and create a conflict of interest due to the indebtedness of the client to the employee.

D. Personal Gain on Client Accounts

     Employees are prohibited from sharing in Advisory Client gains or losses. This prohibition is designed to eliminate potential conflicts of interest. For the avoidance of doubt, this does not, of itself, prohibit Employees from making personal investments in the Funds.

E. Breach of Confidentiality

     Investment advisers operate under a fiduciary relationship with their Advisory Clients and are considered “Financial Institutions” for purposes of Federal privacy laws. As a result of this relationship, employees regularly obtain access to confidential information about Advisory Clients and Investors in the Funds. Employees of

Manifold are prohibited from disclosing this confidential information to any person without the express written consent of the Advisory Client or Investor, as applicable.

     Accordingly, Manifold has adopted a Privacy Policy with respect to the non-public financial information of individuals who meet the definition of customers and consumers. The policy requires, among other things, that Manifold deliver a notice of this policy initially to Advisory Clients and Fund Investors upon the commencement of their advisory relationship, or investment in a Fund, respectively. The privacy notice is delivered annually thereafter, or sooner in the event that its policy changes. Manifold’s Privacy Policy is attached as Appendix H and a sample Privacy Notice is attached as Appendix I.

F. Charitable Contributions

     The Firm will not make charitable contributions unless such contributions are pre-approved by the Chief Executive Officer. All requests for charitable contributions must be made through the Chief Compliance Officer.

VIII.	BOOKS AND RECORDS
A. Advisers Act Requirements

     Manifold is required to keep and maintain certain books and records as appropriate for the firm’s business, pursuant to Rule 204-2 under the Advisers Act, as described below:

1.	Journals including cash receipts and disbursements records, and any other records forming the basis of entries in any ledger.
2.	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.
3.	All check books, bank statements, canceled checks and cash reconciliations of Manifold. This may include wire transfers (and supporting documentation of such wire transfers).
4.	All bills or statements (or copies thereof), paid or unpaid, relating to the business of Manifold as such. For example, copies of Advisory Client checks (if received in the Manifold office in error) both front and back or similar evidence of payment of invoices must be maintained by Manifold.
5.	All trial balances, financial statements and internal audit working papers relating to the business of Manifold.
6.	A memorandum (trade blotter) of each order given by Manifold for the purchase or sale of a security, any instruction received by Manifold from the Advisory Client concerning the purchase, sale, receipt or delivery of a particular security, and any modification or cancellation of any such order or instruction.

Each trade order, without exception, must contain the following:

(a)	The terms and conditions of the order (buy or sell);
(b)	Any instruction, modification or cancellation;
(c)	The person connected with Manifold who initiated the transaction;

(d)	The person who executed the order;
(e)	The account for which the transaction was entered;
(f)	The date of entry;
(g)	The bank, broker or dealer by or through whom executed; and
(h)	Orders entered into pursuant to the exercise of Manifold discretionary authority. Manifold uses trade order forms that must be fully completed for each requested trade.
7.	Originals of all written communications received and copies of all written communications, including electronic messages, sent by Manifold relating to (a) any recommendation made or proposed and any advice given or proposed, (b) any receipt, disbursement or delivery of funds or securities, or (c) the placement or execution of any order to purchase or sell any security; provided, however, (i) that Manifold shall not be required to keep any unsolicited marketing letters and other similar communications of general public distribution not prepared by or for Manifold, and (ii) that if Manifold sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than ten persons, Manifold shall not be required to keep a record of the names and addresses of the persons to whom it was sent; except that if such notice, circular or advertisement is distributed to persons named on any list, Manifold shall retain with the copy of such notice, circular or advertisement a memorandum describing the list and the source thereof.
8.	A list or other record of all accounts in which Manifold is vested with any discretionary power with respect to the Funds, securities or transactions of any Advisory Client.
9.	All powers of attorney and other evidences of the granting of any discretionary authority byany Advisory Client to Manifold, or copies thereof.
10.	All written agreements (or copies thereof) entered into by Manifold with any Advisory Client or otherwise relating to the advisory business of Manifold.
11.	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Manifold circulates or distributes, directly or indirectly, to ten or more persons (other than persons connected with Manifold), and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of Manifold indicating the reasons therefore.
12.	Disclosure Brochures/Form ADV Part 2: A copy of each written statement and each amendment or revision thereof, given or sent to any Advisory Client or prospective client of Manifold in
accordance	with the provisions of Rule 204-3 under the Act (the so- called “Brochure Rule”), and
a	record of the dates that each written statement, and each amendment or revision thereof, as
given,	or offered to be given, to any Advisory Client or prospective client who subsequently
becomes	a Advisory Client.
13.	Regarding Performance Advertising: All accounts, books, internal working papers, and any other
records	or documents that are necessary to form the basis for or demonstrate the calculation of the
performance	or rate of return of any or all managed accounts or securities recommendations in any
notice,	circular, advertisement, newspaper article, investment letter, bulletin or other communication that Manifold circulates or distributes, directly or indirectly, to ten or more persons (other than persons connected with the firm); provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a Advisory Client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph.
14.	Proxy voting: Manifold must maintain a copy of its proxy voting policies and procedures, a copy of each proxy voting statement received regarding client securities; a record of each vote cast by Manifold on behalf of an Advisory Client, copies of documents material to the decision to vote; and copy for each written request for information on how Manifold voted the Advisory Client’s proxies and each written response. Manifold also maintains a record of Advisory Client requests for copies of its proxy voting policies and procedures.
15.	For Advisory Client accounts for which Manifold has or is considered to have custody or possession of the Advisory Client’s funds or securities, Manifold must maintain the following additional records:
16.	Records showing all purchases, sales, receipts and delivery of securities (including certificate numbers) for such accounts and all other debits and credits.
17.	A separate ledger for each such client showing all purchases, sales, receipts, and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits to such accounts.
18.	Copies of confirmations of all transactions effected by or for such accounts.
19.	A record for each security in which any such Advisory Client has a position, which record shall show the name of the Advisory Client, the amount or interest of the Advisory Client, and the location of each such security.
20.	As a provider of investment supervisory or management services, Manifold must, for any Advisory Client with respect to the portfolio being supervised or managed and to the extent that the information is reasonably available to or obtainable by Manifold, make and keep true, accurate and current:
21.	Records showing separately for each such Advisory Client the securities purchased and sold, and
the	date, amount and price of each such purchase and sale.
22.	For each security in which any such Advisory Client has a current position, information from
which	the Manifold can promptly furnish the name of each such Advisory Client, and the current
amount	or interest of such Advisory Client.
23.	Articles of incorporation, charters, minute books, and stock certificate books of Manifold shall be
maintained	in the principal office of Manifold and preserved until at least three years after
termination	of the enterprise.
24.	Records maintenance if Manifold is discontinuing business: Manifold, before ceasing to conduct
or	discontinuing business as an investment adviser, shall arrange for and be responsible for the
preservation	of the books and records required to be maintained and preserved under this rule for
the	remainder of the period specified in this rule at its principal office, and shall notify the
Commission,	in writing, of the exact address where such books and records will be maintained
during	such period.

B.	Definitions For purposes of Rule 204-2 pertaining to books and records, the following definitions apply:

1.

“Advisory representative” shall mean any partner, officer or director of Manifold; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by Manifold prior to the effective dissemination of such recommendations or information concerning such recommendations: (i) any person in a control relationship to the firm, (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

2.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Company Act of 1940, as amended; that is, a person owning 25% or more of Manifold or who exercises actual control over the advisory operations.

C.	Retention of Records Requirements

     Manifold’s Records Retention Policy is attached as Appendix S. Below is a general overview of the retention requirements.

1	.	General Books and Records: Manifold is required to maintain books and records for a period of not less than five (5) years from the end of the applicable fiscal year. The records must be retained in an appropriate office of the firm during the first two (2) years and be accessible for the remaining three (3) years.

2	.	Regarding Advertising Records: these records must be maintained and preserved in an easily accessible place for a period of not less than five (5) years, the first two (2) years in an appropriate office of Manifold, from the end of the fiscal year during which Manifold last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication.

3	.	Records Supporting Performance Calculations: documents that show the basis for performance figures used by Manifold must be kept for at least five (5) years after the date last used. Since
Manifold uses performance figures from its date of inception, the underlying records dating from that period must be maintained.

D.		Electronic Storage/Microfilm

     Records may be maintained electronically, on a computer or on microfilm as long as the following procedures are followed:

1.	The records must be arranged and indexed so as to permit the immediate location of any particular record (the SEC requires printouts of the records or copies of the computer tape or disk to be made available promptly upon request);
2.	A duplicate of the computer storage medium must be stored separately from the original;

3	.	Computer stored records must be reasonably safeguarded from loss, alteration or destruction; and
4	.	Photographic film must be accompanied by facilities for readable projection and enlargement.
E.		Terminated Clients

     All Advisory Client account opening documentation (together with associated paperwork) should be retained for six years after the former Advisory Client has ceased to be an Advisory Client.

F.	Financial Records

     Manifold is required, generally, to keep typical accounting records that any business would normally keep. These requirements are outlined under Rule 204-2 of the Advisers Act.

     Manifold’s policy is to maintain current and accurate financial records and monitor any applicable SEC financial reporting requirements. SEC examiners may ask for a number of financial statements and records to show the financial viability of the firm. Responsible staff members need to monitor the firm’s financial condition and review applicable requirements regarding financial viability, bonding and financial reporting requirements.

G. General CorporateRecords

     Corporate organization documents of Manifold (such as LLC Agreements, bylaws and any amendments to these documents; resolutions regarding election of officers and directors; minutes and member interest records) will be maintained at the Manifold’s principal office and kept current. This information relating to officers, directors, members, shareholders etc., needs to be promptly and correctly reflected on Form ADV.

H. E-Mail

While e-mail itself is not addressed under the federal securities laws applicable to investment advisers, it should be noted that any e-mail or instant messaging program that fits the description of any of the books and records above will be maintained in the same manner as if it were a paper record. Manifold’s Records Retention Policy is attached as Appendix S. In addition, please see Appendix P for more information regarding Manifold’s email review policy.

Finally, Section VII of the Operating Manual contains more information about Manifold’s Disaster Recovery procedures.

IX.	CUSTODY OF CLIENT FUNDS OR SECURITIES A. Generally

     As a fiduciary, an investment adviser has an obligation to safeguard client assets and protect them from loss or destruction. Rule 206(4)-2 under the Advisers Act (the “Custody Rule”) imposes specific conditions on registered investment advisers who have actual or deemed custody of client assets.

     The Custody Rule contains a definition of the term “custody” which includes “holding, directly or indirectly, client funds or securities or having any authority to obtain possession of them.” The definition also includes three non-exclusive examples of custody, including when an investment adviser acts as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle that gives the adviser legal ownership of or access to client funds or securities. An investment adviser also is deemed to have custody of client assets if it (i) has actual possession of client funds or securities or (ii) has the ability to withdraw assets from an Advisory Client’s account, including having authorization to withdraw advisory fees directly from an Advisory Client’s custodial account.

     Accordingly, Manifold is deemed to have custody of the assets of each Fund for which it or an affiliate serves as general partner or managing member, and must meet the applicable conditions of the Custody

Rule. Manifold will maintain the assets of the Funds in accounts with a “qualified custodian” pursuant to the

Custody Rule and notify Investors in writing of the qualified custodian’s name, address and the manner in which the assets are maintained promptly when the account is opened and following any changes to this information.

     Further, Manifold is of the view that it does not have custody of the assets held in separate Accounts as Manifold is not permitted or authorized to withdraw funds without authorization of the owner of such Account and Manifold does not does not serve as general partner, managing member or in a comparable position to these Advisory Clients.

B.	Application to Private Fund Advisers

     The Custody Rule contains significant provisions applicable to investment advisers that serve as a general partner or managing member to private funds formed as limited partnerships or limited liability companies. Most significantly, the rule provides an alternative approach to the quarterly account statement delivery requirement and the annual surprise examination requirement. Specifically, an investment adviser to a private fund need not send to each Investor a quarterly account statement or have an annual surprise examination if the fund is (i) subject to an audit (as defined in section 2(d) of Article 1 of Regulation S-X) by an accountant registered with, and subject to regular inspection by, the Public Company Accounting Oversight Board (the “PCAOB”) at least annually and (ii) distributes its audited financial statements prepared in accordance with generally accepted accounting principles to all Investors within 120 days of the end of the fund’s fiscal year. Manifold typically avails itself of this exception.

     In addition, the Custody Rule states that in the case of private funds all client notifications and account statements required to be delivered to clients must be delivered to fund Investors. Alternatively, the

Custody Rule permits an Advisory Client (and an Investor) to designate an “independent representative” to receive, on the Advisory Client’s (or Investor’s) behalf, the required notices and account statements. An “independent representative” means generally a person that (i) acts as agent for an Advisory Client (or Investor) and by law or contract is obliged to act in the best interest of the Advisory Client (or Investor); (ii) does not control, is not controlled by, and is not under common control with the adviser; and (iii) does not have, and has not had within the past 2 years, a material business relationship with the adviser. The SEC has clarified that, in the case of a private fund, a single independent representative can serve for all limited partners or members, so long as the representative has been properly designated and satisfies the independence test described above.

     It is specifically noted that the Custody Rule provides that certain types of “privately offered securities” do not need to be held with a qualified custodian. Eligible “privately offered securities” include generally those securities that are (i) acquired from the issuer in a transaction or chain of transactions not involving any public offering; (ii) uncertificated, and ownership thereof is recorded only on books of the issuer or its transfer agent in the name of the client; and (iii) transferable only with prior consent of the issuer or holders of the outstanding securities of the issuer. This relief is available to private fund advisers only if the fund is audited and financial statements are delivered to Investors according to the procedures described above. The SEC has clarified that if a fund does not meet the audit and financial statement delivery requirements described above and if a privately offered security is not capable of being held by a qualified custodian (such as where a privately offered security is recorded only on the books of the issuer), the adviser may satisfy the qualified custodian requirement by keeping the originally signed subscription agreement (instead of the security itself) with a qualified custodian.

C.	Custody Procedures with Respect to the Funds

     Manifold will adhere to the applicable requirements of the Custody Rule with respect to each Fund for which it or an affiliate serves as general partner or managing member. All Fund securities will be held with at least one qualified custodian, and the offering memorandum for each such Fund will identity each qualified custodian used by Manifold. Manifold will monitor custodial duties with respect to any illiquid securities the Funds may hold, that do not meet the privately offered securities exemption. In addition, Manifold will arrange for the delivery to Investors in each of the Funds an audited financial statement for their Fund, prepared in accordance with U.S. generally accepted accounting principles by a PCAOB-registered and inspected accountant, on an annual basis, and within 120 days of the Fund’s fiscal year-end. Manifold will ensure: (i) that any qualified custodian with custody of Fund assets will be properly identified; and (ii) that the Funds’ securities, other financial instruments and cash, other than “privately offered securities,” are held only with a qualified custodian. The Chief Compliance

Officer must be notified in the event and new qualified custodians are retained for the Funds. Manifold will arrange for the annual audits of the Funds and will obtain audited financial statements that meet applicable requirements.

The Chief Compliance Officer will be responsible for ensuring that audited financial statements are delivered to Investors within 120 days of the Fund’s fiscal year-end. Any questions regarding the application of these requirements or Manifold’s obligations under the Custody Rule should be addressed to the Chief Compliance Officer. Finally, the Chief Compliance Officer will be responsible for ensuring that Manifold’s Form ADV accurately reflects that Manifold has custody of client assets.

     It is specifically noted that the Custody Rule provides that certain types of “privately offered securities” do not need to be held with a qualified custodian. Eligible “privately offered securities” include generally those securities that are (I) acquired from the issuer in a transaction or chain of transactions not involving any public offering; (ii) uncertificated, and ownership thereof is recorded only on books of the issuer or its transfer agent in the name of the client; and (iii) transferable only with prior consent of the issuer or holders of the outstanding securities of the issuer. This relief is available to private fund advisers only if the fund is audited and financial statements are delivered to Investors according to the procedures described above. The SEC has clarified that if a fund does not meet the audit and financial statement delivery requirements described above and if a privately offered security is not capable of being held by a qualified custodian (such as where a privately offered security is recorded only on the books of the issuer), the adviser may satisfy the qualified custodian requirement by keeping the originally signed subscription agreement (instead of the security itself) with a qualified custodian.

D. Payments of Manifold’s Management/Performance Fees

     The custodian may not make any payments or transfer assets from the Advisory Client’s account to Manifold or to any of its employees or officers except that the custodian may pay management/performancefees to Manifold, but only in accordance with the following procedures:

1	.	The payment of a fee is authorized by law or has been authorized in the Advisory Client’s investment management agreement, custody agreement, trust agreement, will or other testamentary document or otherwise in writing by the Advisory Client; and

2	.	The Advisory Client and/or the grantor, co-trustee, beneficiary, attorney/accountant or any other authorized independent representative of the Advisory Client is provided with a statement for the fee and such statement also shows the value of the account’s assets upon which the fee was based and the manner in which the fee was calculated.

E.		Employee Receipt of Assets

     In the event Advisory Client funds or securities are received by an Employee, regardless of whether the funds or securities were delivered to such Employee intentionally or inadvertently, Manifold will be deemed to have custody of such funds or securities, unless the funds or securities are promptly, but in no case after three days from their receipt, returned to the Advisory Client. In the event an Employee receives Advisory Client funds or securities, he or she should contact the Chief Compliance Officer as soon as reasonably practicable.

X.	SUPERVISION
A. Statutory Duty

     Section 203(e)(6) of the Advisers Act authorizes the SEC to take appropriate action against an investment adviser if the adviser or any person associated with the adviser “has failed reasonably to supervise, with a view to preventing violations of the provisions of the Investment Advisers Act of 1940 and its rules or regulations.” Section 203(e)(6) further provides that no adviser or an associated person of the adviser shall be deemed to have failed to reasonably supervise any person if such adviser or associated person, as applicable:

1.	Has established procedures, and a system for applying such procedures, that would reasonably be expected to prevent and detect, insofar as practicable, any such violation by an associated person; and

2.	Has reasonably discharged the duties and obligations incumbent upon either of them by such procedures and system without reasonable cause to believe that the procedures and system were not being complied with.

     In addition, Section 204A of the Advisers Act requires investment advisers to create, maintain and enforce written supervisory procedures designed to prevent the misuse of non-public information.

     The purpose of supervision is to prevent and detect violations of federal and state securities laws, and to ensure that the investment adviser’s fiduciary responsibilities are met. It is the intent of Manifold to maintain and enforce procedures and have systems providing safeguards against inadvertent violations of laws, rules and regulations and against willful violations by employees who may be tempted to engage in improper conduct.

B. Manifold’s Supervision Policies

Manifold has adopted written policies and procedures that are designed to set standards for the firm, its Employees and its businesses and that are also reasonably designed to detect and prevent any violations of regulatory requirements and the firm’s policies and procedures. Every Employee and manager is required to be responsible for and monitor those individuals and departments he or she supervises to detect, prevent and report any activities that are inconsistent with the firm’s procedures, policies and high professional standards. Further, every person associated with the advisory process should be familiar with the requirements of the Advisers Act, and the rules there under, as well as the firm’s procedures and compliance manual. Each such person is required to sign a statement of understanding and agreement to abide by Manifold’s policies and procedures. In addition, Manifold maintains a Code of Conduct that is applicable to outside consultants that work with Manifold from time to time. Failure to comply with Manifold provisions, policies, or procedures is grounds for disciplinary action, including termination. If SEC Rules are violated in the process of failing to comply with Manifold provisions, policies or procedures, civil and criminal liability may arise not only for Manifold but for the Employee personally.

XI.	ROLE OF THE CHIEF COMPLIANCE OFFICER A. Introduction

     It is the policy of Manifold to comply with the requirements relating to the retention of a Chief Compliance Officer under Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended. Subject to the oversight and authority of the Manifold, the Chief Compliance Officer will be empowered with full responsibility and authority to develop and enforce appropriate compliance policies and procedures for Manifold and to recommend any enhancements thereto.

     The Chief Compliance Officer administers overall compliance program, which includes the policies and procedures set forth in this Compliance Manual. The Chief Compliance Officer also is responsible for ensuring that he and all other employees receive initial training and undertake the continuing education necessary to understand and meet applicable requirements of this Compliance Manual.

     The Chief Compliance Officer, will arrange to meet with each new employee shortly after the employee is hired. At that time, the compliance representative will discuss with the new employee compliance requirements and specifically highlight those policies and procedures that relate to the employee’s area of responsibility. Manifold does not expect the Chief Compliance Officer to conduct annual one-on-one meetings with any employee unless deemed warranted in the Chief Compliance Officer’s discretion. The Chief Compliance

Officer has the discretion to satisfy his duties by directing other staff or third parties such as outside counsel and outside compliance advisers, to execute any particular duty. Finally, the Chief Compliance Officer will be available on an ongoing basis to discuss compliance matters with all Employees.

B. Designation and Qualifications of the Chief Compliance Officer

	1.	Manifold is required to retain a Chief Compliance Officer;
	2.	The Chief Compliance Officer shall be competent and knowledgeable regarding the Advisers Act,
		shall	have full responsibility and authority to develop and enforce appropriate policies and
		procedures	for Manifold, and shall have sufficient seniority and authorityto compel Employees to
		adhere	to the Manifold’s compliance policies and procedures
	3.	No Employee of Manifold, or any person acting under such person’s direction, may directly or
		indirectly	take any action to coerce, manipulate, mislead or, fraudulently influence the Chief
		Compliance	Officer in the performance of his or her duties;
	4.	Manifold must disclose the name of its Chief Compliance Officer in Part 1 of its Form ADV; and
	5.	The Chief Risk Officer is the Designated Person, providing backup for the Chief Compliance
Officer.
C.	Responsibilities of the Chief Compliance Officer
	1.	The Chief Compliance Officer shall communicate to Manifold’s Chief Executive Officer, for
		implementation	and execution, any and all compliance-related activities and operations deemed
		necessary	and appropriate.
	2.	The Chief Compliance Officer will be responsible for adopting policies and procedures
		“reasonably	designed” to prevent a violation of the Advisers Act and the SEC’s rules thereunder.
		At	a minimum, the policies and procedures should address the following issues “to the extent that
		they	are relevant:”
		(a)	Portfolio management process, including allocation of investment opportunities among clients and consistency of portfolios with Advisory Client investment objectives, disclosures by Manifold, and applicable regulatory restrictions;
		(b)	Trading practices, including procedures by which Manifold satisfies its best execution obligations and allocates aggregated trades among Advisory Clients;
		(c)	Proprietary trading of Manifold and personal trading activities of supervised persons;
		(d)	The accuracy of disclosures made to potential investors, Advisory Clients, and regulators, including account statements and advertisements;
		(e)	Safeguarding of Advisory Client assets from conversion or inappropriate use by Manifold personnel;
		(f)	The accurate creation of required records and their maintenance in a manner that secures them from authorized alteration or use and protects them from untimely destruction;
		(g)	Marketing advisory services, including the use of solicitors;
		(h)	Processes to value Advisory Client holdings and assess fees based on those valuations;
		(i)	Safeguards for the privacy protection of Advisory Client records and information; and/or
		(j)	Business continuity plans.

In addition to these duties, the Chief Compliance Officer shall, among other things:

(a)	Serve as the conflicts of interest designee charged with responsibility for identifying potential conflicts of interest issues;
(b)	Serve as the corporate ombudsman to Manifold employees in order to convey concerns about Manifold business matters that they believe implicate matters of ethics or questionable practices. Manifold shall establish procedures to investigate matters brought to the attention of the Chief Compliance Officer in his or her capacity as ombudsman, and these procedures shall be presented for review and approval by the
Manifold’s Board of Directors. Manifold shall also review matters, with its Board of
Directors with such frequency as the Board of Directors may instruct;
(c)	Identify potential or actual conflicts of interest issues;
(d)	Assist the Board of Directors in taking steps to ensure that Manifold fulfills its fiduciary duties and complies with its Code of Ethics and the securities laws;
(e)	Review, at least annually, Manifold’s compliance with the policies and procedures established to address compliance issues under the federal securities laws.

The Chief Compliance Officer will be responsible for ensuring that Manifold maintains:

(a)	A copy of the policies and procedures adopted by Manifold pursuant to Rule 206(4)-7, that are in effect or at any time within the past five years were in effect, in an easily accessible place:
(b)	Any records documenting Manifold’s annual review of policies and procedures pursuant to Rule 206(4)-7 for at least five years from when annual review was conducted, the first two years in an easily accessible place.

D. Annual Compliance Reviews

     On a periodic basis but in no event less than annually, Manifold will undertake a review of the policies and procedures contained in this Compliance Manual (the “Annual Review”) to determine their adequacy and the effectiveness of their implementation. This review will include specific consideration of any compliance matters that arose during the previous year; any changes in the business activities of Manifold Partners (or any affiliated entities); and any changes to applicable laws, rules or regulations that might suggest a need to revise the Compliance Manual.

     The Chief Compliance Officer will be responsible for conducting and/or overseeing any reviews and taking any other actions necessary throughout Manifold Partners’ fiscal year with a view toward ensuring that, at all times, Manifold conducts its business in accordance with all applicable laws, rules and regulations.

E. Review of Service Providers

     Manifold utilizes unaffiliated third-parties to assist it in its business. On no less than an annual basis, Manifold shall evaluate all service providers that provided materially meaningful services to Manifold in the immediately preceding calendar year (i.e., Prime Brokers, Administrators, and Auditors). The Chief Compliance Officer shall:

1.	Review the services provided by each such service provider;
2.	Discuss the overall quality of the services with Employees that utilize each such service provider; and

3.	As necessary, follow up on any issues associated with each such service provider.

     Manifold shall evaluate all other service providers from time to time at the discretion of the Chief Compliance Officer. Employees consuming the services of outside service providers are responsible for ensuring that the services being provided are of a reasonable quality.

XII.	REGULATORY AUDITS AND PRESS INQUIRIES A. Regulatory Audits

     Manifold expects the SEC to conduct periodic on-site examinations of our operations. The examination may be unannounced or announced, in which case the SEC will likely forward to Manifold a list of requested documents for inspection. The examination may last a few days or a few weeks, or longer. During the examination, the SEC staff will likely review our books and records, speak with various personnel, and perhaps review specific operations at Manifold.

     When any employee is notified of an actual or pending SEC examination, the employee must contact the Chief Compliance Officer as soon as possible. The Chief Compliance Officer will be responsible for leading Manifold’s response to the examination, including coordinating the production of documents and interview requests. The Chief Compliance Officer should consider participating in any interviews conducted by the SEC staff with our employees and complete necessary requests for confidentiality under the Freedom of Information Act or as otherwise required by Manifold’s contractual or legal limitations.

     Employees should treat the SEC staff with courtesy and respect and should respond fully, promptly and honestly to all requests and questions. If an employee has a question as to the propriety of a request or question, the employee may respond to an SEC examiner by politely stating that the employee will consult with the Chief Compliance Officer before providing the information. At the conclusion of the examination, the Chief Compliance Officer should consider requesting, and participating in, an exit interview with the SEC staff. The exit interview would provide Manifold with an opportunity to address any concerns raised by the Staff, clarify any misunderstandings and, where appropriate, undertake immediate corrective action.

     The majority of all SEC compliance examinations result in a deficiency letter. Deficiency letters point out violations or perceived weaknesses or identify areas for further development in an adviser’s compliance controls. The SEC staff typically requests a response to a deficiency letter, including a description of remedial actions taken by the adviser. If applicable, the Chief Compliance Officer will be responsible for coordinating Manifold response.

     If you have any questions regarding the SEC’s compliance examination process, you sho uld contact the Chief Compliance Officer.

B. Media/Press Inquiries

     If a member of the press makes any inquiry, any and all such inquiries must be referred to the Chief Compliance Officer or CEO immediately. See Appendix R for additional detail related to inquiries from the Media/Press.

XIII.	REGULATORY REPORTING
	A.	Overview of Reporting Obligations Under Sections 13 and 16 of the Exchange Act
There are two separate reporting obligations imposed by Section 13 of the Exchange Act:
1. The obligation of beneficial owners of 5% or more of certain classes of equity securities to file reports on Schedule 13D or Schedule 13G; and

2. The obligation of certain institutional investment managers to file reports on Form 13F with respect to certain securities controlled by the manager.

     Section 16 of the Exchange Act and the rules promulgated there under impose certain obligations upon (i) officers and directors of companies having Section 12 Securities (as discussed in Section XII.4 below) and persons who are “beneficial owners” of 10% or more of a class of Section 12 Securities (collectively. “Section 16 Insiders”). Unless an exception applies, Section 16 Insiders have the following obligations under Section 16 of the

Exchange Act and the rules promulgated there under:

1	.	To file reports with the SEC disclosing transactions in the Section 12 Securities giving rise to their status as Section 16 Insiders; and

2	.	To disgorge (i.e., pay back to the issuer of the Section 12 Securities) “short- swing profits,” i.e., profits (calculated as the spread between the highest sell price and the lowest buy price, regardless of the actual order of transactions and of actual profit or loss) made by the Section 16 Insider on any purchase and sale made within six months of each other.

B.		Schedules 13D and 13G

     Persons who “beneficially own” 5% or more of a class of equity securities that is registered under Section 12 (“Section 12 Securities”) of the Exchange Act are required to file reports under Section 13(d) of the

Exchange Act. For purposes of Section 13 of the Exchange Act, a person is the beneficial owner of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares either (i) voting power over such security or (ii) investment power over such security. For purposes of Section 13 of the Exchange Act, it is irrelevant whether a person has an economic interest in Section 12 Securities.

     To the extent that Manifold exercises discretion over its Advisory Clients’ securities portfolio or if it has the power to vote the proxies for the shares in those accounts, it is a “beneficial owner” of those securities.

One or more owners of Manifold may also be considered an indirect “beneficial owner” of all of the securities Manifold “beneficially owns.”

     Manifold’s Advisory Clients are also “beneficial owners” of the securities in their accounts because they have the right to revoke at any time the discretionary authority they have delegated to Manifold to acquire, dispose or vote those securities. When determining for purposes of Section 13 whether an Advisory Client is a “beneficial owner” of 5% or more of a Section 12 Security, the holdings of all members of a family or of all affiliated entities, including trusts, should be aggregated unless (i) Manifold has been advised by the Advisory Client that Manifold need not aggregate the holdings of what appear to be affiliated or family accounts or (ii) Manifold has consulted counsel and been advised that it is unnecessaryto aggregate the accounts.

     Reports required by Section 13(d) must be filed with the SEC via EDGAR and the issuer of the Section 12 Securities. There are two different forms for filing the reports required by Section 13(d):

1.	Schedule 13D requires detailed disclosure of the source of funds used to acquire the Section 12
	Securities	and the reporting person’s plans with respect to the issuer of the Section 12 Securities,
	i.	e. whether there is any intent to seek control. Schedule 13D must be filed within 10 days
	following	the transaction in which the reporting person first crosses the 5% threshold and must be
	amended	promptly if any of the information disclosed therein changes.
2.	Schedule 13G is a simpler form than Schedule 13D and requires only disclosure of the reporting
	person’s	identity and the amount of Section 12 Securities acquired. Schedule 13G also has less
	burdensome	filing requirements. It generally must be filed at the following times.

3.	If an eligible reporting person beneficially owns at least 5% but less than 10% of an issuer’s Section 12 Securities, it must file Schedule 13G within 45 days following the end of the issuer’s fiscal year and amend the filing annually thereafter.
4.	If an eligible reporting person owns 10% or more of an issuer’s Section 12 Securities, it must filea Schedule 13G within ten days after the end of the month in which it first crosses the 10% threshold and any subsequent month in which its holdings of the Section 12 Securities increases or decreases by more than 5%. It must also make the annual filings.

     Only certain types of entities are eligible to use Schedule 13G provided that the entity acquires the Section 12 Securities in the ordinary course of business and without any intent to seek or influence a change in control of the issuer. As an investment adviser registered under the Advisers Act, Manifold is eligible to use Schedule 13G to report all Section 12 Securities it beneficially owns, including those held in its proprietary accounts (if any) as well as those held on behalf of client accounts, as long as it holds those securities in the ordinary course of business and without any intent to seek or influence a change in control of the issuer of the Section 12 Securities. Where an obligation to file reports under Section 13(d) of the Exchange Act arises for Manifold because Manifold has “acquired” an aggregate of more than 5% of a class of Section 12 Securities for its client and proprietary accounts, Manifold should file Schedule 13G. A controlling shareholder would also be eligible to file a Schedule

13G because he or she is considered the equivalent of Manifold’s “parent holding company.”

     Because Manifold’s Advisory Clients are also beneficial owners of the securities in the accounts that Manifold manages for them, they have their own separate reporting obligations under Section 13. Unless

Manifold’s client is itself a Schedule 13G eligible entity, it will not be eligible to use Schedule 13G and must file a report on Schedule 13D within ten days after it crosses the 5% threshold. Under revised SEC rules, if an Advisory Client is not investing for purposes of control, at the 5% level, the client may be eligible to file a Schedule 13G; however, the client should make that consideration with its own legal counsel.

Under Rule 13d-l(b)(1)(iii), Manifold has an obligation to notify any Advisory Client when that

Advisory Client crosses the 5% threshold (and, in fact, Manifold’s ability to use Schedule 13G itself is conditioned upon Manifold providing such notifications). Additional notice requirements arise when the Advisory Client reaches the 10% and 20% level, as additional filings are required. The V.P. of Operations is responsible for assuring timely notification of any client exceeding the 5%, 10% and 20% thresholds.

C.	Form 13F

     In the event Manifold exercises investment discretion with respect to accounts holding certain types of equity securities having an aggregate fair market value of at least $100,000,000, Manifold will be required to file a Form 13F with the SEC within 45 days of the last day of each calendar quarter. The Form 13F essentially requires disclosure of (i) the adviser’s identity, (ii) the identity of each issuer whose securities are held by accounts for which the adviser exercises investment discretion, (iii) the type and value of the securities at issue, and (iv) whether the adviser exercises sole or shared investment discretion or voting authority over those securities. In general, the types of equity securities for which a Form 13F must be filed are those which are registered pursuant to Section 12 of the Exchange Act and which are traded on a national securities exchange or are quoted on the automated quotation system of a registered securities association. The SEC publishes a list of such securities on a quarterly basis and that list should be consulted when preparing the filing.

D. Form 13H

Rule 13h-1 under Section 13(h) of the ’34 Act, require “large traders” to register with, and make certain disclosures to, the SEC on the Form 13H. Form 13H will be filed via EDGAR and must be updated periodically, but will not be disclosed to the public. Under Rule 13h-1, a “large trader” is: (i) a person that voluntarily registers as a large trader on Form 13H; or (ii) a person (a) that directly or indirectly, including through controlled persons, exercises investment discretion over one or more accounts; (b) whose transactions for the purchase or sale of any NMS securities (generally exchange-listed securities, including equities and options) for or on behalf of such accounts, by or through one or more registered broker-dealers; or (c) in the aggregate, equal or exceed a transaction activity threshold of: 2 million shares or a fair market value of $20 million, during any calendar day, or 20 million shares or a fair market value of $200 million, during any calendar month. Under the rule, "Transactions" generally means all transactions in NMS securities, excluding the purchase or sale of such securities pursuant to exercises or assignments of option contracts.

     Initial 13H filings must be made “promptly” (i.e., within 10 days of exceeding the above large trader threshold). Form 13H is required to be amended on a quarterly basis if information in the filing becomes materially inaccurate. In addition, an amendment must be filed on an annual basis (even if information has not changed).

     The Chief Compliance Officer is responsible for making sure that all Form 13H filings (if applicable) are timely made.

E. Section 16 Reporting

     From time to time Manifold may acquire for its Advisory Clients, in the aggregate, 10% or more of a company’s Section 12 Securities. Under Rule 16a-1(a)(1) adopted under the Exchange Act, Manifold will generally not be considered the beneficial owner of Section 12 Securities held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business as long as the Section 12 Securities were acquired by Manifold without the purpose or effect of changing or influencing control. However, for Section 16 purposes, Section 12 Securities held in proprietary accounts of Manifold must be counted as securities “beneficially owned” by Manifold. Further, receipt of a performance fee or service as a general partner has special implications under Section 16; therefore, Manifold must monitor the number of shares held in accounts for which it receives a performance fee. Accordingly, for all proprietary accounts, performance fee accounts and investment partnerships, the V.P. of Operations will provide reports to the Chief Compliance Officer once an aggregate holding of 8 percent of a Section 12 Security is reached for further analysis. Based on this analysis, reports may be required on the security immediately following each transaction due to the 2 day filing requirement for Form 4 discussed below. If certain members, directors or employees of Manifold serve as directors of a Section 12 company, this may also trigger special reporting requirements under Section 16 for Manifold in addition to the individual. The Chief Compliance Officer will maintain a list of all such companies and the Operations Department will provide periodic reports on these Section 12 Securities.

     Advisory Clients may be Section 16 Insiders, and if they are, they are subject to both the reporting and disgorgement of “short-swing” profits obligations (as defined in Section XII.A. above). Therefore, Manifold should be aware of any Advisory Client that is an officer or director of a company having Section 12 Securities and should not, without specific written instructions from that Advisory Client, engage in transactions for that client in those Section 12 Securities, or in securities that are derivative or convertible securities related to those Section 12 Securities. Furthermore, because Advisory Clients may become Section 16 Insiders and become subject to the obligations outlined above if they acquire 10% or more of any class of any Section 12 Security, Manifold should not engage in transactions that may take an Advisory Client above the 10% threshold without consulting with that client. This is particularly crucial due to the very short reporting window for Form 4 under Section 16. The Form 4 must be filed electronically within 2 days. Therefore, the Advisory Client must be made aware of the potential situation prior to crossing the threshold in order to make a filing of Form 4 within the timeframe (basically, the filing is required to be made in a day).

F.	Form PF

     Manifold may be required to file Form PF with the SEC on an annual or quarterly basis depending upon its assets under management. All Form PF filings will remain confidential.

     Smaller private fund advisers with assets between $150 million and $1.5 billion must file Form PF once a year within 120 days of the end of the fiscal year, and report only basic information regarding the private funds they advise. This includes limited information regarding size, leverage, investor types and concentration, liquidity, and fund performance. Smaller advisers managing hedge funds must also report information about fund strategy, counterparty credit risk, and use of trading and clearing mechanisms.

     Typically large hedge fund advisers with $1.5 billion or more in assets under management will need to report information on the private funds managed by such adviser within 60 days of the end of each fiscal quarter. These advisers must report on an aggregated basis information regarding exposures by asset class, geographical concentration, and turnover by asset class. In addition, for each managed hedge fund having a net asset value of at least $500 million, these advisers are required to report certain information relating to that fund’s exposures, leverage, risk profile, and liquidity. Large hedge fund advisers are not required to report position-level information.

     The Chief Compliance Officer is responsible for making sure that all Form PF filings (if applicable) are timely made.

G.	Form SLT

     Form SLT (filed with the Federal Reserve Banks) is part of the Treasury International Capital (TIC) data reporting system and is designed to gather information on cross-border holdings of reportable long-term securities. Entities that have consolidated aggregate holdings/issuances of reportable securities with a total fair value equal to or exceeding $1 billion on the last business day of a reporting month will be required to file a Form SLT. Reports are due monthly on the 23rd calendar day of the following month (or the next business day if the 23rd falls on a weekend or holiday).

     The reporting entity must include amounts of reportable securities held for the reporting entity’s own account and for customers, and for all U.S. resident parts of the reporting entity (i.e., U.S. subsidiaries and affiliates and investment companies, trusts and other legal entities created by the reporting entity). An investment adviser or manager that is a reporting entity should file one consolidated report, generally including all reportable holdings and issuances of (i) the adviser, (ii) all of the adviser’s U.S. resident parts, and (iii) all U.S. resident entities (i.e., accounts and funds) that it advises or manages.

     The Chief Compliance Officer is responsible for making sure that all Form SLT filings (if applicable) are timely made.

H.	Hart-Scott-Rodino Act

     The Hart-Scott-Rodino Act imposes a notification and waiting period requirement prior to significant acquisitions of voting shares of certain issuers. Hart-Scott-Rodino generally requires that any person proposing to make an acquisition of a significant amount of an issuer’s voting securities must give advance notice to the Federal Trade Commission and to the Antitrust Division of the Department of Justice. Under Hart-Scott-Rodino, notification and reporting is generally required (subject to certain exceptions) if a transaction meets certain qualifying tests, commonly known as the “size of transaction”3 and “size of person”4 tests.

     After giving advance notification of a transaction, there is a thirty (30) day waiting period (subject to certain exceptions) that must expire before the acquisition may be consummated.

     Hart-Scott-Rodino includes a series of exemptions from the notification and waiting period, the most common of which is the private investor exemption under which, an investor may purchase 10 percent or less

3	Effective December 31, 2012, the “size of transaction” threshold is set at $68.2 million. This figure is modified each year to reflect changes to the gross national product.
4	Effective December 31, 2012, under the “size of person” threshold, one party to the transaction must have net sales or total assets in excess of $136.4 million and the other have net sales or total assets in excess of $13.6 million. However, acquisitions that will result in the acquiring person holding in excess of $272.8 million of voting securities and/or assets of the acquired party are reportable regardless of the size of the person involved. These figures are modified each year to reflect changes to the gross national product.

of an issuer’s voting securities (regardless of dollar amount) if the acquisition of voting securities is made solely for investment purposes.

I. Form D

     All issuers offering securities in reliance on an exemption under Regulation D or Section 4(6) of the Securities Act (such as a Fund) must file Form D electronically with the SEC no later than 15 days after the first sale of securities. Form D filings must also be amended annually by the anniversary of the initial filing for any continuing offerings. Interim amendments are required as soon as is practicable upon discovery of any material mistake in a previously filed form or if certain information changes. Electronic Form D filings are made using EDGAR.

     Paper copies of the SEC Form D must also be filed in many states in which the securities are marketed. Many states allow issuers 15 days from the date of first issuance in that state to submit a Form D, but filing obligations vary from state to state. Also, certain states may require additional state-specific filings to supplement the Form D filing when an adviser offers a private fund in those states. Taken together, the state filing obligations are often referred to as “blue sky filings.”

     The Chief Compliance Officer, in conjunction with outside counsel as needed, will ensure that appropriate Form D and blue sky filings and amendments are submitted in a timely manner to the SEC and to applicable state securities regulators.

J. Foreign Laws and Regulations

     Prior to investing in non-U.S. securities, the Chief Compliance Officer will be informed so that he can confirm if any foreign laws regarding securities reporting will apply under the laws of the foreign country. For example, this may include restrictions on short selling in various foreign jurisdictions.

APPENDIX A

COMPLIANCE MANUAL AND CODE OF ETHICS ACKNOWLEDGMENT

     I hereby acknowledge receipt of the Manifold Compliance Manual (including the Code of Ethics) and certify that I have read and understand it and agree to abide by it.

I hereby represent that all my personal securities transactions will be effected in compliance with the Compliance Manual (including the detailed requirements of the Code of Ethics).

I also confirm that I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my confirmations and monthly and quarterly account statements to the Chief Compliance Officer. (CHECK here if not applicable)

I have not received any material non-public information that I have not disclosed to the Chief Compliance Officer nor used any material, non-public information for my own benefit.

In addition to the representations contained throughout the Manual and Code of Ethics, I hereby certify (i) that I have never been found civilly liable for nor criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority, (ii) in accordance with Section III.E of the Compliance Manual, I have reviewed the Disciplinary Questionnaire (Appendix D) and confirm that there have been no changes to my Disciplinary Questionnaire responses that are already on file with Manifold; and (iii) in accordance with Section III.J of the Compliance Manual, I am not engaged in any business activities outside my employment with Manifold other than those outside business activities which have already been disclosed to, and approved by, the Chief Compliance Officer.

I certify that I have read, I understand and I have complied with the Political Contribution Policy contained in the Code of Ethics and understand the pre-approval procedures for all applicable political contributions.

I have not given or received any gifts, favors, entertainment, special accommodations, or other things of material value (collectively, “Gifts”) in violation of the Gift Policy contained in the Code of Ethics and I have not failed to report any Gifts required to be reported pursuant to such policy.

I acknowledge that I have received, read and understand Manifold’s “Personal E-mail and Electronic Communications” policy contained in Section III.N of the Compliance Manual. I have not used any personal email accounts (such as those provided by Hotmail, Google, AOL or Yahoo), or any other form of non-Manifold provided email, instant messaging or text messaging, to conduct company business of any kind or to create communications that would otherwise be required to maintain pursuant to the Investment Advisers Act of 1940, as described in the Compliance Manual.

I have not used any personal social networks (such as those provided by Facebook, Twitter, MySpace, LinkedIn or YouTube), or any other form of non-Manifold provided social network, to conduct company business of any kind or to create communications that would otherwise be required to maintain pursuant to the Compliance Manual except in the event of a business disruption whereby my business email address was copied in accordance with the Manifold’s policies.

I hereby represent that, if I had any questions concerning the Compliance Manual (including the Code of Ethics) and my responsibilities set forth therein, I have raised them with the Chief Compliance Officer and received satisfactory answers to my questions.

A-1

I understand that any violation(s) of the Compliance Manual (including the Code of Ethics) is grounds for immediate disciplinary action, which may include termination of employment, and may constitute a violation of applicable federal, state and local laws and regulations. I certify that I have complied with, and affirm that I will continue to comply with, all applicable policies and procedures in the Compliance Manual (including the Code of Ethics).

Date:

Signature:

Print Name

Compliance Receipt:
Date:

A-2

APPENDIX B

INSIDER TRADING

I.	POLICY STATEMENT ON INSIDER TRADING

     Manifold forbids any Employee from trading, either personally or on behalf of others, including in the Advisory Clients, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” Manifold’s policy applies to every Employee and extends to activities within and outside their duties at Manifold’s principal office. Every Employee must read and retain this policy statement.

     The term “insider trading” is not defined in the Federal Securities Laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

¡ Trading by an insider, while in possession of material non-public information;

¡ Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

¡ Communicating material non-public information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, any Employee has any questions they should consult the Chief Compliance Officer.

A.	Who is an Insider?

     The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, Manifold may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

B. What is Material Information?

Trading on insider information is not a basis for liability unless the information is material.

“Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

     Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

C.	What is Non-Public Information?

     Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

D. Basis for Liability

1. Fiduciary Duty Theory

     In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

     In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants) or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated their fiduciary duty to the company’s shareholders.

     However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

2. Misappropriation Theory

     Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra the Court found, in 1987, a columnist defrauded the Wall Street Journal when he stole information from the journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

E. Penalties for Insider Trading

     Any violation of this policy statement can be expected to result in serious sanctions by Manifold, including dismissal of the persons involved.

     Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

1.	Civil injunctions;
2.	Treble damages;

	3.	Disgorgement of profits;
	4.	Jail sentences;
	5.	Fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; and
	6.	Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.
II.	PROCEDURES TO IMPLEMENT MANIFOLD’S POLICY AGAINST INSIDER TRADING

     The following procedures have been established to aid Employees in avoiding insider trading, and to aid Manifold in preventing, detecting and imposing sanctions against insider trading. Every Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

If you have any questions about these procedures, you should consult the Chief Compliance Officer.

A.		Identifying Insider Information

1	.	Before engaging in personal trading and trading for the Advisory Clients in the securities of a company about which there may be potential insider information, the following questions should be asked:

		(a)	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

		(b)	Is the information non-public? To whom has this information been provided?
Has the information been effectively communicated to the marketplace by being published in Reuters, the Wall Street Journal or other publications of general circulation?

2	.	If, after consideration of the above, there is a possibility that the information could be material and non-public, or if there are questions as to whether the information is material and non-public, the following steps should be taken:

		(c)	The matter should be reported immediately to the Chief Compliance Officer.

		(d)	The securities should not be purchased personally or on behalf of an Advisory
Client.

		(e)	The information should not be communicated inside or outside Manifold, other than to the Chief Compliance Officer.

		(f)	After the Chief Compliance Officer has reviewed the issue or consulted with counsel (as appropriate), the prohibitions against trading and communication shall be continued or trading and communication of the information shall be permitted.

B.		Personal Securities Trading

     As noted above in Manifold’s Code of Ethics, all Employees are subject to strict reporting and pre-clearance requirements with respect to personal securities transactions.

C.	Restricting Accessto Material Non-Public Information

     If an Employee is in possession of information that he or she has identified as material and non- public, such information may not be communicated to anyone, including persons within Manifold, except as provided in Section II.A. (2). In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non- public information should be restricted.

D. Resolving Issues Concerning Insider Trading

     If after consideration of the items set forth in Section II.A., doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

E.	Expert Networks and Third Party Research Consultants and/or Agents
	1.	The Chief Compliance Officer must each pre-approve all proposed arrangements with
		expert	networks. The Chief Compliance Officer must pre-approve all proposed arrangements with third party research consultants and/or agents. Before having any communication with experts, consultants and/or agents, employees must pre-clear each such communication with the Chief Compliance Officer. If there is any question as to whether a research relationship involves an expert, third party research consultant or agent, Employees must discuss the proposed research with the Chief Compliance Officer prior to engaging in any such communication.
	2.	The Chief Compliance Officer will conduct thorough due diligence on the firm of each
		expert,	consultant or agent, which will include:
		(a)	Meet with the firm’s compliance officer of expert networks to confirm they have adequate policies, procedures and contractual safeguards in place to prevent the risk of exchange of material non-public information; for third party research consultants or agents, review the firm’s policies, procedures and contractual safeguards in place to prevent the risk of exchange of material non-public information.
		(b)	Ensure that all agreements contain appropriate “Insider Trading Prohibition” disclosures, including but not limited to, provisions whereby the firm agrees: (i) that their experts, consultants and/or agents will not provide Manifold with material non-public information; (ii) that the firm will not put Manifold in contact with any experts, consultants and/or agents who have recently worked at the subject issuer; and (iii) that the firm will, upon request, provide Manifold with a call log documenting each call between their experts, consultants and/or agents and Manifold employees.
		(c)	If the firm hires experts, consultants and/or agents who are public company employees, the firm must have a process in place to block Manifold’s access to those Employees;
		(d)	If the firm hires experts, confirm the firm has verified with the subject issuer that the expert is approved to act as an expert; and

	(e)	If the firm hires experts, confirm the firm has the ability to monitor and restrict how many calls Manifold can have with a particular expert and a cap on dollars spent for a particular expert.
3.	Employees who work with experts, consultants or research agents must review the checklist and guidelines set forth in Exhibit 1 to this Appendix B. For example, Employees must maintain a weekly log of each communication with experts, consultants or research agents on Manifold’s shared drive. The Chief Compliance Officer will review the call log on a monthly basis, as well as monitor calls on a random basis. Also, Employees are prohibited from having a dialogue about any public company with an expert, consultant or agent who is currently working or has worked within the past year for a public company. Employees who work with experts, consultants or research agents must use caution and be prepared to respond to inquiries from Manifold. More
	specifically,	those Employees who work with experts, consultants or research agents should be prepared to provide Manifold with information specific to certain communications, including, but not limited to, advance notice of such communications, their weekly call logs, and a list a experts,
	consultants	or research agents with whom the Manifold Employee communicates.

EXHIBIT 1

Inside Information in General & Checklists

(1)	What is Inside Information?
Is the information material? There is no simple definition. Information is material if is a substantial likelihood that a reasonable shareholder would consider it in making an investment decision OR information that is reasonably certain to a substantial effect on the price of a company’s securities.
Is the information non-public? Information is nonpublic if it has not been disseminated in manner making it available to investors generally. As a rule of thumb, information is until it has been effectively communicated to the market place as a whole
e., SEC filings, WSJ, publications of general circulation).
While it is not possible to create an exhaustive list, the following items are some types of or events that should be reviewed carefully to determine whether they are
[1]:
Earnings information;
Mergers, acquisitions, tender offers, joint ventures, or changes in assets;
New products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);
Changes in control or in management;
Change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report;
Significant litigation;
Events regarding the issuer's securities -- e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities; and
Bankruptcies or receiverships.
(2)	Required Checklist
Before having any communication with expert networks, Employees must pre-clear each communication with the Chief Compliance Officer.
Ensure all Service Provider Agreements contain “Insider Trading Prohibition”
More specifically, contact the Chief Compliance Officer and confirm that has an agreement in place with the research consulting firm through which the party firm has agreed: (i) that their consultants will not provide Manifold with non-public information; (ii) that the third party firm will not put Manifold in with any consultants who have recently worked at the subject issuer; and (iii) that third party firm will, upon request, provide Manifold with a call log documenting call between their consultants and Employees.
Before engaging in discussions with the expert network consultants, read the following
“Manifold is reaching out to [Name of Expert/Consultant] to gather information to industry group trends and outside vertical reads. Manifold is not seeking
1	By including this list, we do not mean to imply that each of these items is per se material. The information and events on this list still require determinations as to their materiality (although some determinations will be reached more easily than others). For example, some new products or contracts may clearly be material to an issuer; yet that does not mean that all product developments or contracts will be material.

information on a specific company. As a reminder, [Name of Expert/Consultant] should not: (1) disclose material, nonpublic information about a public company; (2) disclose information that you have a contractual or fiduciary duty to keep confidential; (3) disclose information that you obtained from any person who expects you to keep it confidential; (4) participate in this conversation if doing so will violate applicable law or any agreement with -- or other obligation to -- any person, employer, former employer or other entity; or (5) disclose any trade secrets or other proprietary information not owned solely by you.”
Did/Does the expert or consultant work at a public company? If former employer, how ago?
Note: If the expert or consultant is currently working or has worked within the past year at a public company, you are prohibited from having a dialogue with that expert or consultant about any public company.
Note: If the expert or consultant previously worked at a public company before the past year, use caution, particularly if the expert or consultant ever worked at the subject issuer.
Note: Document in your files that these questions were asked.
Note: If the responses are problematic, an Employee must not proceed with a conversation with such consultant and report such conversation to Chief Compliance Officer.
Record each communication with an expert or consultant in your weekly call log, which be saved on Manifold’s shared drive.
Communication with any one expert is limited to no more than 2 calls per quarter and 5 year.
In the event that someone feels they have received such “Non-Public, Insider they should NOT trade in the issuer (either personally or on behalf of including the Manifold Advisory Clients).
Discuss facts with Chief Compliance Officer (who may seek advice of outside legal if you have any questions or doubt.
Employees are restricted from trading on inside information on behalf of any Advisory including their personal accounts.
Any documents, notes, files (either hardcopy of electronic) which contain the non-public, information should be securely kept and shared only with those persons who need know such information for compliance purposes.
Note: Employees should actively limit the sharing of such non-public, inside information.
(3)	Due Diligence Checklist
Do you communicate with management or insiders of publicly traded issuers? If so, how
Please describe the types of information that you typically obtain from or insiders. Do you take any precautions to ensure that the information communicated or provided to you by management or insiders does not involve material, non-public information (e.g., confirm information provided is publicly available, remind management to limit information provided to you to that which has been made publicly available)? If so, please describe the precautions.
  Do you communicate with analysts, unaffiliated portfolio managers and other investment professionals about publicly traded issuers? If so, how often? Please describe information that you obtain from such persons. Do you take any precautions to ensure that such information communicated or provided to you by such persons does not involve material, non-public information?
  Do you interact with third-party service providers of publicly traded issuers (e.g., brokerage firms, printing firms, banks) from which you may obtain information about the issuer? If so, how often? Please describe the types of information that you may obtain.
  Are you aware of any confidentiality agreements to which Manifold is a party and pursuant to which it has obtained or may obtain material, non-public information? If so, please describe the agreements or provide a copy of the agreement to the Chief Compliance Officer. Also, please describe the information that has been obtained or may be obtained in connection with the agreement.
  Do you use or access expert networks? If so, please describe the network and your access to or use of the network.
  Do you serve as an officer or director of a publicly traded issuer? Are you aware of any such service by an employee of Manifold?
  Are you aware of any circumstance in which Manifold or its personnel may serve on the creditor committee of an issuer?
  Are you aware of any situation in which Manifold or its personnel has been provided information concerning the existence of a PIPE transaction? For example, has a broker- dealer used by Manifold contacted you and inquired about your possible participation in a PIPE transaction? If so, please describe the situation and the brokers from whom such information may be received.
  Are you aware of any situation in which Manifold beneficially owns debt securities and equity securities of the same issuer? If so, please describe the situation and any precautions that have been taken to limit access to material, non-public information about the issuer.
  Are you aware of any Investor that is a corporate insider? If so, please identify the Investor.
  Are you aware of any family member that is an officer or director of an issuer in which a Fund invests? If so, please identify.
  Are you aware of any other situation or arrangement, including situations and arrangements involving other Employees, in which non-public information about securities is communicated? If so, please describe.
  Do you provide information about Fund trading or Fund portfolio holdings to third parties? If so, please describe to whom you provide the information and the information provided. Are such persons subject to a confidentiality agreement with Manifold or otherwise subject to a duty to Manifold regarding the use or dissemination of the information?

APPENDIX C

MARKET RUMORS POLICIES AND PROCEDURES

     Manifold has designed written policies and procedures to reasonably seek to prevent market manipulation by the spreading of false rumors. Manifold’s policies with respect to market rumors are set forth below.

A. Policy Statement on Market Rumors

     Manifold forbids any Employee from knowingly and intentionally manipulating the prices of securities through the manufacturing, spreading or communication of false or misleading rumors to others and subsequently trading (including short selling), either personally or on behalf of others, including the Funds, on such false rumors in violation of the law. Manifold’s policy applies to every Employee and extends to activities within and outside their duties at Manifold’s principal office. Every Employee must read and retain this policy statement.

If, after reviewing this policy statement, any Employee has any questions they should consult the Chief Compliance Officer.

B. Procedures to Implement Manifold’s Policy Against False Market Rumors

     The following controls and procedures have been established to reasonably assist Employees in preventing the spread of false information intended to affect securities prices, as well as other potentially manipulative conduct. Every Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer.

1.	Anti-Fraud Restriction – Employees are absolutely prohibited from intentionally manufacturing and disseminating a false rumor to fellow employees or outside third-parties. This restriction includes:
	(i)	information that may be accurate but for the omission of material facts or the inclusion of statements which, in light of the circumstances they are made, are misleading; and
	(ii)	information the Employee knows or had reasonable ground to believe is so false and misleading.
2.	In the event an Employee believes or has reason to believe he/she has received or has been privy to a false market rumor or if, after consideration of the above, there are still questions as to whether information received is, in fact, a false market rumor, the following steps should be taken:
	(i)	The matter should be reported immediately to the Chief Compliance Officer and should not be communicated inside or outside of Manifold; and
	(ii)	The securities should not be purchased (neither personally nor on behalf of the Advisory Clients) until further notice from the Chief Compliance Officer.

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APPENDIX D

DISCIPLINARY QUESTIONNAIRE

Instructions: Please respond to all questions and requested information. Complete written details of all events or proceedings must be provided. An executed copy of this form should be provided to the Chief Compliance Officer.

2.	Based upon activities that occurred while you exercised control over it, has an organizationever:

		a.	been convicted of or pled guilty or nolo contendere	Yes	No
(“no contest”) in a domestic or foreign court to
any felony?
		b.	been charged with any felony?	Yes	No

3	.	Have you ever:
		a.	been convicted of or pled guilty to or nolo contendere	Yes	No
(“no contest”) in a domestic, foreign or military court to
a misdemeanor involving: investments or an investment-
related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery,
counterfeiting, extortion or a conspiracy to commit any
of these offenses?
		b.	been charged with a misdemeanor specified in 3(a)?	Yes	No

4.	Based upon activities that occurred while you exercised control over it, has an organization ever:

a.	been convicted of or pled guilty or nolo contendere	Yes	No
(“no contest”) in a domestic or foreign court to a
misdemeanor specified in 3(a)?
b.	been charged with a misdemeanor specified in 3(a)?	Yes	No

Regulatory Disciplinary Actions

5.	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commissionever:

a. found you to have made a false statement or omission?

b.	found you to have been involved in a violation of its	Yes	No
regulations or statutes?
c.	found you to have been a cause of an investment-	Yes	No
related business having its authorization to do
business denied, suspended, revoked or restricted?
d.	entered an order against you in connection with	Yes	No
investment-related activity?
e.	imposed a civil money penalty on you, or ordered you	Yes	No
to cease and desist from any activity?

6.	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

		a.	found you to have made a false statement or omission	Yes	No
or been dishonest, unfair or unethical?
		b.	found you to have been involved in a violation of	Yes	No
investment-related regulation(s) or statute(s)?
		c.	found you to have been a cause of an investment-	Yes	No
related business having its authorization to do business
denied, suspended, revoked or restricted?
		d.	entered an order against you in connection with an	Yes	No
investment-related activity?
		e.	denied, suspended or revoked your registration or license or
			otherwise, by order, prevented you	Yes	No
from associating with an investment-related business or
restricted your activities?
7	.	Has any self-regulatory organization or commodities exchange ever:
		a.	found you to have made a false statement or omission?	Yes	No
		b.	found you to have been involved in a violation of its	Yes	No
rules (other than a violation designated as a “minor rule
violation” under a plan approved by the U.S. Securities
and Exchange Commission)?
		c.	found you to have been the cause of an investment-	Yes	No
related business having its authorization to do business
denied, suspended, revoked or restricted?
		d.	disciplined you by expelling or suspending you from	Yes	No
membership, barring or suspending your association
with its members, or restricting your activities?
8	.	Has your authorization to act as an attorney, accountant		Yes	No
or federal contractor ever been revoked or suspended?
9	.	Have you been notified, in writing, that you are now the subject of any:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify Manifold Partners if such information becomes inaccurate in any way.

Name:
Date:

Compliance Receipt:

Date:

APPENDIX E

POLITICAL CONTRIBUTION – PRE-CLEARANCE FORM

Instructions: Complete Sections I, II and III of the form. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Chief Compliance Officer.

I.	Political Contribution Details
Name of Elected Official/Candidate, Political Party, PAC
Office or Role of Elected Official/Candidate within the government entity
State, Local or Municipal Government that the Elected Official/Candidate represents
Amount of intended political contribution
Name of individual (or entity) who made the political contribution
Approximate date on which the political contribution will be made
II.	Related Issues
Have you, your spouse and any other immediate family member(s) made prior political contributions to the above-reference Elected Official/Candidate, Political Party, or PAC?

If yes, explain:

Are you aware of any relationship (including ongoing marketing efforts) between Manifold Partners and the State, Local or Municipal government represented by the above-referenced Elected Official/Candidate, Political Party, or PAC?

If yes, explain:

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III.	Additional Detail
Please use the space provided below to describe any additional details which may be relevant to the Chief
Compliance Officer’s review of the proposed political contribution:
I	certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:

Date:

IV.	Recommended Response or Course of Action to be Taken To be completed by Chief Compliance Officer Describe recommended course of action to be taken:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:

Date:

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APPENDIX F

ANNUAL POLITICAL CONTRIBUTION DISCLOSURE FORM

Instructions: Under Advisers Act Rules, on an annual basis you must disclose to Manifold all contributions made to government officials (including candidates) and any payments to state or local political parties and political action committees. More specifically, use this form to disclose any political contributions you made, over the below-referenced time period.

Time Period:

, 20 to

, 20 (the “Time Period”)

Item 1: Political Contributions made during the Time Period

NAME OF	OFFICE OR	STATE,	AMOUNT OF	NAME OF	DATE OF
ELECTED	ROLE OF	LOCAL OR	POLITICAL	INDIVIDUAL	POLITICAL
OFFICIAL/	ELECTED	MUNICIPAL	CONTRIBUTION	(OR ENTITY)	CONTRIBUTION
CANDIDAT	OFFICIAL/	GOVERNMEN		WHO MADE
E OR	CANDIDAT	T THAT THE		THE POLITICAL
POLITICAL	E	ELECTED		CONTRIBUTION
PARTY/PAC		OFFICIAL/
CANDIDATE
REPRESENTS

Item 2: Related Issues:

Have your spouse or any other immediate family member(s) made political contributions to the ANY of the above-reference Elected Officials, Candidates, Political Parties or PACs?

If yes, explain:

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Are you aware of any relationship (including ongoing marketing efforts) between Manifold and ANY of the State, Local or Municipal governments represented by the above-referenced Elected Officials, Candidates, Political Parties or PACs?

If yes, explain:

Item 3: Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief

Compliance Officer’s review of your political contribution(s) for the above referenced Time Period:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:

Date:

Chief Compliance Officer

Date:

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APPENDIX G

NEW HIRE POLITICAL CONTRIBUTION DISCLOSURE FORM

Instructions: New Employees must disclose to Manifold certain political contributions made within 2 years prior to their hire date. Use this form to disclose any political contributions you made, over the past two years to government officials (including candidates) and any payments to state or local political parties and political action committees.

Item 1: Political Contributions
NAME OF	OFFICE OR	STATE, LOCAL	AMOUNT OF	NAME OF	DATE OF
ELECTED	ROLE OF	OR	POLITICAL	INDIVIDUAL	POLITICAL
OFFICIAL/	ELECTED	MUNICIPAL	CONTRIBUTION	(OR ENTITY)	CONTRIBUTION
CANDIDATE	OFFICIAL/	GOVERNMENT		WHO MADE
OR	CANDIDATE	THAT THE		THE
POLITICAL		ELECTED		POLITICAL
PARTY/PAC		OFFICIAL/		CONTRIBUTION
CANDIDATE
REPRESENTS

Item 2: Related Issues

Have your spouse or any other immediate family member(s) made political contributions to the ANY of the above-reference Elected Officials, Candidates, Political Parties or PACs?

If yes, explain:

Are you aware of any relationship (including ongoing marketing efforts) between Manifold Partners and ANY of the State, Local or Municipal governments represented by the above-referenced Elected Officials, Candidates, Political Parties or PACs?

If yes, explain:

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Item 3: Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief

Compliance Officer’s review of your political contribution(s) listed above:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:

Date:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:

Date:

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APPENDIX H

PRIVACY POLICIES AND PROCEDURES

A.	Privacy Policy

     Manifold will not disclose Advisory Clients’ or Investors’ Non-Public Personal Information or that of any former clients to third parties other than affiliates and/or other third party firms that assist Manifold in providing advisory services and/or effecting client transactions (such as brokers, fund administrators, accounting support firms and compliance/operational support service providers). Manifold may also provide such information to service providers and financial institutions with which it has joint marketing relationships, if any. Additionally, Manifold’s disposal of Non-Public Information shall be done in a secure manner.

B.	Procedures for Compliance with Privacy Policy

     In order to generally ensure that Non-Public Personal Information about Advisory Clients and Investors is safeguarded, Manifold has also adopted the following internal procedures:

1.	Subject to applicable law, Manifold does not share any information about Investors with nonaffiliated third parties, except as necessary or appropriate in connection with the processing and administration of the Advisory Client’s investments and in connection with Manifold’s general business operations. For example, information about Investors may be disclosed as necessary to process an Investor’s subscription to a Fund, to the extent required in connection with an investment or transaction Manifold proposes to make, or to Manifold’s technical service providers that maintain the security of Manifold’s records. Information about Investors may also be disclosed to the extent an Investor specifically authorized the disclosure, and for other purposes required or permitted by law, such as where reasonably necessary to prevent fraud, unauthorized transactions or liability, to respond to judicial process or subpoena, or complying with federal, state or local laws.
2.	In the event that Manifold discloses nonpublic personal information about an Investor either to an unaffiliated third party that provides marketing services on behalf of Manifold (i.e., not on behalf of Investors or as otherwise described above) or to an unaffiliated third party financial institution, such as a prime broker, in connection with joint marketing by Manifold and the third party, Manifold shall: (i) notify Investors in the Privacy Notice (as defined below) of the possibility of such disclosure; and (ii) enter into a contractual agreement with the third party that prohibits the third party from disclosing or using Investor information other than to carry out the purposes for which the information was disclosed to the third party and requires that the parties agree to maintain the confidentiality of Investor information. Any disclosure of Investor information to third-party service providers and joint marketing partners must be pre-approved by the Chief Compliance Officer.
3.	Except as described above, Manifold will not disclose nonpublic personal Investor information to non-affiliated parties, unless the Investor has been given a notice of the possibility of such
disclosure	and an opportunity to “opt-out” of the disclosure.
4.	Access to Advisory Clients’ and Investors’ Non-Public Personal Information is restricted to
employees	and service providers that need to access such information to engage in business
activity	on behalf of Manifold;

5	.	After business hours, hard-copies of Advisory Clients’ and Investors’ Non-Public Personal
Information are kept in locked file cabinets or in a locked file room or other secure location; and

6	.	Access to electronic-based Advisory Clients’ and Investors’ Non-Public Personal Information is
restricted.

C.		Privacy Notices

     Manifold will deliver initial notification of these policies and procedures to Advisory Clients and annual notice to current Advisory Clients thereafter in the form of a privacy notice (the “Privacy Notice”). Manifold provides the initial notice to Investors by including it in the subscription agreements, which all Investors complete prior to their acceptance to a Fund, or with the investment management agreement for separate accounts. An acceptable method for delivering an annual notice would be through a cover letter accompanying a monthly statement or quarterly letter to current Advisory Clients. A form of Client Privacy Notice is attached hereto as Appendix I. The Chief Compliance Officer is responsible for ensuring that initial and annual privacy notices are distributed in accordance with the above requirements.

D. Disposal of Non-Public Personal Information

     In order to protect Advisory Clients and Investors against the risks of fraud and fraud-related crimes, including identity theft, Manifold has also adopted the following internal procedures relating to the secured disposal of Non-Public Personal Information:

1.	To the extent not covered under Advisers Act Rule 204-2, hard copies of Investors’ Non-Public Personal Information (or any extra hard-copies of Investors’ Non-Public Personal Information, whether or not covered by Advisers Act Rule 204-2) shall be destroyed in a manner so that such information cannot be practicably read or reconstructed;
2.	To the extent not covered under Advisers Act Rule 204-2, Investors’ Non-Public Personal Information which is stored on disk, CD, tape or other electronic media (or any extra disks, CDs, tapes or other electronic media which contain Investors’ Non-Public Personal Information, whether or not covered by Advisers Act Rule 204-2) shall be cleared, purged, declassified, overwritten and/or encrypted in such a manner so that any information contained therein cannot be restored or decrypted;
3.	After electronic media is cleared, purged, declassified, overwritten or encrypted, Manifold’s systems administrator shall check that the original information is not backed-up or saved ona hard drive, recycle bin or other memories; and
4.	The Chief Compliance Officer shall require that each third-party service provider engaged by
Manifold, which necessarily obtains access to Investors’ Non-Public Personal Information during the course of their services on behalf of Manifold shall have similar policies and procedures relating to the secure disposal of Non-Public Personal Information.

     If an employee has any doubt as to whether certain data constitutes Non-Public Personal Information, such Employee shall consult with the Chief Compliance Officer or outside counsel, or dispose of such data as if it were, in fact, Non-Public Personal Information.

E. State Privacy Laws

     Certain states have adopted additional consumer privacy laws that may be applicable to investment advisers with Investors who are residents of those states. For example, Massachusetts Law 201 CMR

17.0 requires any company with personal information about a resident of Massachusetts (a “Subject Company”) to adopt and implement a comprehensive information security program. Such security program shall include appropriate administrative, technical, and physical safeguards to maintain the security of personal information relating to a Massachusetts resident (“Personal Information”). 201 CMR 17.00 also requires a Subject Company to appoint one or more Employees to oversee such security program. Such designated Employee(s) must, as part of a

Subject Company’s information security program, identify all reasonably foreseeable internal and external risks to any Personal Information, and ensure that the Subject Company effectively manages such risks. To ensure compliance with this mandate, 201 CMR 17.00 requires a Subject Company to, at a minimum:

1. Develop comprehensive security policies for Employees;

2. Impose disciplinary measures for violations of the security program;

3. Prevent terminated Employees from accessing Personal Information by immediately prohibiting physical or electronic access to such data;

4. Take reasonable steps to verify that any third-party service provider with access to Personal Information has the ability to protect such data in accordance with the regulations;

5. Limit the amount of Personal Information collected to only that which is required for the legitimate business purpose for which it was collected; limit the time within which the data is kept; and limit access to such information to only those who are reasonably required to have it;

6. Create a comprehensive inventory of paper and electronic records; computers, including laptops and portable devices; and storage media that contain Personal Information;

7. Impose reasonable restrictions and safeguards upon the physical access to records containing Personal Information;

8. Monitor and upgrade the security program regularly to ensure compliance;

9. Audit the scope of the technical security systems (discussed below) at least once a year or whenever there is a material change in business practices that may affect the security of Personal Information; and

10. Document actions taken in response to any breach of security.

     In addition to the written security program, a Subject Company must also establish and maintain a security system addressing its computers, including any wireless systems, which must contain, at a minimum, the following elements:

1.	Create secure user authentication protocols, including strict control of user IDs and passwords;
2.	Develop secure access control measures that restrict access to Personal Information to only those who need the information to perform their obligations;
3.	Encrypt, to the maximum extent technically possible, all data containing Investors’ Personal
Information that is communicated to third parties across public networks such as the Internet;
4.	Monitor systems for unauthorized use of or access to Personal Information;

5.	Use reasonably current firewalls and security patches on all systems connected to the Internet that contain Personal Information;
6.	Use reasonably current security software, which must include malware protection and current patches and virus definitions; and
7.	Educate and train company Employees on the proper use of the security system and the importance of protecting Personal Information.

     To ensure compliance with 201 CMR 17.00 and other state requirements, Manifold will, in consultation with outside counsel to the extent necessary, periodically review such laws and determine whether

Manifold’s procedures are adequate in light of such review. To the extent required, Manifold will revise its procedures in order to comply with such laws.

APPENDIX I

SAMPLE PRIVACY NOTICE FOR CLIENTS/CUSTOMERS/
SERVICE PROVIDERS OF
MANIFOLD PARTNERS LLC

     As required under applicable federal law, this notice informs you of the privacy policies of Manifold Partners LLC (“Manifold”). The SEC adopted Regulation S-P in June 2000 in response to a mandate promulgated by the Gramm-Leach-Bliley Act. Essentially, Regulation S-P requires Manifold to develop a written privacy policy and adopt procedures to protect the confidentiality of its customers’ non-public personal information

(“Information”).

     Manifold does not disclose Information about its clients or former clients to third parties other than as set forth below. Manifold obtains Information about clients in connection with the advisory/investment management services that Manifold provides to clients. This Information may include an Advisory Client’s name, address, social security number, tax identification number, net worth, total assets, income and other financial information necessary to determine required accreditation standards (as well as financial sophistication). This Information may be obtained through discussions, documentation (such as subscription agreements or advisory service agreements) and in the course of the advisory services Manifold provides to clients. Manifold may use this Information to provide investment management/advisory services to clients, which can include the opening of accounts and other actions necessary to effect clients’ advisory transactions. In connection with providing clients with such services and effecting client transactions, Manifold may provide clients’ Information to its affiliates and other firms that assist Manifold in providing clients with advisory services and effecting client transactions (such as brokers, custodians, transfer agents, banks, fund administrators, accountants, auditors, lawyers and compliance/operational support service providers). Manifold may also provide such Information to service providers and financial institutions with which Manifold has joint marketing relationships. Further, Manifold may use this Information to respond to court orders, government or self-regulatory organization requests or investigations, or as otherwise required by law. Even after you redeem your investment, we may continue to share your information as described in this notice.

Federal law gives you the right to limit only:

(a)	sharing for affiliates’ everyday business purposes;
(b)	affiliates from using your information to market to you
(c)	sharing for non-affiliates to market to you.

State laws may provide additional rights to limit sharing.

Manifold requires all such service providers and other financial institutions (to which Manifold discloses your Information) to protect the confidentiality of your Information and to use such Information only for the purposes for which it was disclosed to them.

Manifold restricts access to Information about clients to its employees who need to know such

Information to provide advisory or administrative services to clients.

In order to safeguard your Information, Manifold has adopted the following internal procedures:

(a)	access to Information is restricted to employees and service providers that need to access such Information in order to engage in business activities on behalf of Manifold;
(b)	hard-copies of documents containing Information are kept in a secure environment;

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(c) electronic files containing Information are protected via password-protected files; and (d) access to password-protected electronic files containing Information is restricted to the persons mentioned in (a) above.

Additionally, Manifold’s disposal of Information is done in a secure manner.

     Please contact us if you have any questions regarding our Privacy Policy. You may contact us via E-mail mmccoll@manifoldpartners.com, telephonically at 415-339-2482.

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APPENDIX J

CONFLICTS OF INTEREST QUESTIONNAIRE

BETWEEN

(DATE)

AND

(DATE)

     Manifold takes its fiduciary obligations to its Advisory Clients and Investors very seriously. In this connection, Manifold must periodically review the conflicts of interest relevant to its business and operations. The purpose of having each Employee complete this questionnaire is to increase the likelihood that all such conflicts of interest are properly identified and properly addressed by Manifold.

Nature of the Conflict: Personal Securities Transactions

Have you affected any transactions (buys or sells) in the same securities as Advisory Clients?*

Yes

No

If yes, please explain:

* To the extent that you have already reported such holdings through your Initial or Annual Holdings Reports, please note that here. You do NOT need to reiterate the holdings information that was previously reported on your Initial or Annual Holdings Reports.

Did you obtain pre-clearance for all the personal securities transactions noted in #1 above?

Yes

No

If no, please explain:

Nature of the Conflict: Business Transactions or Doing Business with Affiliates or Related Parties

Are you presently engaged in any business transactions outside of your employment with Manifold?*

Yes

No

If yes, please explain:

* NOTE: Such business transactions could include loans to, or investment in, private business ventures.

Do you currently hold any paid positions with entities outside of your employment with Manifold?

Yes

No

If yes, please explain:

Is your spouse, or any household family member, presently employed by any of Manifold’s third pa rty service providers?

Yes

No

If yes, please explain:

Is your spouse, or any household family member, presently employed by any of the companies/issuers with which Manifold invests?

Yes

No

If yes, please explain:

Is your spouse, any close relative, or any household family member, presently a principal or registered representative of a broker-dealer?

Yes

No

If yes, please explain:

Does your spouse, any close relative, or any household family member currently serve as a director or officer of a publicly traded company?

Have you engaged in business transactions, or done business with, Manifold’s affiliates or related parties?*

*	For purposes of this response, “Related Parties” would include (but not be limited to): companies/issuers in which Manifold invests, service providers employed by Manifold, and individuals or entities that have invested in the Advisory Clients of Manifold.
*	When responding to this question, you should consider any compensation arrangements that you have outside of Manifold. To the extent that you are unsure as to whether such a non-Manifold relationship needs to be disclosed, please discuss with the Chief Compliance Officer.
*	NOTE: To the extent you have answered “Yes” to this question, it is likely that Manifold will need to update its disclosures to Advisory Clients and Investors.

If “Yes,” please complete the following:

Please describe the entity that you presently do business with, the nature of the transacted business, and whether fees are involved:

Name of Entity:

Nature of Activities:

Fees paid:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:
Date:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:
Date:

APPENDIX K

OUTSIDE BUSINESS ACTIVITY/INSIDER DISCLOSURE STATEMENT

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

Name of Business Name of Business OR I do not take an active role in any other business.	Role Role

2.	Entities by which I am employed or receive compensation:

Name of Entity

Name of Entity

Affiliation or Title

Affiliation or Title

OR

I am not employed or receive compensation from any other entities.

3.	Business organizations in which I am an officer, director, partner or employee:

Name of Entity

Affiliation or Title

Public Company (Yes/No)

OR

I am not an officer, director, partner or employee in any organization.

4. Describe interests in any securities, financial or kindred business:

Do you own a significant position in any publicly held company’s securities? Describe:

5. Other

(Including but not limited to: membership in, or affiliation with, a trade or professional association; providing information or advice regarding investments or financial planning (e.g. serving as an adjunct professor, writing an article or book)

Describe:

Insider Disclosure

Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member Name of Entity	Relationship Affiliation or Title

Name of Family Member Name of Entity OR	Relationship Affiliation or Title

     I certify that no member of my immediate family is an executive officer, director or 5% or greater stockholder of a public company.

I certify that the activity(ies) mentioned above do not violate any law or regulation, will not or do not interfere with my responsibilities to Manifold, compete with or conflict with any interest of Manifold. I hereby represent that I will bring to the attention of Manifold any potential conflicts of interest that arise due to such activity(ies).

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:

Date:

COMPLIANCE RECEIPT:

Name:

Date:

APPENDIX L

REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES

Name of Firm/Description of Proposed Outside Business Activity:

If “yes” to the above, will such organization maintain an officer’s and director’s liability policy in addition to any indemnification that you may be otherwise provided by such outside business activity (provide details of any and all such coverage/indemnification):

Duties in connection with such activity:

Estimated amount of time spent on such activity (yearly basis):

Will you or any related party receive any economic benefit for your participation in such activity? Yes No

If “yes,” description of economic benefit:

     The Employee represents that such activity does not violate any law or regulation, will not or does not interfere with his/her responsibilities to Manifold, compete with or conflict with any interest of Manifold. The employee represents that he or she will bring to the attention of Manifold any potential conflicts of interest that arise due to such activity.

Employee Name:
Date:

DISPOSTION OF PRE-APPROVAL REQUEST:

Request Approved

Request Denied

Name:
Date:

L-1

APPENDIX M

NOTIFICATION AND APPROVAL OF BENEFITS/GIFTS IN

EXCESS OF $100 OR BUSINESS ENTERTAINMENT IN EXCESS OF $250

Instructions: Employees are required to complete this form in the event they have received/provided any benefits or gift from/to any of Manifold’s third-party business contacts in excess of $100 or business entertainment in excess of $250.

1.	This Notification Form Relates to (check all that apply):

		Gift(s)	Gratuity(ies)	Entertainment
2	.	Name of Employee:
3	.	Employee was the party that:
		Received the Gift/Gratuity/Entertainment		Provided the Gift/Gratuity/Entertainment

4.	Third Party(ies) Involved (e.g., Name of Company, Name of Investor):
5.	Name(s) of Attendees:
6.	Date Gift, Gratuity and/or Entertainment was Received/Provided:
7.	Provide General Description of Gift, Gratuity and/or Entertainment and Approximate Value:
I	certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:
Date:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:
Date:

M-1

APPENDIX N

COMPLAINT FORM

Instructions: Complete Sections I, II and II of the form. Any written correspondence or documentation concerning a complaint or legal issue must be attached and provided directly to the Chief Compliance Officer.

I. IDENTIFYING INFORMATION

Complaint Received By:

Complainant Name:

Name of Fund Involved:

Date Complaint Received:

II.	RELATED LEGAL ISSUES
Have you been served with legal process or are you aware of any potential legal action, regulatory inquiry or investigation in connection with this complaint?

III.	FACTS UNDERLYING COMPLAINT ISSUE
Please describe facts underlying reported complaint or legal issue:
I	certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:
Date:

IV.	RECOMMENDED RESPONSE OR COURSE OF ACTION TO BE TAKEN To be completed by Chief Compliance Officer Describe recommended course of action to be taken:

Chief Compliance Officer
Date:

N-1

APPENDIX O

PROHIBITED USES OF ELECTRONIC COMMUNICATIONS, EQUIPMENT, SERVICES AND

FACILITIES POLICY

This policy prohibits the following activities:

1.	Sending electronic communications to Advisory Clients, prospects, vendors, vendor prospects, or the public concerning any matters related to the Manifold using anything other than from your Manifold e-mail address, from one of Manifold’s fax machines, or from an IM address approved in advance by the Chief Compliance Officer.
2.	Use e-mail to communicate the materially same message to more than 10 recipients in total, including prospecting letters, sales or marketing material, or form letters unless it has been approved in advance by the Chief Compliance Officer and the “bcc” feature is used to insure the confidentiality of names.
3.	Download or store client account numbers, social security numbers, or any other confidential or personal information to any external storage media without the prior approval from the Chief Compliance Officer . This includes, but is not limited to, notebook computers, personal digital assistants, compact disks, digital versatile disks, floppy disks, or flash memory devices.
4.	Disable or render ineffective the password protection on any access to information systems owned by Manifold or used through a third-party service provider.
5.	Use Manifold’s equipment, services, or facilities to facilitate any illegal activity.
6.	Use Manifold’s equipment, services, or facilities in violation of Manifold’s Compliance
Program, Compliance Manual including the Code of Ethics, or in violation of any State or Federal laws and regulations.
7.	Download or otherwise install on Manifold equipment any hardware or software without the prior approval of the Chief Compliance Officer.
8.	Send anything that may be construed as illegally harassing, or offensive to others, based upon race, sex, religion, national origin, age, sexual orientation or any other legally protected category.
9.	Use instant messaging (IM) for any external communications (outside Manifold’s internal network) while using Manifold equipment and services.
10.	Use e-mail to distribute copyrighted material unless the firm has received prior copyright permission and compliance or legal approval.
11.	Create a personal Web site for the purpose of communicating with clients or the public about Manifold business. The listing of any Manifold related information on any non-Manifold Web site requires prior approval from the Chief Compliance Officer.

O-1

12.	Use Manifold e-mail for solicitation of personal businesses, political advocacy, charitable organizations, or other benevolent causes.
13.	Use Manifold e-mail for the propagation of non-business e-mails, especially those messages directing the recipient to continue forwarding the message.
14.	Use Manifold equipment for the downloading or storage of image, video, or audio files without approval of the Chief Compliance Officer.

O-2

APPENDIX P

E-MAIL REVIEW POLICY

A. General Statement

     In an effort to reinforce the policy of Manifold to allow the use of Manifold’s electronic mail (“e- mail”) systems only for permissible business uses, the Chief Compliance Officer, with the assistance of other members of the Compliance Department, shall periodically monitor the use of e-mail systems provided by Manifold for its employees.

B.	Procedures
	1.	Scope of Review. No less frequently than quarterly, the Chief Compliance Office shall review a limited number of E-mails (including Bloomberg E-mails) from a random sampling of
Manifold’s employees. As appropriate, the Chief Compliance Officer, may develop a list or lists of keysearch terms for use in such reviews.
	2.	Review of E-mail. The Chief Compliance Officer shall seek to determine whether the Manifold employees in question have utilized Manifold’s e-mail systems for inappropriate purposes. If the Chief Compliance Officer determines that the employees in question have used Manifold’s e- mail systems for inappropriate purposes including any violation, or potential violation of any law, rule or regulation affecting Manifold’s investment advisory, Chief Compliance Officer will further investigate and, if appropriate, take action to stop such inappropriate use of the e-mail system.
	3.	Reporting of Violations/Potential Violations of Legal or Regulatory Requirements. If an e-mail reviewer notifies the Chief Compliance Officer of the existence of an actual or potential violation of any legal or regulatory requirements related to Manifold’s investment advisory operations, the Chief Compliance Officer shall report such information to Manifold’s CEO. The
CEO shall investigate the matter as necessary and, if appropriate, take any corrective actions as are needed. The CEO shall report any actual legal or regulatory violations and any actions taken to correct such violations to the appropriate officers of Manifold.
C.	RECORDKEEPING

     Records reflecting the review of e-mails referenced in these procedures shall be retained for a period of five years. Records from the most recent two years shall be maintained on Manifold’s premises and records for the remaining three years of the period maintained in an easily accessible place. To the extent that Manifold utilizes an electronic system to monitor such e-mails, the records referenced above may be maintained electronically within such system, consistent with the requirements relating to electronic recordkeeping of the SEC.

P-1

APPENDIX Q

DESCRIPTION OF PROXY VOTING POLICIES, GUIDELINES, AND PROCEDURES

     Manifold has adopted the following Policies, Guidelines and Procedures pursuant to Rule 206(4)-6 under the Advisors Act.

A.	General Policy

     It is the general policy of Manifold to vote on all matters presented to security holders in any proxy, and these policies and procedures have been designed with that in mind. However, Manifold reserves the right to abstain on any particular vote or otherwise withhold vote on any matter if in its judgment, the costs associated with voting such proxy outweigh the benefits to its Advisory Clients or if the circumstances make such an abstention or withholding otherwise advisable and in their best interests.

     Manifold believes that proxy voting rights are a valuable portfolio asset and an important part of our investment process and Manifold exercises its voting responsibilities solely with the goal of serving the best interests of its clients as shareholders of a company. Manifold believes that the proxy voting process is a significant means of addressing crucial corporate governance issues and encouraging corporate actions that Manifold believes enhance shareholder value. In determining how to vote on any proposal, Manifold will consider the proposal’s expected impact on shareholder value and will not consider any benefit to us, at Manifold, or our employees or affiliates.

     Manifold considers the reputation, experience and competence of a company’s management when Manifold evaluates the merits of investing in a particular company, and invests in companies in which it believes management goals and shareholder goals are aligned. Therefore, on most issues, we will cast our votes in accordance with management’s recommendations. This does not mean we do not care about corporate governance.

Rather, it is a confirmation that our process of investing with shareholder aligned management is working.

However, when we believe management’s position on a particular issue is not in the best interests of Manifold’s clients and their shareholders, Manifold will vote contrary to management’s recommendation.

B. Proxy Voting Guidelines

     These polices do not apply to any Advisory Client that has explicitly retained authority and discretion to vote its own proxies or delegated such authority and discretion to a third party. Manifold takes no responsibility for the voting of any proxies on behalf of any such Advisory Client. It is generally Manifold’s policy not to vote proxies on behalf of its clients. Should this policy change Manifold shall develop appropriate procedures.

C. Record-keeping Requirements

     In accordance with Section 204-2 of the Advisors Act, Manifold will be responsible for maintaining files relating to proxy voting procedures. Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of Manifold. Records of the following will be maintained in the files (or, as applicable, via a third party proxy administrator):

1.	Copies of these proxy voting policies and procedures, and any amendments thereto;
2.	A copy of each proxy statement that Manifold actually receives; provided, however, that Manifold may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available;

Q-1

	3	.	A record of each vote that Manifold casts;
	4	.	A copy of any document that Manifold created that was material to making a decision how to vote the proxies, or memorializes that decision (if any); and
	5	.	A copy of each written request for information on how Manifold voted proxies of an Advisory
Client and a copy of any written response to any request for information on how Manifold voted proxies on behalf of an Advisory Client.
D.			How to Obtain Proxy Voting Records
Advisory Clients or Investors may receive a copy of this Policy, as well as information on how proxies were voted for a relevant client account upon request by contacting Manifold’s Chief Compliance Officer.

Manifold will not disclose proxy votes for an Advisory Client account to a third party, unless specifically requested in writing by the relevant Advisory Client.

Q-2

APPENDIX R

MEDIA POLICY

     Manifold has adopted the below media policy to appropriately handle any inquiries from or interaction with the media, effective immediately. All employees must read and acknowledge their understanding of the media policy as part of their general acknowledgement of Manifold’s Compliance Manual acknowledgement contained in Appendix A.

A.	Inbound Press Inquiries

     If you receive any press call regarding any matter related to the business of Manifold please directly refer the reporter(s) to the Chief Compliance Officer or CEO. Do not engage in discussion with the reporter or answer any of their questions.

B.	Other
	1.	Employees should not engage in any type of discussion of Manifold’s business or employee matters with any reporter at any point in time regardless of any previously existing relationship with them.
	2.	Please let the Chief Compliance Officer know of any family or personal relationships with members of the media.
	3.	Currently, Donald H. Putnam and Jim Creighton are the only approved spokespersons to speak publicly on behalf of the firm. Depending on the nature of a press matter, we may identify other individuals within the firm to speak with a reporter(s) on a case-by-case basis.

R-1

APPENDIX S

RECORDS RETENTION POLICY

A. Purpose

     This Record Retention Policy (“Policy”) sets forth the policies and procedures of Manifold regarding the safekeeping and retention of investment adviser and fund documents pursuant to federal laws and regulations.

     This Policy describes the legal and/or regulatory obligation to preserve certain types of documents and the types of documents contemplated by the obligation, the entity-specific names of the documents, the period of time the documents must be retained, and their storage location within the organization. It bears noting that some types of documents may be listed under more than one retention-period category and therefore requiring disparate retention periods. In all such cases, documents should be retained for the longest retention period provided.

     The responsibility for maintaining the documents described rests primarily with Manifold. Manifold may, however, delegate the responsibility of maintaining and storing the documents to a third party, when certain conditions are met. Manifold shall administer the cataloging, filing, storing and movement of records. Any questions regarding this Policy, whether and how long a particular document should be retained and where a document should be stored, shall be directed to the Chief Compliance Officer, or his designee.

B. Regulatory Obligations

     Section 204 of the Advisers Act requires investment advisers registered with the SEC, or subject to registration, to keep such records as the SEC by rule requires. Such records are subject to inspection by the SEC at any time.

Rule 204-2 lists the documents to be maintained by Manifold, as an investment adviser.

Registered investment advisers must keep in an easily accessible place1 true, “current” and accurate books and records as provided below. In all cases, the client’s identity may be designated by number or other code. 2 No requirement contained in the list of required books and records requires the creation of any duplicate record (i.e., individual records may serve more than one function).

BOOKS AND RECORDS CHART

Journals, including cash receipts and disbursements,	5 years from the end of the fiscal	Rule
records, and any other records of original entry forming	year during which the last entry was	204-2(a)(1)
the basis of entries in any ledger	made on such record, the first 2
years in an appropriate office of
Manifold

1	For the first two years from the end of the fiscal year during which the last entry was made, adviser books and records must be kept in an appropriate office of the adviser.
2	See Rule 204(d) under the Advisers Act. Section 210(c) under the Act provides that no reporting requirement under the Act may be construed to require an adviser to disclose to the SEC the identity, investments, or affairs of an Advisory Client unless this information may relate to a particular proceeding or investigation brought to enforce a provision or provisions of the Act. 3 Rule 204-2(h)(2).

General and auxiliary ledgers (or other comparable	5 years from the end of the fiscal	Rule
records) reflecting assets, liabilities, reserve, capital,	year during which the last entry was	204-2(a)(2)
income and expense accounts	made on such record, the first 2
years in an appropriate office of
Manifold
Trade orders	5 years from the end of the fiscal	Rule
¡ Memoranda of (1) each trade order given by	year during which the last entry was	204-2(a)(3)
Manifold for the purchase and sale of any security;	made on such record, the first 2
(2) any instruction received by Manifold concerning	years in an appropriate office of
the purchase, sale, receipt, or delivery of a particular	Manifold
security; and (3) any modification or cancellation of
any such order or instruction
¡ Each memorandum must (1) show the terms and
conditions of the order, instruction, modification, or
cancellation; (2) identify the person connected with
Manifold who recommended the transaction to the
Advisory Client and the person who placed such
order; (3) show the Advisory Client account for
which the transaction was entered, the date of entry,
and the bank, broker or dealer by or through whom
the transaction was executed where appropriate; and
(4) designate whether any such orders were entered
pursuant discretionary authority
Check books, bank statements, canceled checks, and cash	5 years from the end of the fiscal	Rule
reconciliationsof Manifold	year during which the last entry was	204-2(a)(4)
made on such record, the first 2
years in an appropriate office of
Manifold
Bills and statements (or copies thereof), paid or unpaid,	5 years from the end of the fiscal	Rule
relating to the business of Manifold	year during which the last entry was	204-2(a)(5)
made on such record, the first 2
years in an appropriate office of
Manifold
Trial balances, financial statements, and internal audit	5 years from the end of the fiscal	Rule
working papers relating to Manifold	year during which the last entry was	204-2(a)(6)
made on such record, the first 2
years in an appropriate office of
Manifold
Written Communications	5 years from the end of the fiscal	Rule
¡ Originals of all written communications received and	year during which the last entry was	204-2(a)(7)
sent by Manifold – whether in hardcopy or electronic	made on such record, the first 2
version (including e-mails) – relating to (i) any	years in an appropriate office of
recommendation made or proposed to be made and	Manifold
any advice given or proposed to be given, (ii) any
receipt, disbursement or delivery of funds or
securities, or (iii) the placing or execution of any
order to purchase or sell any security.
¡ These documents include, among others (i) account

  statements sent to Investors; (ii) trade confirmations; (iii) fee statements; (iv) notices to custodians; (v) principal and agency transaction notices; (vi) certain complaints and Manifold’s response; and (vii) letters describing directed-brokerage arrangements; as well as arguably (i) sales and marketing materials and (ii) privacy and opt-out notices delivered to Investors and potential investors pursuant to Regulation S-P.
  Manifold is NOT required to keep (i) any unsolicited market letters and other similar communications of general public distribution not prepared by or for Manifold; or (ii) a record of the names and addresses to whom Manifold sent any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service sent to more than 10 persons (except that if such notice, circular or advertisement is distributed to persons named on any list, Manifold shall retain with the copy of the notice, circular or advertisement a memorandum describing the list and its source).

Investor complaint file (including any Investor complaints	5 years from the end of the fiscal	Rule
and responses thereto)	year during which the last entry was	204-2(a)(7)
made on such record, the first 2
years in an appropriate office of
Manifold
List or other record of all accounts in which Manifold is	5 years from the end of the fiscal	Rule
vested with any discretionary power with respect to the	year during which the last entry was	204-2(a)(8)
funds, securities, or transactions of any Advisory Client	made on such record, the first 2
years in an appropriate office of
Manifold
Powers of Attorney and other evidences of the granting of	5 years from the end of the fiscal	Rule
any discretionary authority to Manifold	year during which the last entry was	204-2(a)(9)
made on such record, the first 2
years in an appropriate office of
Manifold
All business contracts related to the operation of	5 years from the end of the fiscal	Rule
Manifold, including, but not limited to (a) employment	year during which the last entry was	204-2(a)(10)
contracts; (b) property leases; (c) contracts with pricing	made on such record, the first 2
services and other service providers; (d) investment	years in an appropriate office of
advisory agreements; (e) subscription agreements with
Investors; (f) any other written agreements with Investors,	Manifold
including any side letters
Copies of all notices, circulars, advertisements, newspaper	5 years, the first two years in an	Rule
articles, investment letters, bulletins, or other	appropriate office of Manifold, from	204-2(a)(11)
communications that Manifold circulates or distributes,	the end of the fiscal year during
directly or indirectly, to 10 or more persons (other than	which Manifold last published or
persons connected with Manifold), and if such notice,	otherwise disseminated, directly or
circular, advertisement, newspaper article, investment	indirectly, the notice, circular,
letter, bulletin or other communication recommends the	advertisement, newspaper article,
purchase or sale of a specific security and does not state	investment letter, bulletin or other

the reasons for such recommendation, a memorandum of	communication
Manifold indicating the reasons therefore;
A copy of Manifold’s code of ethics that is in effect or at	Each version maintained for 5 years	Rule
any time within the past five years was in effect		204-2(a)(12)(i)

A record of every violation of the code of ethics and any	5 years from the end of the fiscal	Rule
action taken as a result of the violation	year during which the last entry was	204-2(a)(12)(ii)
made on such record, the first 2
years in an appropriate office of
Manifold
A record of all code of ethics written acknowledgments	Must maintain for current access	Rule
for each person who is currently, or within the past five	persons and those who were access	204-2(a)(12)(iii)
years, was a supervised person of Manifold.	persons within the past 5 years
Each “access person’s” initial and annual securities	5 years from the end of the fiscal	Rule
holdings reports required pursuant to Advisers Act Rule	year during which the last entry was	204-2(a)(13)(i)
204A-1(b).	made on such record, the first 2
years in an appropriate office of
Manifold
Each “access person’s” quarterly securities transaction	5 years from the end of the fiscal	Rule
reports (or duplicate brokerage statements) required	year during which the last entry was	204-2(a)(13)(i)
pursuant to Advisers Act Rule 204A-1(b).	made on such record, the first 2
years in an appropriate office of
Manifold
A record of the names of persons who are currently, or	Must maintain for current access	Rule
within the past five years, was “access persons” of	persons and those who were access	204-2(a)(13)(ii)
Manifold.	persons within the past 5 years
A record of any decision, and the reasons supporting the	5 years after the end of the fiscal	Rule
decision, to approve the acquisition of IPOs or limited	year in which the approval is	204-2(a)(13)(iii)
offerings by “access persons”	granted
Form ADV Part 2A and 2B - A copy of Form ADV and	5 years from the end of the fiscal	Rule
each amendment or revision to the Form ADV given or	year during which the last entry was	204-2(a)(14)
sent to any client or prospective client as required by Rule	made on such record, the first 2
204-3, as well as a record of the date that each Form	years in an appropriate office of
ADV, and each amendment or revision, was given or	Manifold
offered to be given to any client or prospective client who
became an actual client (including the required annual
notification to existing clients of availability of Form
ADV).

Solicitation Records (only as required by Rule 206(4)-
3):

¡	Written agreements with solicitors establishing the	5 years from the end of the fiscal	Rule
	solicitation arrangement	year during which the last entry was	204-2(a)(10)
made on such record, the first 2
years in an appropriate office of
Manifold

¡ Copies of separate written disclosure	5 years from the end of the fiscal	Rule
statements prepared by third-party solicitors	year during which the last entry was	204-2(a)(15)
and delivered to Investors	made on such record, the first 2
years in an appropriate office of
Manifold

¡ Copies of each signed and dated Investor	5 years from the end of the fiscal	Rule
acknowledgement of receipt of Manifold’s written	year during which the last entry was	204-2(a)(15)
disclosure statement (i.e., Manifold’s Brochure) and	made on such record, the first 2
the solicitor’s written disclosure statement if referred	years in an appropriate office of
by a third-party solicitor
Manifold

All accounts, books, internal working papers, and any	5 years, the first two years in an	Rule 204-2(a)(16)
other records or documents that are necessary to form the	appropriate office of Manifold, from
basis for or demonstrate the calculation of the	the end of the fiscal year during
performance or rate of return of any or all managed	which Manifold last published or
accounts or securities recommendations in any notice,	otherwise disseminated, directly or
circular, advertisement, newspaper article, investment	indirectly, the notice, circular,
letter, bulletin or other communication that Manifold	advertisement, newspaper article,
circulates or distributes, directly or indirectly, to 10 or	investment letter, bulletin or other
more persons (other than persons connected with such	communication
investment adviser); provided, however, that, with respect
to the performance of managed accounts, the retention of
all account statements, if they reflect all debits, credits, and other transactions in an Advisory Client's account for
the period of the statement, and all worksheets necessary
to demonstrate the calculation of the performance or rate
of return of all managed accounts shall be deemed to
satisfy the requirements of this paragraph.
Copies of Manifold’s Compliance Manual (including the	Each version maintained for 5 years	Rule
Code ofEthics).		204-2(a)(17)(i)

Any records documenting Manifold’s annual review of its	5 years from the end of the fiscal	Rule
compliance policies and procedures	year during which the last entry was	204-2(a)(17)(ii)
made on such record, the first 2
years in an appropriate office of
Manifold

Annual compliance certifications by Employees attesting	5 years from the end of the fiscal	Rule
to the fact that they have read and are in compliance with	year during which the last entry was	204-2(a)(17)(ii)
Manifold’s policies and procedures contained in the	made on such record, the first 2
Manual	years in an appropriate office of
Manifold

To the extent that in the future Manifold or any related	5 years from the end of the fiscal	Rule 204-
person maintains Advisory Client funds or securities as a	year during which the last entry was	2(a)	(17)(iii) and
qualified custodian in connection with advisory services	made on such record, the first 2	206	(4)-2(a)(6)(ii)
provided to Advisory Clients, a copy of any internal	years in an appropriate office of
control report obtained or received pursuant to Advisers
ActRule206(4)-2(a)(6)(ii).	Manifold
Books and records that pertain to Rule 206(4)-5	5 years from the end of the fiscal	Rule 204-2(a)(18)
containing a list or other record of:	year during which the last entry was	and Rule
¡ The names, titles and business and residence	made on such record, the first 2

	addresses of all of Manifold’s covered associates;	years in an appropriate office of	206	(4)-5
¡	All government entities to which Manifold provides	Manifold
	or has provided investment advisory services, or
	which are or were Investors in any covered
	investment pool to which Manifold provides or has
	provided investment advisory services, as applicable,
	in the past five years, but not prior to September 13,
	2010

  All direct or indirect contributions made by Manifold or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a State or a political subdivision thereof, or to a political action committee; and
  The name and business address of each regulated person to whom Manifold provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2).

Records relating to contributions and payments must be
listed in chronological order and indicate:

  The name and title of each contributor;
  The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;
  The amount and date of each contribution or payment; and
  Whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(2).

For all Advisory Clients with respect to which Manifold		5 years from the end of the fiscal
has custody or possession of client securities or funds:		year during which the last entry was
¡	A journal or other record showing all purchases,	made on such record
sales, receipts and deliveries of securities (including
certificate numbers) for such accounts and all other
debits and credits to such accounts;
¡	A separate ledger account for each such Advisory
Client showing all purchases, sales, receipts and
deliveries of securities, the date and price of each
purchase and sale, and all debits and credits;
¡	Copies of confirmations of all transactions effected
by or for the account of any such Advisory Client;
¡	A record for each security in which any such
Advisory Client has a position, which record shall
show the name of each such Advisory Client having
any interest in such security, the amount or interest of
each such Advisory Client, and the location of each
suchsecurity;
¡	A memorandum describing the basis upon which
Manifold has determined that the presumption that
any related person is not operationally independent

under Rule 206(4)-2(d)(5) has been overcome (as
applicable).
Because each Fund receives “investment supervisory or	5 years from the end of the fiscal	204-2(c)(1);
management services:”	year during which the last entry was	Internal Controls
¡ A record for each Fund showing the securities	made on such record
purchased and sold, and the date, amount and price of
each such purchase and sale
¡ A record for each security in which a Fund has a
current position setting forth the name of each Fund
and the current amount or interest of such Fund
Proxy voting records	5 years from the end of the fiscal	Rule
¡ Copies of written policies and procedures reasonably	year during which the last entry was	204-2(c)(2)
designed to ensure that Manifold votes Advisory	made on such record, the first 2
Client securities in the best interest of the Funds;	years in an appropriate office of
¡ Copies of each proxy statement that Manifold	Manifold
receives regarding Advisory Client securities
(provided that Manifold may satisfy this requirement
by relying on a third party to make and retain, on the
Manifold’s behalf, a copy of a proxy statement
(provided that Manifold has obtained an undertaking
form the third party to provide a copy of the proxy
statement promptly upon request) or may rely on
obtaining a copy of a proxy statement from the
SEC’s EDGAR system;
¡ A record of each vote cast by Manifold on behalf of
an Advisory Client, provided that Manifold may
satisfy this requirement by relying on a third party to
make and retain, on Manifold’s behalf, a record of
the vote cast (provided that Manifold has obtained an
undertaking from the third party to provide a copy of
the record promptly upon request);
¡ Copies of any document created by Manifold that
was material to making a decision on how to vote
proxies on behalf of an Advisory Client or Investor
that memorializes the basis for the decision;
¡ Copies of each written Advisory Client or
Investor request for information on how
Manifold voted proxies on their behalf , and
a copy of any written response by Manifold
to any (written or oral) Advisory Client or
Investor request for information on how
Manifold voted proxies on their behalf of
the investor’s Fund ,
Formation documents	3 years after termination of the	Rule
	enterprise	204-2(e)(2)

Minute books	3 years after termination of the	Rule
	enterprise	204-2(e)(2)

Stock certificate books	3 years after termination of the	Rule
	enterprise	204-2(e)(2)

APPENDIX T

CODE OF ETHICS AND CONDUCT FOR EMPLOYEES

I. INTRODUCTION

This Code of Conduct (this “Code”) applies to all partners, officers, and Employees of Manifold.

It may also apply to consultants, contractors, temporary personnel and other service providers designated by the Chief Compliance Officer (in light of the nature of their work and their potential access to confidential information and to other property and assets of Manifold). All such persons are referred to herein as “Employees” or “you.”

This Code applies to all of our business activities and decisions on behalf of Manifold, as well as to our personal activities and conduct that could have an impact on Manifold or on its Advisory Clients and Investors. In addition, from time to time, Manifold may maintain a separate Code of Conduct for consultants, contractors, temporary personnel and other service providers.

     It is imperative that we observe high ethical standards and be focused at all times on compliance – only by doing so can we maintain the trust of our Advisory Clients and Investors, regulators and the public, and in turn protect Manifold’s reputation, our most valuable asset. Ethics and compliance are about “doing the right thing,” and it is the personal responsibility of each and every one of us to be familiar with this Code and to abide by the letter and spirit of this Code at all times.

     This Code does not and cannot address every ethical, legal or regulatory issue you may encounter – you should exercise good judgment, common sense and integrity and, when in doubt as to the appropriate course of action in a particular situation or as to how this Code or Manifold policy applies to your particular business unit, you should consult the Chief Compliance Officer for guidance.

     In addition to this Code, you are expected to be familiar with and to abide by the provisions of the compliance manual (the “Compliance Manual”) and the employee manual (the “Employee Manual”), and the Operating Manual (the “Operating Manual”) as well as all other policies and procedures that Manifold may issue from time to time and that apply to you (“Other Policies”). All Employees are required to comply with all applicable laws in which Manifold does business, including the federal securities laws.

     Manifold requires, as a condition of your provision of services to us (including as an employee), that you acknowledge your receipt and understanding of this Code, the appropriate Compliance Manual, the Employee Manual, Operating Manual, and Other Policies, and that you agree to adhere to them. You will also be asked annually to certify your compliance with this Code, the Compliance Manual, the Employee Manual, the Operating Manual, and Other Policies.

     Failure to comply with this Code, the appropriate Compliance Manual, the Employee Manual, the Operating Manual, and Other Policies may subject you to disciplinary action, including termination of partnership or employment, regulatory actions and civil or criminal penalties.

     You are strongly encouraged to raise questions concerning any of the policies or requirements described herein. This Code and its contents are the sole property of Manifold. By receiving a copy you agree, among other things, not to reproduce it or disclose its contents to anyone outside of Manifold without the express prior consent of Manifold.

     Note: This Code, Manifold’s Compliance Manuals, the Employee Manual, the Operating Manual, and Other Policies are subject to continuous review, and Manifold will issue new policies and procedures and updates from time to time. It is your responsibility to ensure that you read and understand any new policies and procedures and updates from time to time. None of this Code, the Compliance Manuals, the Employee Manual or Manifold’s Other Policies create any contractual right to partnership or employment, partner or employee benefits or other terms and conditions of partnership or employment. Please note also that Manifold management and the Chief

Compliance Officer may from time to time vary and grant exceptions to, provisions of this Code, the Compliance Manual, the Employee Manual, and Manifold’s Other Policies, and that the Chief Compliance Officer may, as appropriate, consult with others at Manifold, including your supervisor, concerning your proposed activities.

II. RAISING CODE OF CONDUCT ISSUES

     Failure to comply with this Code and with Manifold’s compliance policies and procedures may subject you to disciplinary action, including termination of employment, regulatory actions and to civil or criminal penalties. If you have any questions about this Code or how to proceed in a particular situation, do not hesitate to seek guidance from the Chief Compliance Officer.

     Manifold takes very seriously breaches of this Code, of Manifold’s policies and procedures, and of relevant laws and regulations. To report any conduct or situation that you believe is in conflict with this Code or Manifold policies and procedures, or is otherwise improper or unlawful, or where the health or safety of any person is at risk, you should contact your supervisor and/or the Chief Compliance Officer. Manifold prohibits retaliation against you if your report is made in good faith, and we will endeavor to keep your identity confidential except as otherwise dictated by law or by the nature of your complaint and our need to investigate the matter. Manifold takes all such reports seriously, and we are committed to reviewing your allegation promptly and to taking any appropriate remedial action. Manifold personnel are expected to cooperate with any inquiry or investigation resulting from a report of misconduct, and failure to cooperate is a violation of this Code that may subject you to disciplinary action. All reports and inquiries will be handled confidentially to the greatest extent possible.

     Failure to report any actual or suspected violations of this Code, Manifold compliance policies and procedures, or applicable laws is itself a violation of this Code that may subject you to disciplinary action.

III.	CONDUCT
	A.	Conflicts of Interest
		1.	It is your responsibility to act in the best interests of Manifold and its Advisory Clients and Investors at all times. Therefore, you may not engage in personal activities that conflict with the interests of Manifold or its Advisory Clients or Investors or that may jeopardize Manifold’s reputation, and you may not allow your business responsibilities to be influenced, or appear to
			be	influenced, by personal interests. You must promptly disclose any situation that may present
			a	conflict or the appearance of a conflict, so that appropriate action (including the adoption of safeguards) may be taken to address any actual or suspected conflict.
		2.	A “conflict of interest” occurs when a personal interest interferes, or gives the appearance of interfering, with the interests of Manifold or its Advisory Clients or Investors. It is impossible to foresee every potential conflict of interest that could arise; however, the following are examples
			of	activities, relationships or situations that may raise a personal conflict of interest and, in some instances, could be a violation of laws or regulations:
			(a)	Having a personal or family interest (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in- law, children who are directly or indirectly dependents) in a transaction involving Manifold or its Advisory Clients;
			(b)	Having a personal or family interest in a competitor, supplier, Advisory Client or Investor of Manifold, or in a company with which Manifold seeks to do business or that seeks to do business with Manifold;

(c)	Taking personal advantage of a business opportunity that Manifold could reasonably be expected to be interested in, whether or not the opportunity was discovered through your use of Manifold property, information or position;
(d)	Using confidential information of Manifold or its Advisory Clients or Investors for one’s personal benefit or that of others, for example, to purchase the securities of an Advisory
Client (you should also refer to Manifold’s Employee Trading Policy (the “Employee Trading Policy”));
(e)	Engaging in an outside business activity, such as serving as an employee or director of another company, that directly or indirectly could have an impact on your job responsibilities or on Manifold’s interests; and
(f)	Acceptance by you or a family member of a gift of more than nominal value from an existing or potential supplier, Advisory Client or Investor of Manifold.

	3	.	You should always ask yourself whether the personal relationship in question could influence or appear to influence any business decisions or interfere with your job responsibilities or duties to an Advisory Client or Investor, or whether, if the situation became public knowledge, you or
Manifold, or an Advisory Client or Investor of Manifold, could be embarrassed. If the answer to any of these questions is “yes,” there exists a potential conflict of interest, which must be promptly disclosed to your supervisor and/or the Chief Compliance Officer.

	4	.	Disclosure of Potential Conflicts of Interest. You must promptly disclose any personal activity, financial interest or relationship that could present a conflict or the appearance of a conflict with the interests of Manifold or its Advisory Clients or Investors, and — if in doubt — you should consult with your supervisor and/or the Chief Compliance Officer. Manifold will then be in a position to take appropriate steps to address any potential conflict of interest. A sample
Conflicts of Interest questionnaire is contained in Appendix J to the Compliance Manual.

B.			Confidential Information; Information Barriers

     The proper handling of confidential information is very important to our business. Our Advisory Clients and Investors expect that any information they disclose to us in confidence will be safeguarded and used in an appropriate manner. A failure to observe Advisory Client and Investor confidentiality may constitute a breach of this Code, other Manifold policies or procedures, or laws or regulations, and may result in serious damage to Manifold and its reputation.

     In light of the sensitive nature of the services we provide our Advisory Clients and Investors and the legal and regulatory environment in which we operate, we must be particularly vigilant to use and handle confidential information properly and to share it with others on a need-to-know basis. Accordingly, it is important that you observe the restrictions on the flow of confidential information that are set out in these policies and procedures or are otherwise communicated to you, whether or not you have a formal confidentiality agreement with Manifold. This obligation lasts during the entire term of your employment with Manifold and at all times thereafter.

     In particular, but without limitation, you should be aware of and observe policies and procedures established by Manifold concerning “information barriers.” These “barriers” are used to restrict, manage and control the flow of confidential information between the advisory and asset management businesses (and at times within these businesses). These information barriers may include, but are not limited to: (i) our use of separate legal entities to conduct the advisory and asset management businesses, (ii) physical arrangements, such as the restriction of access to certain areas of Manifold’s premises and operations, (iii) the segregation of electronic and other data, (iv) the segregation of duties and reporting lines and (v) policies and procedures designed to manage confidential information and to control, prevent and monitor the transmission of confidential information across business lines or business entities, such as the Watch and Restricted Lists.

     It is important to remember that “confidential information” is a broad concept. Generally, “confidential information” may relate to or be obtained from Advisory Clients, Investors or Employees (or potential clients or investors) of Manifold or its affiliates or other third parties and funds or accounts managed by Manifold, or it may instead consist of proprietary information belonging to Manifold itself (for example, Manifold’s business plans, financial information, ideas for new products and services, information relating to its partners and employees or to organizational matters, etc.). Please note that the content of your offer letter and restrictive covenants agreement will constitute confidential information. Confidential information also includes “material, non-public information” or “inside information,” which is subject to legal and regulatory prohibitions on insider trading and information offenses. Although the specifics of the law (including how “inside information” or “insider dealing” is defined) may differ from country to country, the underlying principles remain the same: in general, it is a violation of the law to trade (and to assist and encourage or procure another person to trade) while in possession of material, non-public or inside information or, except in certain specified circumstances, to disclose that information to another person. Please see Section III of Manifold’s Compliance Manual for additional information.

If you have any questions, please consult with your supervisor and/or the Chief Compliance

Officer.

C. Personal Trading Accounts

     Please see the Employee Trading Policy (contained in Section IV of this Code of Ethics) for further information regarding personal trading accounts.

D.	Private Investments

     Please see the Employee Trading Policy (contained in Section IV below) for further information regarding private investments.

E.	Outside Business Activities
	1.	You must disclose all activities outside of Manifold in which you are involved at the time you commence your employment or association with Manifold. Generally, you may not engage in certain activities outside the scope of your work for Manifold, and exceptions may be granted only upon the prior written approval of your supervisor and the Chief Compliance Officer. You must at such time disclose all actual or potential conflicts of interest known to you.
“Outside Business Activity” means any of the following:
		(a)	Employment by, or acceptance of direct or indirect compensation from, a person or organization other than Manifold as a result of a business activity (other than a passive investment) outside the scope of your relationship with Manifold;
		(b)	Service as a director, advisory director, trustee, officer, or investment or financial committee member of (or service in a similar capacity for) any company or other organization not formally affiliated with Manifold, whether publicly traded or privately held;
		(c)	Serving, or seeking to serve, in a public or civic office, whether elected or appointed, or in a formal position on a political campaign or other political committee;
		(d)	Membership in, or affiliation with, a trade or professional association;

(e)	Providing information or advice regarding investments or financial planning (e.g. serving as an adjust professor, writing an article or book); or
(f)	Any other activity (i) that may present a conflict with your duties to Manifold or its
Advisory Clients or Investors, or may affect or reflect upon Manifold’s reputation or public standing, or (ii) where you propose to use Manifold’s name in connection with, or it is likely that Manifold’s name will be associated with, that activity.
Note: You need not be compensated for an outside business activity to be covered by this policy.

	2	.	Pre-Approval of Outside Business Activities. You must obtain the prior written approval before engaging in covered outside business activities. You must at such time disclose all actual or potential conflicts of interest known to you. To seek pre-approval, Employees must complete and submit the applicable pre-approval form. A sample form of request is contained in Appendix
K to the Compliance Manual. The Chief Compliance Officer have sole discretion to approve or disapprove your proposed outside business activity. The Chief Compliance Officer will advise you of Manifold’s approval or disapproval of your proposed activity, and Manifold may attach specific conditions to its approval.

F.			Gifts and Business Entertainment; Charitable Contributions and Special Rules for
Government Officials and Employees

     Manifold competes for business on the basis of providing the best professional services. This policy covers gifts and business entertainment given to or received from anyone with whom Manifold is doing business or intends to do business, including partners, members, directors, officers, employees, agents or representatives of Advisory Clients or Investors of Manifold, potential clients or Investors of Manifold, brokers or other service providers, vendors to Manifold, or others with whom we are doing or intend to do business. This policy applies regardless of whether you are reimbursed by Manifold for gifts or business entertainment you provide. It does not cover personal gifts that happen to be delivered to an Employee at Manifold’s office for convenience (e.g., gifts from personal friends or family members of an Employee). If you have any doubt whether a particular gift or business entertainment is subject to this policy, you should consult the Chief Compliance Officer before giving or receiving such a gift or business entertainment.

1.	General Principles.
	(a)	Gifts and business entertainment may not be used to obtain business. These activities, to the extent permitted, should therefore be for the purpose of building and fostering legitimate relationships between the Firm and others with whom we do business;
	(b)	Please note that a payoff or payment of any kind (including gifts or business entertainment) to someone for the purpose of improperly obtaining or retaining business may constitute commercial bribery, a violation of law or regulation;
	(c)	You may never provide gifts and business entertainment to government officials or accept them without advance approval by the Chief Compliance Officer and you should refer to Section VI, B of this Code for policies pertaining to such gifts and entertainment; and
	(d)	You may not accept gifts or business entertainment from a person or organization that conducts or seeks to do business with Manifold if it is (i) intended or likely to cause you to make a decision other than on the merits, or to act in a manner inconsistent with the best interests of Manifold or its Advisory Clients or Investors, (ii) improper or likely to create an appearance of impropriety, (iii) likely to conflict with the duties owed by Manifold to its Advisory Clients and Investors, or (iv) illegal. In addition, you may not provide gifts or business entertainment to a person if it is (i) intended to induce a person to perform his or her function improperly, or to reward that person for doing so, (ii) intended or likely to cause that person to act in a manner inconsistent with the best interests of his or her employer or of an Advisory Client or Investor of Manifold, (iii) improper or likely to create an appearance of impropriety, (iv) believed that it would be improper for that person to accept the benefit, including instances where it is known that the gift or entertainment is prohibited by policies of that person’s employer, (v) likely to conflict with the duties owed by Manifold to its Advisory Clients and Investors, or (vi) illegal.

2. Gifts.

     “Gift” means a gift, gratuity, payment, inducement or similar transfer of value. A “gift” does not include “business entertainment,” which is defined below. Except in cases where government officials are involved, “gifts” also do not include items of de minimis value (e.g., pens, notepads or modest desk ornaments) or promotional items of nominal value (i.e., substantially less than $100 or the equivalent) that display a firm’s logo (e.g., umbrellas, tote bags or shirts). In addition, and except in cases where government officials are involved,

“gifts” generally do not include customary Lucite tombstones, plaques or other similar solely decorative items commemorating a business transaction. As discussed below in Section VI, B of this Code, all gifts to government officials regardless of value must be approved in advance by the Chief Compliance Officer.

     The value of all gifts given or accepted by you and others at Manifold to any one individual may not exceed the annual calendar year limitation on the dollar value of gifts established by FINRA from time to time (currently $100). In general, gifts are valued at the higher of cost or market value, exclusive of tax and delivery charges. No gifts of cash or the equivalent may be provided. Special limits apply in the case of government officials or employees and representatives of labor unions or pension plans, and advance approval for gifts to such persons is always required. You may accept infrequent gifts from a person or organization that conducts or seeks to do business with Manifold (i) non-cash in nature and (ii) of nominal value. Examples include mugs, tote bags, hats, etc. You are strongly discouraged from receiving any gifts of greater than $100 value, and are required to promptly report to the Chief Compliance Officer your receipt of any such gift. Thereafter, (i) you may be asked to return the gift, (ii) the gift may become the property of Manifold and/or donated to charity or (iii) the Chief Compliance Officer, upon consultation with your supervisor, may permit you to retain the gift. It may also be improper for a member of your family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) to receive a gift of more than nominal value from a person or organization that conducts or seeks to do business with Manifold, and you must consult the Chief Compliance Officer if you are aware of any such gift.

     Where the person providing the gift or the proposed recipient of the gift is a relative or close personal friend, you should consult the Chief Compliance Officer about how to comply with this prohibition.

3.	Business Entertainment.

     “Business Entertainment” means entertainment in the form of any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, as well as any transportation and/or lodging accompanying or related to the activity or event (excluding local transportation), including such entertainment offered in connection with an educational event or business conference, entertainment of clients or recruitment of job candidates where the provider of the entertainment accompanies and participates with the recipient of the entertainment, whether or not business is conducted during, or is considered attendant to, the event.

     Note: Manifold policy requires that the provider of the entertainment accompany or participate with the recipient of the entertainment, such as a sports event; otherwise, such entertainment may be deemed a “gift”

and therefore be subject to lower permissible value limits. As discussed below in Section VI, B of this Code, all entertainment of government officials, whether or not the provider attends, must be approved in advance by the Chief Compliance Officer.

     Business entertainment should be ordinary, usual and reasonable; it should not be lavish, excessive or of a nature, frequency or amount that would result in embarrassment to Manifold should the business entertainment be disclosed publicly (for example, there are certain venues where it is inappropriate to entertain Advisory Clients or Investors, and you should not entertain any one Advisory Client or Investor regardless of venue on a frequent basis). Each business entertainment event must be promptly reported to the Chief Compliance Officer for inclusion in a register. As a general matter, business entertainment events that exceed $250 per person are discouraged. Employees must obtain pre-approval from the Chief Compliance Officer in instances in which (i) the non-meal portion of the related business entertainment event is expected to exceed $250 per person (excluding local transportation costs) or (ii) the total cost of the business entertainment event may exceed $250. Personnel also must obtain approval from the Chief Compliance Officer for any business entertainment meal expected to exceed $250 per person. Each Employee is limited to two (2) of these types of events with the same outside individual in any twelve (12) month period. Meals at sponsored conferences or group meetings do not count towards the twice per year limit, unless they can be construed as extravagant or excessive.

4. Recordkeeping.

     Manifold will maintain a register of gifts and business entertainment provided and received by Employees. In order to keep the registers up-to-date, you must promptly report to the Chief Compliance Officer the name of the recipient or provider (as applicable), your relationship with the recipient or provider (as applicable), the firm(s) with which the recipient or provider (as applicable) is employed or associated, a description of the gift or business entertainment, and the value of each gift or business entertainment that you are providing or receiving. If you propose to provide a gift to someone, and if you have reason to believe that another Employee of Manifold may already have provided a gift to that same person during the current calendar year, you should first check with the Chief Compliance Officer to ensure that the value of your proposed gift (together with the value of all other gifts provided to that same person during the current calendar year) does not exceed $100. The Chief Compliance Officer will periodically review the register of gifts and business entertainment to ensure compliance with these policies. Failure to follow the principles underlying the policies may result in, among other things, the reimbursement of the gift or business entertainment being rejected, disciplinary action, including termination of partnership or employment, regulatory actions or criminal penalties.

5.	Government and Other Officials.

     In addition to the policies pertaining to gifts and entertainment above, you may never offer, promise, give or authorize the offer, promise or giving of anything of value to a government official in order to influence official action or otherwise obtain an improper business advantage. In general, gifts, entertainment or other things of value given to (i) government officials, (ii) labor officials, representatives or employees and (iii) ERISA plan representatives, fiduciaries, sponsors, trustees and administrators, including representatives of any governmental plans such as state or municipal pension plans are highly regulated and often prohibited and must therefore always be approved in advance by the Chief Compliance Officer, regardless of monetary value of the gifts or entertainment. You must consult with and obtain the prior written approval of the Chief Compliance Officer before offering any gifts, items of value or business entertainment to government officials. Please refer to Article VI, Section B of this Code and Article VI, Section E of this Code for additional policies concerning interactions with government officials.

6.	ERISA Plan Clients.

     You may not accept any direct or indirect gifts or entertainment from an ERISA Plan client of Manifold or any affiliate, provided, however, that ordinary business gifts or meals valued at less than $50 are permitted provided that such business gift or meal, together with all such gifts or meals received from any one source within a year, do not equal or exceed $100 and, provided further, that such business gift or meal is promptly reported to the Chief Compliance Officer for recording in the register.

	7	.	Charitable Contributions. It is Manifold’s policy to not make charitable contributions.
G.			Communications with the Media

     Manifold maintains a Media Policy (attached as Appendix R to the Compliance Manual). All of our communications with the media must be truthful, balanced, accurate and complete and based on principles of fair dealing and good faith. We also need always to be thoughtful about protecting the confidences and interests of Manifold and its Advisory Clients and Investors.

     You must immediately notify the Chief Executive Officer of any contacts that you receive from or initiate with the media. Only designated members of Manifold may speak or otherwise communicate with the media — and communications with the media concerning Manifold itself (rather than, for example, specific client assignments or the general market environment) should be on “background” only (i.e., not for attribution) unless otherwise approved by the Chief Executive Officer. You may not publish an article or similar publication without the prior written approval the Chief Executive Officer.

     Note that, due to strict legal and regulatory requirements, in addition to obtaining the approval of the Chief Executive Officer, you must not communicate with the media or through other public forums (such as websites, newsletters, seminars or conferences) regarding any investment products offered by Manifold, especially with respect to any private investment funds, partnerships or companies, without first clearing such communications with the Chief Executive Officer. Also be mindful of the fact that, due to legal or regulatory constraints or to restrictions that may be imposed by Manifold at the time, you may be restricted or prohibited from providing information about or discussing particular companies, transactions, investments or securities with the media and others. In addition, you may not write about, provide, disclose or use in any fashion any “confidential information”

(as defined in this Code) as part of the basis for or use in any way in connection with, any part of any book, magazine or newspaper article, any interview or any similar media publication of any kind utilizing any technology now known or created in the future.

     You should refer to Manifold’s Privacy Policy and related procedures attached as Appendix H to the Compliance Manual.

IV.	LICENSING, TRAINING, SUPERVISION AND MONITORING
	A.	Licensing of Manifold and Its Personnel 1. Manifold.
Manifold has obtained the appropriate licenses to enable it to conduct its advisory business in the

U.S. Please also note that there are restrictions on the extent to which Manifold’s U.S. operation may solicit and do business elsewhere.

     Likewise, the Firm will obtain any appropriate licenses to enable it to conduct its asset management business in the U.S. and elsewhere. If you wish to solicit investors in a country other than the U.S., you should consult with the Chief Compliance Officer. Please also note that there are restrictions on the extent to which the Firm’s U.S. operation may solicit investors and do business elsewhere.

2.	Individuals.
U.S. regulations require the licensing of individuals who are engaged in certain advisory, asset management and other financial services activities for Manifold, and it may be necessary to pass an exam and/or obtain an appropriate qualification in order to become licensed. If you have supervisory responsibilities, you may need to obtain an additional license. The Chief Compliance Officer will notify you if your work for Manifold requires that you obtain a license, pass an exam and/or obtain a particular qualification.

     However, whether or not you are a licensed person, you have specific regulatory obligations (relating, for example, to your dealings with Advisory Clients and Investors) and you are expected to follow all applicable laws and regulations to which you may become subject. You also have specific obligations to notify Manifold (which, in turn, must notify the relevant regulatory authority) of any changes in your personal information, including, but not limited to: changes of your name and address; and matters that may have an impact on your licensing, such as the initiation of litigation or other proceedings against you, an investigation of you by a regulator or government agency, or your commission of a civil or criminal offense (in particular, whether you have been convicted of a felony or other crime as described in Part 1(g) of Department of Labor Prohibited Transaction Exemption 84-14 (the QPAM Exemption)). Generally, minor traffic offenses, such as speeding and parking tickets, do not need to be reported to Manifold.

     The above discussion is intended as an overview only. For more detailed information regarding licensing requirements, you should refer to the appropriate section of this Compliance Manual.

B. Training and Continuing Education

     Manifold will periodically conduct training sessions, as well as continuing education programs, on topics such as compliance and regulatory matters and business and technical skills. Your attendance and participation at such sessions is important in order for you and Manifold to meet licensing and regulatory requirements, as well as to assist you in understanding the regulations that may apply to your business activities. In addition, where your business activities require you to be familiar with a topic or issue, you are expected to seek out appropriate training opportunities and, where necessary, consult with your supervisor.

The above discussion is intended as an overview only.

C. SupervisionandMonitoring

     Manifold has established and will modify from time to time a supervisory system, comprised of written supervisory policies and procedures and/or organizational arrangements, as well as internal controls, to assist Manifold in implementing sound business management practices and meeting regulatory requirements. You must at all times follow these policies and procedures, arrangements and controls; and if at any time you are unsure of your obligations or responsibilities, or how to handle a particular question or situation, you must consult with your supervisor and/or the Chief Compliance Officer.

Manifold may monitor activities conducted and records created by you in the course of your work for Manifold.

     The above discussion is intended as an overview only. For more detailed information regarding supervision and monitoring, you should refer to the applicable sections of this Compliance Manual.

V.	BUSINESS CONDUCT: RELATIONSHIPS WITH CLIENTS A. New Advisory Clients and Investors; New Business

     In general, laws and regulations as well as sound business practices require Manifold to “know its customers,” to identify and verify the identity of its new Advisory Clients and Investors, and to conduct appropriate conflicts checks before commencing any new business or accepting any Investor assets or investments. It is important that you be alert to and fully comply with these requirements.

     Among other things, you must use diligence in obtaining complete and accurate information about any prospective client or investor, particularly financial information, client and investor identity and “know your customer” suitability and anti-money laundering information, and you must follow all Manifold procedures relating to conflicts review and clearance. You should also be aware that Manifold is prohibited by law from doing business with certain individuals, countries and governments. For example, the U.S. Department of the Treasury’s

Office of Foreign Assets Control maintains lists of Specially Designated Nationals and Blocked Persons (the “SDN list”) and of sanctioned countries and governments with whom Manifold is prohibited from doing business.

B. Anti-Money Laundering

     Manifold is subject to far-reaching anti-money laundering (“AML”) and prevention of terrorism financing laws and regulations in the countries where we operate, including the USA PATRIOT Act. The laws and regulations of some countries may have extraterritorial effect; for example, the USA PATRIOT Act may apply when a portion of the activity occurs outside of the U.S. or the funds involved in the activity originated from outside the U.S. In addition, the U.S. government maintains lists of “prohibited” persons and countries with whom the Firm is prohibited from conducting business. All new Advisory Clients and Investors will be subject to appropriate AML reviews.

     AML laws and regulations generally apply to the activities of advising, arranging, accepting and/or assisting the laundering of proceeds from any crime. You are responsible, regardless of your job title or position, for being alert to indications of money laundering and for immediately reporting any suspicions. In the

U.S. you should report your suspicions to Manifold’s Chief Compliance Officer. Furthermore, “tipping off” a money launderer as to any suspicions that you have or failing to maintain required records may also be an offense punishable by law. Your failure to comply with applicable AML laws may subject you to disciplinary action, including termination of employment, to regulatory actions and to civil or criminal penalties.

     The above discussion is intended as an overview only. For more detailed information regarding anti-money laundering rules and procedures, and how they apply to your own activities on behalf of Manifold, you should refer to Section IV of the Operating Manual.

C. Safeguarding Client and Investor Information

     Manifold has in place safeguards designed to protect Advisory Client and Investor information, and it is the responsibility of each individual to protect Advisory Client and Investor information. For an understanding of these safeguards and of your responsibilities, you should refer to Manifold’s Privacy Policy (contained in Appendix H to the Compliance Manual and Section III.B of this Code).

D.	Client and Investor Conflicts

     Potential conflicts may arise between the interests of Manifold and its Advisory Clients or Investors and/or between the interests of two or more Advisory Clients or Investors of Manifold. You must at all times be alert to this possibility and contact your supervisor and/or the Chief Compliance Officer whenever you become aware of such a potential conflict. It is imperative that we treat all of our Advisory and Investors fairly and thus address and manage all potential conflicts.

     For an understanding of Advisory Client conflicts and your responsibilities, you should refer to the following: (i) Manifold’s Privacy Policy, (ii) Manifold’s new business acceptance policies and procedures and

(iii)	the Compliance Manual.
E. Communications with Advisory Clients, Investors and the Public

     The form and manner of our communications with Advisory Clients and Investors, prospective clients and investors, and the public are to a large degree governed by the laws and regulations relevant to our various businesses. “Communications” may include emails, sales literature, offer and subscription letters and advertisements. They may also include activities by Manifold personnel such as public speaking, articles, media interviews, industry conference presentations and teaching.

     The following is intended as an overview only. The rules governing Manifold communications are often specific and detailed and thus, in order to understand how they may apply to your own activities, you should refer to this Compliance Manual.

     As a general rule, our communications should be clear, fair, and accurate, and should in no way mislead (whether by misstatement, omission or otherwise) or contain promises or exaggerated claims or projections. Our opinions should have a reasonable basis; our projections or forecasts should be identified as such; and the materials we send to Advisory Clients and Investors should include appropriate disclaimers and disclosure. You should also take care not to send to Advisory Clients, Investors or other third parties any materials marked “for internal use only.”

     Many of our communications with Advisory and Investors, prospective clients and investors, and the public must receive appropriate internal pre-approval from the Chief Compliance Officer prior to dissemination; and some communications may need to be pre-approved by a regulator. You should not send out any materials unless you have properly evaluated and considered whether any such pre-approval is necessary. Guidance on this topic is provided in the appropriate sections of this Compliance Manual.

     There are also very specific regulatory requirements relating to the presentation of performance-related information, whether forward-looking or relating to past performance. All performance-related information should be reviewed in advance by your supervisor and the Chief Compliance Officer.

     Always bear in mind that communications intended for distribution in another country may be subject to the laws and regulations of that other country, and therefore you should seek appropriate guidance from the Chief Compliance Officer.

F.	Client and Investor Complaints

     Manifold aims to resolve promptly and fairly any complaints that it may receive from Advisory Clients or Investors.

     As a general matter and to facilitate prompt resolution, you must immediately bring to the attention of your supervisor and the Chief Compliance Officer all complaints from Advisory Clients or Investors that could give rise to legal, regulatory or reputational issues. Notification should occur by completing and submitting a formal complaint form, which is provided in Appendix N.

H. Record Retention and File Maintenance

     Manifold is required by applicable laws and regulations (for example, FINRA, SEC and relevant tax authorities) to create and retain certain books and records relating to Manifold’s business and to the activities of partners, officers and employees on behalf of Manifold. Manifold will from time to time issue guidelines concerning the record making and retention rules applicable to your activities on behalf of Manifold. In addition, you should refer to the appropriate sections of this Compliance Manual. If you are in any doubt as to whether a record should be made and/or retained for legal or regulatory purposes, you should contact the Chief Compliance Officer.

     The books and records of Manifold must accurately, fully and fairly reflect the true nature of each particular transaction represented, including all costs and expenses incurred in connection with such transaction. In particular, but without limitation, our books and records must allow us to prepare our financial statements in accordance with generally accepted accounting principles, and our financial statements must be legitimately reconcilable with such books and records. The falsification, concealment or improper destruction of financial records, travel and expense reports, or any other records of Manifold is a serious violation of this Code and may be a violation of law. You are expected to be open and fully cooperate with, and not to improperly influence or make false or misleading statements to, any person involved in our legal, compliance or financial reporting tasks, in particular our auditors and legal counsel. If you believe that Manifold’s books and records are not being maintained in accordance with these requirements, you should report the matter directly to your supervisor or the Chief Compliance Officer.

     Records that are required to be created and retained for legal and/or regulatory purposes are to be distinguished from files that are maintained for ordinary business purposes (for example, drafts of transaction documents). In general, files (to the extent that they do not contain records required to be created and retained for legal and/or regulatory purposes) should be reviewed upon completion of the relevant matter to ensure that an appropriate record of the matter is preserved. From time to time, you will be provided further guidance regarding the maintenance of files containing documents and information that are not required to be retained for legal and/or regulatory purposes but that we may want to retain for ordinary course business purposes.

     Without limiting any specific requirement, you should exercise care in creating records and other documents (such as email), as they may be retained for significant periods of time and relied upon or interpreted by Manifold and others.

     Even if Manifold policy or guidelines would normally permit the discarding of particular documents or records, you are prohibited from destroying or altering any documents or records, electronic or hardcopy, that are subject to a subpoena or other legal process or that are potentially relevant to a pending, threatened or reasonably foreseeable litigation, government investigation or proceeding, subpoena, lawsuit or regulatory investigation or inquiry, even if the documents or records have not yet been requested. Anyone who fails to comply with this requirement may be subject to termination of employment and may face civil or criminal prosecution. Employees can contact the Chief Compliance Officer for specific information on record retention. In addition please see Section VIII and Appendix S of the Compliance Manual for more information regarding recordkeeping.

I. Litigation and Legal Processes

     You must immediately notify the Chief Compliance Officer if you receive a summons, complaint, subpoena or other form of legal process involving Manifold, or if you become aware of possible legal action or of a governmental or regulatory investigation involving Manifold. This will allow Manifold sufficient time to respond or take other appropriate action. Generally, only partners and the Chief Compliance Officer may accept subpoenas and other forms of legal process served on Manifold.

     You may not initiate or participate in any legal action on behalf of Manifold without first obtaining the approval of the Chief Compliance Officer.

J. Business Continuity

     Manifold has adopted a Disaster Recovery and Business Continuity Plan to assist us in responding to any significant disruption of our business. You will be provided with a copy of the plan for your location and business. A copy of the plan is also attached as Section VII of the Operating Manual.

     The Plan provides the names, mobile phone numbers and email addresses of the persons you should contact in the event of a significant business disruption. This will allow you (i) to notify Manifold of your location and any new contact information, and (ii) to obtain instructions regarding the temporary business locations of Manifold and other relevant information regarding Manifold’s operations.

VI.	REGULATORS AND GOVERNMENT OFFICIALS
A. Dealings with Regulators and Government Agencies

     It is the policy of Manifold to maintain an open, positive and cooperative relationship with its regulators and government agencies. We aim to:

1. Demonstrate a high standard of compliance with legal and regulatory requirements;

2. Ensure that Manifold’s business is prudently managed with integrity and skill and that the interests of our Advisory Clients and Investors are properly protected;

3. Comply with all regulatory reporting and notification requirements;

4. Keep regulators properly informed of Manifold’s activities (e.g., through required filing); and

5. When engaged by regulators, to maintain a constructive dialogue.

     Only the Chief Compliance Officer and other designated persons (e.g., persons performing specific regulatory, anti-money laundering or financial functions) may initiate contact with regulatory authorities or government agencies on behalf of Manifold (other than contacts of a commercial nature or as you may otherwise be authorized by Manifold in connection with a particular transaction).

     All disclosures and filings made on behalf of Manifold to the SEC, the states and any regulators, government agencies and self-regulatory organizations must be fair, accurate, timely and not misleading.

B.	U. S. Foreign Corrupt Practices Act and Other Anti-Bribery Laws

     In general, the U.S. Foreign Corrupt Practices Act (the “FCPA”) prohibits bribery or corruption of foreign government officials, whether directly or through agents, consultants or other third parties. U.S. law also prohibits the bribery or corruption of U.S. government officials. The laws of most other countries also prohibit the bribery and corruption of their own government officials. Manifold personnel may never offer, promise, give or authorize the offer, promise or giving of anything of value to a governmental official in order to influence official action or otherwise obtain an improper business advantage. Manifold must therefore obtain the prior written approval of the Chief Compliance Officer before offering, promising, giving or authorizing the offer, promise or giving of anything of value to a government official, including gifts or business entertainment. Manifold personnel must also follow the procedures described below before initiating a relationship with a business partner, agent, consultant or other third party that may interact with a government official on behalf of Manifold.

     The FCPA prohibits a company (or a person acting on its behalf) from offering, promising, giving or authorizing the offer, promise or giving of anything of value to a “foreign government official” in order to influence official action or otherwise to obtain an improper business advantage.

     Under this policy, a “foreign government official” is broadly defined to mean (i) an official or employee of a foreign government or public international organization, including any department, agency or instrumentality thereof, (ii) an official or employee of a foreign political party, (iii) any candidate for political office of a foreign country, or (iv) any person acting in an official capacity for or on behalf of any government or public international organization, including any department, agency or instrumentality thereof. Directors, officers, employees and other personnel of government-owned or -controlled companies are also considered “foreign government officials” for purposes of this policy.

     The FCPA also prohibits payments to business partners, agents, consultants or other third parties acting on behalf of Manifold if Manifold knows, or has reason to believe, that a foreign government official will be offered, given or promised a thing of value in order to influence official action or otherwise to obtain an improper business advantage.

     The U.S. and most other countries also have laws prohibiting bribery or corruption of their own government officials.

Violations of the FCPA or of these other laws may result in criminal penalties.

     You must obtain the prior approval of the Chief Compliance Officer before offering, promising, giving or authorizing the offer, promise or giving of anything of value to a government official, including gifts, business entertainment, the payment of travel and living expenditures, and so-called “facilitation payments” (i.e., payments made to low-level government officials to expedite or secure routine administrative action). “Anything of value” may also include items provided to a third party if a government official is likely to derive value (for example, giving a gift to a relative of a governmental official or providing a suggested donation to a charity favored by the governmental official).

     Before initiating a relationship with a business partner, agent, consultant or other third party that may interact with a government official on behalf of Manifold, you must conduct due diligence (in the manner prescribed by the Chief Compliance Officer) on that third party and must enter into a written agreement (in the form approved by the Chief Compliance Officer) with that third party. It is the responsibility of the person initiating any such relationship on behalf of Manifold to monitor that relationship to determine whether the conduct of the third party is consistent with the FCPA and other anticorruption-related laws.

     All payments (including those to government officials) must be clearly, fairly and accurately reflected on the books and records of Manifold.

E.	Political Contributions and Activities; Lobbying

     Political contributions, lobbying and other political activities are subject to strict laws, and therefore any political contributions or activities by Manifold must be approved in advance by the Chief Compliance Officer. You may make personal political contributions and engage in personal political activities only subject to restrictions on such contributions in the United States (as described herein) and to restrictions on serving in a public or civic office, or in a formal position on a campaign or other political committee.

1. Political Contributions.

“Political contribution” means a contribution to any political party, candidate for public office or political cause.

     No political contribution may be made on behalf of Manifold, and no political activity may be engaged in by Manifold, without the prior written approval of the Chief Compliance Officer. This prohibition covers

“in-kind” contributions, i.e., contributions of Manifold property, services or other assets, including work time spent on political activities.

Under no circumstances may Manifold reimburse you for political contributions made with your own funds.

2. Lobbying Activity.

     “Lobbying activity” means an effort or attempt to influence (i) legislative activity by any legislature or (ii) rulemaking or other decision-making by the executive branch of government. Engagement in lobbying activity may trigger registration and reporting requirements for a company and/or any agents or representatives it engages in connection with this activity. The U.S. government and many U.S. states and municipalities also include within their definitions of “lobbying activity” efforts to influence their decisions to enter into commercial contracts or financial arrangements. Consequently, commercial or financial dealings with a government agency may trigger registration and reporting requirements.

     Before engaging in any lobbying activity on behalf of Manifold (including any dealings with a government agency regarding commercial or financial matters), and before engaging an agent or representative in connection with any such activity, you must consult with the Chief Compliance Officer to determine whether any registration, reporting or other rules may apply.

F. Personal Political Contributions and Activities

     It is Manifold’s policy not to influence its personnel, directly or indirectly, to make any political contribution or to engage in political activities.

     As also explained in Section III, F of this Code, you may not serve or seek to serve in a public or civic office, whether elected or appointed, or in a formal position on a campaign committee, unless you obtain the prior written approval of your supervisor and the Chief Compliance Officer.

     Rule 206(4)-5 (the “Rule”) under the Advisers Act prohibits so-called “pay to play” arrangements by investment advisers (whether registered or not). The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers (or persons associated with them) make political contributions or related payments to state or local governmental officials or candidates in order to be rewarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts. The Rule, among other things, imposes broad restrictions on political contributions and imposes an outright ban on fundraising activities by an investment adviser and its employees.

     For purposes of this policy, a “contribution” is defined broadly. The term includes: (i) a monetary gift; (ii) a subscription or loan; (iii) an advance; (iv) a deposit of money; (v) payment to satisfy debts incurred in connection with an election; (vi) payments for transitional expenses or inaugural expenses of a successful candidate for state or local office or an unsuccessful candidate that at the time of the payments is a state or local official; or (vii) anything of value, such as resources or facilities of the adviser or any employee (such as conference rooms, office facilities or personal residence) and hosting a dinner or event for the official or candidate in a public (i.e. restaurant) or private (e.g., personal residence) location (or providing such location for the purpose of hosting the dinner or event).

     Generally speaking, “fundraising” refers to the act of soliciting or coordinating (i.e., collecting and forwarding) political contributions or payments to a political party. Employees should be sensitive that fundraising may occur at a formal event organized and classified as a fundraiser or on an unplanned basis in an informal setting.

     Subject to certain limitations below, you may make personal political contributions and engage in personal political activities as you choose. Time spent on personal political activities must be outside of work hours, and Manifold’s name, stationery (including emails), facilities and funds may not be used in connection with personal political activities. It is your own responsibility, and not that of Manifold, to identify any laws or regulations that apply to your personal contributions or activities. Note also that political contributions, even if made with your own personal funds, may not be made for a prohibited purpose under the U.S. Foreign Corrupt Practices Act (see Article VI, Section B of this Code) or other law. If you have any questions in this regard, please consult the Chief Compliance Officer.

1.	Pre-approval and Restrictions.

     Manifold requires any employee to obtain the approval of the Chief Compliance Officer before the employee or any immediate family member of the employee (i.e., the employee’s spouse and any minor child, grandchild or parent or other person living in the same household as the employee to whom the employee provides material financial support):

(a)	Makes a political contribution to a federal, state or local official or candidate (or successful candidate) for a federal, state or local office (excluding contributions of a legal amount to a candidate for U.S. President or U.S. Congress who at the time does not hold a state or local office);
(b)	Makes any payment to a national political party or a political party of a state or political subdivision thereof, or to a political action committee;

(c)	Hosts, sponsors or organizes an event, the purpose of which, in whole or in part, is to further campaign efforts (including fundraising) for any person holding or campaigning for state or local office;
(d)	Contributes to a charity controlled by a federal, state or local official or candidate (or successful candidate) for a state or local office;
(e)	Assumes any role with an organization that regularly engages in political fundraising and endorses state and local candidates for office;
(f)	Engages in a fundraising event or activity, including soliciting or coordinating (i.e., collecting or forwarding): (i) political contributions to any person or political action committee (within or outside of Manifold) or (ii) any payments for a political party; or
(g)	Volunteers for a political campaign.

     Under no circumstances may an employee engage indirectly in any of the foregoing activities, such as through his or her advisors, non-immediate family members or any other persons affiliated with the employee, as a means of circumventing the restrictions.

     As a matter of policy, neither Manifold nor any of its affiliates will engage in anyof the activities described above, unless determined otherwise by the Chief Compliance Officer in consultation with other members of senior management.

2.	Operating Procedures and Compliance Review.

     An Employee seeking pre-clearance must submit a request to the Chief Compliance Officer. The Employee will be required to certify that the contribution or other activity is not for the purpose of obtaining or retaining Manifold’s engagement as an investment adviser by a government entity or account. Such request should include details on the proposed contribution, including the proposed recipient of the contribution and the proposed amount of such contribution. Requests will be considered in light of the restrictions under federal, state and local laws.

     The Chief Compliance Officer will maintain a Political Contributions log that records all of the political contribution requests received from employees and whether the request was approved or denied, as well as the following books and records:

     If Manifold provides investment advisory services to a government entity (directly or through a fund), Manifold must maintain a current list or other record of: (i) the names, titles and business and residence addresses of all “covered associates” of Manifold (as defined in the Rule); (ii) all government entities to which

Manifold provides or has provided investment advisory services, or which are or were Investors in any covered investment pool to which Manifold provides or has provided investment advisory services, as applicable, in the past five years (but not prior to September 12, 2010); and (iii) all direct or indirect contributions made by Manifold or any of its “covered associates” to an official of a government entity, to a political party of a state or political subdivision thereof, or to a political action committee (listed in chronological order and indicate: the name and title of each contributor, the name and title of each recipient of a contribution or payment, the amount and date of each contribution or payment and whether a contribution was the subject of the exception for certain returned contributions pursuant to the Rule).

3. Arrangements to Solicit Government Clients.

     Any solicitor hired by Manifold to solicit governmental entities, such as public pension plans, public university endowments and other government accounts, as potential separate account clients or fund investors

(a “Public Plan Solicitor”) must be registered with the SEC and/or FINRA (as an investment adviser or broker -

dealer) and be independently subject to pay-to-play restrictions. The agreement with any Public Plan Solicitor must include a requirement that the Public Plan Solicitor comply with the pay-to-play rules applicable to it. The Chief Compliance Officer will, on an annual basis, make a bona fide effort to ascertain whether the Public Plan Solicitor has complied with the terms of the agreement, including the pay-to-play provisions.

VII.	EMPLOYEE TRADING POLICY A. Introduction

     Manifold seeks to avoid personal securities trades by an Employee that create even the appearance of a conflict of interest with Manifold-sponsored Funds and Advisory Clients or could create a question of whether an employee has traded while in possession of material non-public information.8 This policy (this

“Employee Trading Policy”) regarding personal investments applies to every Employee and to members of their immediate households.9 Employees are expected to be responsible for the compliance of their immediate household.

     There exists a potential for a conflict of interest each time an Employee trades a security10 for his or her account. Manifold recognizes that, inevitably, many Employees wish to trade securities when managing their own finances. This Employee Trading Policy has been crafted, first and foremost, to ensure that the interests of

Manifold’s clients are not adversely impacted by Employee trading. Secondly, this Employee Trading Policy is intended to create an appropriate and reasonable framework for Employees to manage their own financial affairs.

	B.			Personal Trading Guidelines
In furtherance of these objectives, Manifold sets forth the following guidelines for personal trading:
		1	.	Pre-clearance.

     Every personal securities trade by Employees or members of their immediate households11 must be pre-cleared with the Chief Compliance Officer. Once approval for a trade has been obtained, the trade must be executed during the same business day, or during the following business day in the event that the relevant market is closed at the time approval is granted. If the trade is not executed within the permitted time, a new request must be submitted. If, for any reason, a trading request is denied, that denial should be treated as confidential.

     Even if a transaction in a security has been pre-cleared, the transaction is subject to continuing review even after it has been effected and Manifold may later instruct the Employee to reverse the trade if, in the absolute discretion of the Chief Compliance Officer and the CEO of Manifold, reversal is appropriate in light of the circumstances existing before, at the time of, or after the time of the transaction.

Except as permitted in the following sentence, transactions in securities require pre-

clearance.

8	Material non-public information is any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. This information is commonly referred to as “inside information.”
9	The term "immediate household" applies to the Employee's spouse, domestic partner, his/her minor children, household members who reside at the same address as the Employee and any other individual related to, and financially dependent on the employee or on whom the Employee is financially dependent, in each case including step relationships or adopted relationships, as applicable.
10	Unless otherwise specified herein, “security” should be read to also include derivatives that may not be considered securities under the U.S. federal securities laws (e.g., futures and options thereon, swaps, forwards and syndicated bank loans).
11	In the event that an immediate household member who is bound by this policy is also bound by an employee trading policy of another firm, the Employee may ask for exemption from this policy, subject to whatever conditions that the Firm may deem reasonable in order to affect the spirit of this policy. Such exemption may be based on certifications by the Employee as to the independence of the investment decision making by such immediate household member and the receipt by Manifold of periodic reports regarding the trading activity of such person.

     Transactions in the following securities do not require pre-clearance: open-ended mutual funds, money market funds, direct obligations of the U.S. Government (and the equivalent government securities for Employees bound by this policy who are resident in non-U.S. locations), fixed-income securities issued by any state, its political subdivisions (e.g., counties, cities, towns), or their agencies or instrumentalities, Bank CDs, Bankers Acceptances, Commercial Paper, Repurchase Agreements, sales of interests in private investment vehicles and purchases under automatic dividend reinvestment programs (“DRIPs”) (Note: Discretionary purchases in DRIPs or stock purchase programs must be pre-cleared).

     A sample Pre-clearance Form is attached as Exhibit 1 to this Employee Trading Policy, which also requires the Employee to confirm that he or she has no material non-public information or other reason restricting his or her ability to trade in that security.

     All Employees are strictly prohibited from trading for their personal accounts in securities while in possession of material non-public information concerning such securities obtained as the result of their employment with Manifold or otherwise or disclosing such information to third parties. If you have any questions in this regard, please contact the Chief Compliance Officer.

2. Private Investments.

     You must disclose all Private Investments you hold at the time you commence your employment or association with Manifold. You also must obtain the prior written approval of the Chief Compliance Officer before making a Personal Investment in Private Investments. Manifold, in its sole discretion, may approve or disapprove any proposed investment in a Private Investment. Such an investment may not be approved if it presents an actual or potential conflict with the interests of Manifold or its Advisory Clients or Investors. In addition, you may not directly or indirectly effect specific investment decisions of the Private Investment.

     “Private Investment” means a private equity or debt interest or other form of investment opportunity not made available to the general public and exempt from registration under the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder. Private investments include, without limitation, investments in hedge funds, oil and gas ventures, real estate syndicates, limited partnerships, private investments partnerships, private placements, private equity funds or similar vehicles.

     “Personal Investment” means an investment (i) in your name (or in which you have a beneficial interest), (ii) in the name of your spouse or domestic partner (or in which your spouse or domestic partner has a beneficial interest), (iii) in the name of (or in which a beneficial interest is held by) your minor children or any other related person residing in the same household as you, (iv) for which you are the trustee or fiduciary, and (v) any other investment that you, directly or indirectly, control, manage or influence.

3. Trading in Actual and Potential Common Holding.

     Generally, the Chief Compliance Officer will not approve transactions by you or any member of your immediate household in any Covered Security, that is, or could be, also held in any client account, except for sales of such Covered Securities during the sixth through tenth trading days of March, June, September and

December, or with specific approval from Manifold’s CEO (in all cases subject to normal pre-clearance from the Chief Compliance Officer). These Covered Securities shall include any securities in the firm’s actionable universe of names, which is periodically updated to include securities as their price history reaches our minimum for alpha calculation.

4.	Account Disclosure Statement.

     Within ten days of becoming associated with Manifold, all personnel are required to fill out a Trading Account Disclosure Statement (a sample form is attached as Exhibit 2 to this Employee Trading Policy) listing the trading accounts in which they or members of their immediate households exercise investment discretion or have beneficial interest. Accounts with mutual fund companies that do not have brokerage capabilities need not be disclosed. In addition, copies of quarterly statements for such accounts must be directed to the Chief Compliance Officer and a quarterly summary of such trades must be affirmed by each Employee. These records will be used to monitor compliance with this employee trading policy within thirty days after the end of each fiscal quarter. Directing the relevant broker to supply statements directly to the Firm allows the Firm to confirm compliance while minimizing the administrative burden imposed upon Employees.

5.	Employee Trading Ethics Certification: All Employees will be required to sign an Annual Acknowledgement in the form attached as Appendix A to the Compliance Manual and Code of Ethics.
6.	Exceptions: Any deviations from this policy will only be made with the approved by the Chief Compliance Officer.
7.	Prevention of Insider Trading by Others: If Employees become aware of a potential insider trading violation, they should immediately advise the Chief Compliance Officer.
Employees should take steps, where appropriate, to prevent persons under their control from using inside information for trading purposes.
8.	Violation of this Policy: If an Employee violates this Employee Trading Policy, Manifold imposed sanctions, including dismissal for Cause, could result.

Any questions about specific transactions or this Employee Trading Policy in general should be directed to Chief Compliance Officer.

Exhibit 1

[Pre-Clearance Request]

EMPLOYEE NAME
DATE

TRADE REQUESTED
	BUY	SELL
(circle one)

NUMBER OF SHARES

SECURITY NAME

(and ticker if applicable)

BROKER

OTHER INFORMATION

(e.g. for private placements)

Exhibit 2

[OUTSIDE ACCOUNT DISCLOSURE]

PERSONAL SECURITIES HOLDINGS REPORT

Please provide a list of all accounts in which you have a beneficial interest, including your personal and any other non-Client accounts for which you make investment decisions.

Employee Name:

Financial
		Relationship	Institution	Name and Phone
		to Access	and Account	Number of Contact at
Name of Account Holder		Person	Number	Institution
1	.
2	.
3	.
4	.
5	.

For each account, attach your most recent account statement listing securities in that account if not previously provided to the Firm. If you own securities that are not listed in an account statement, list them below. This includes not only securities held by brokers and other financial institutions, but also securities held at home, in safe deposit boxes, or by an issuer.

Name of Broker, Bank
or Custodian/Situs of
Name of Security/Ticker	Quantity	Value	Security

1
2
3
4
5.

I certify that this form and the attached statements (if any) reflect all of the securities in my personal accounts and any other non-Client accounts for which I make investment decisions. If I am relying on account statements in lieu of listing all securities holdings above, I certify that such statements fully and accurately reflect all of the above information and all of the personal securities holdings I am required to report under M.

Employee Signature:

Date: